Exhibit 10.15

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

RESEARCH COLLABORATION, PRODUCT

DEVELOPMENT

AND LICENSE AGREEMENT

by and between

NGM BIOPHARMACEUTICALS, INC.

and

MERCK SHARP & DOHME CORP.

Execution Version

RESEARCH COLLABORATION, PRODUCT DEVELOPMENT AND LICENSE AGREEMENT

This Research Collaboration, Product Development and License Agreement (this “Agreement”) is effective as of February 18, 2015 (the “Execution Date”), and is entered into by and between NGM BIOPHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware (“NGM”) and MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of Delaware (“Merck”). Each of Merck and NGM may be referred to herein individually as a “Party” and collectively as “Parties.”

RECITALS:

WHEREAS, NGM is a drug discovery company with a unique research platform for the identification of drug targets and expertise in the discovery and development of transformational biologics;

WHEREAS, NGM currently has a research and development program with respect to its proprietary NP201 Compounds (as hereinafter defined) and controls certain intellectual property and technology in connection therewith;

WHEREAS, Merck and its Affiliates possess expertise in the research, development and commercialization of pharmaceutical products;

WHEREAS, the Parties wish to establish a broad research and development collaboration across NGM’s present and future portfolio of unpartnered drug candidates, pursuant to which Merck will obtain a license to NP201 Compounds, as further researched by the Parties, and NGM will continue to pursue compelling and therapeutically-useful biology that is disease area agnostic, and further innovate in antibody and protein engineering to discover, develop and deliver especially inventive, novel therapies that can improve the lives of patients around the world and that have unambiguous, promotable advantages with respect to existing treatments through POC (defined below), and Merck will thereafter have the option to develop and commercialize such therapies.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Merck and NGM hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“AAA” shall have the meaning set forth in Section 16.7.1.

1.2	“Acquiror” shall have the meaning set forth in Section 14.3.

1.3

“Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.4

“Activity Threshold” shall mean, with respect to NP201 Compounds: (a) [*] of: (i) less than or equal to [*] for [*]; or (ii) less than or equal to [*] for [*], as determined in [*]; and (b) [*] that is greater than or equal to [*] using the [*].

1.5	“Adjusted Net Sales” or “ANS” shall have the meaning set forth in Schedule 1.5.

1.6	“Advanced Amounts” shall have the meaning set forth in Section 7.5.2.

1.7

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses the power to direct or cause the direction of the management, business and policies of such Person, whether through the ownership of more than fifty percent (50%) of the voting securities of such Person, by contract or otherwise.

1.8	“Agreement” shall have the meaning given such term in the preamble to this document.

1.9	“Agreement Payments” shall have the meaning set forth in Section 9.11.1.

1.10	“Alliance Manager” shall have the meaning set forth in Section 2.14.

1.11	“Allowable Expenses” shall have the meaning set forth in Schedule 1.5.

1.12	“Antitrust Approvals” shall have the meaning set forth in Section 16.17.2.

1.13	“Acquiror” shall have the meaning set forth in Section 14.3.

1.14	“Auditee” shall have the meaning set forth in Section 9.9.1.

1.15	“Auditing Party” shall have the meaning set forth in Section 9.9.1.

1.16	“Back-up Product/Compound” shall have the meaning set forth in Section 9.5.1.

1.17	“Bankrupt Party” shall have the meaning set forth in Section 16.3.

1.18	“Baseline Budget Overage” shall have the meaning set forth in Section 7.5.3(a).

1.19	“Baseline Projected Plans and Budgets” shall have the meaning set forth in Section 7.5.3(a).

1.20	“Business Day” shall mean a day other than a Saturday, Sunday or a day that is a bank holiday in the US.

1.21

“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that the first Calendar Quarter of the Term shall begin on the Effective Date and end on the last day of the then current Calendar Quarter and the last Calendar Quarter of the Term shall begin on the first day of such Calendar Quarter and end on the last day of the Term.

1.22

“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, however, that the first Calendar Year of the Term shall begin on the Effective Date and end on December 31 of the then current Calendar Year and the last Calendar Year of the Term shall begin on the first day of such Calendar Year and end on the last day of the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.23

“Change of Control” shall mean, with respect to a Party, and in the case of NGM, any Affiliate of NGM that Controls any of the NGM IP or any NP201 IP or other assets required for the Collaboration (including Collaboration Technology): (1) the sale of all or substantially all of such Party’s (or Affiliate’s, as applicable) assets or business relating to this Agreement; or (2) (a) the acquisition, directly or indirectly, by a Person or “group” (whether in a single transaction or multiple transactions) of more than fifty percent (50%) of the voting power of such Party (or Affiliate, as applicable) or of beneficial ownership of (or the right to acquire such beneficial ownership) of more than fifty percent (50%) of the outstanding equity or convertible securities of such Party (or Affiliate, as applicable) (including by tender offer or exchange offer); (b) any merger, consolidation, share exchange, business combination, recapitalization, sale of a majority of assets (i.e., having a fair market value (as determined by the Board of Directors of such Party (or Affiliate, as applicable) in good faith) in excess of fifty percent (50%) of the fair market value of all the assets of such Party (or Affiliate, as applicable) and its subsidiaries immediately prior to such sale) or similar corporate transaction involving, directly or indirectly, such Party (or Affiliate, as applicable) (whether or not including one or more wholly owned subsidiaries of such Party (or Affiliate, as applicable)), other than: (i) transactions involving solely such Party (or Affiliate, as applicable) and/or one or more Affiliates, on the one hand, and one or more of such Party’s (or Affiliate’s, as applicable) Affiliates, on the other hand, and/or (ii) transactions in which the stockholders of such Party (or Affiliate, as applicable) immediately prior to such transaction hold at least fifty percent (50%) of the voting power of the surviving company or ultimate parent company of the surviving company; or (c) as a result of a single or multiple transaction(s) by a Person or group the occupation of, or the power to vote, a majority of the seats (other than vacant seats) on the board of directors (or similar governing body of such Party (or Affiliate, as applicable)) by any directors or Persons who were not: (i) members of such body on the Execution Date of this Agreement; (ii) appointed by members of such body on the Execution Date of this Agreement or by members of such body so appointed; or (iii) nominated for election to such body by any Persons described in preceding clauses (i) or (ii). For purposes of this definition, the terms “group” and “beneficial ownership” shall have the meaning accorded in the US Securities Exchange Act of 1934 and the rules of the US SEC thereunder in effect as of the Execution Date hereof.

1.24

“Clinical Study or Studies” shall mean human studies designed to measure the safety, efficacy, tolerability and appropriate dosage of a Program Compound, Research Program Development Candidate, NP201 Development Candidate, Small Molecule Collaboration Compound, Product or Small Molecule Product, as the context requires, including Phase 1 Clinical Trials, any POC Trial, Phase 2 Clinical Trials, or Phase 3 Clinical Trials. “Clinical Studies” shall include: (a) any clinical studies that the JEDC or Joint NP201 Committee, as applicable, determines are necessary or useful to conduct in the Territory for Research Program Development Candidates or NP201 Development Candidates, or (b) any clinical studies that the JLDC determines are necessary or useful to conduct in the Territory for Program Compounds, Products or NGM Optioned Products to achieve or maintain Marketing Authorizations.

1.25	“CMC” shall mean chemistry, manufacturing and control.

1.26	“Code” shall have the meaning set forth in Section 16.3.

1.27

“Co-Detailing” shall mean, with respect to an NGM Optioned Product, the joint detailing of such Product by Merck and NGM through their respective sales forces to a prescriber target audience under the same trademark in the Co-Detailing Territory using a coordinated field sales force consisting of representatives of both Merck and NGM, all in accordance with Article 7 and the Co-Detailing Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.28	“Co-Detailing Agreement” shall have the meaning set forth in Section 7.8.4.

1.29	“Co-Detailing Option” shall have the meaning set forth in Section 7.8.2.

1.30	“Co-Detailing Territory” shall mean the US.

1.31	“Collaboration” shall mean the research or Development activities undertaken by the Parties pursuant to the NP201 Research Collaboration and/or the Research Program, as the context requires.

1.32

“Collaboration Compound” shall mean any antibody, peptide or other large molecule, or small molecule, that satisfies all the following criteria: (a) [*] (b) [*] and (c) [*]. For clarity, antagonists or inhibitors of NP319 or NP201 are included within the scope of Collaboration Compounds if they satisfy the criteria set forth in the preceding sentence and are not NP201 Compounds.

1.33	“Collaboration Compound Patents” shall have the meaning set forth in Section 12.4.1.

1.34

“Collaboration Invention” shall mean any discovery, improvement, process, method, composition of matter, article of manufacture or Know-How that is conceived, reduced to practice, and/or, with respect to Know-How, generated by or on behalf of either or both Parties or their respective Affiliates, subcontractors, licensees or sublicensees, as a result of activities undertaken as part of the Collaboration or as a result of research or Development activities undertaken under this Agreement during the Tail Period.

1.35

“Collaboration Patent” shall mean a Patent Right that: (i) is Controlled by either or both Parties or their respective Affiliates at any time during the Term; and (ii) claims or covers a Collaboration Invention.

1.36

“Collaboration Target” shall mean [*] during the Research Program Term; provided, however, Collaboration Targets shall in no case include [*]. Collaboration Targets existing as of the Effective Date are set forth on Schedule 1.36, which Schedule will be updated by NGM from time-to-time to reflect subsequently identified Collaboration Targets.

1.37	“Collaboration Technology” shall mean all Collaboration Inventions and Collaboration Patents.

1.38

“Combination Product” shall mean a pharmaceutical preparation in final form containing a Program Compound (or Small Molecule Collaboration Compound, as applicable) in combination with one or more additional active ingredients that: (i) are not Program Compounds (or Small Molecule Collaboration Compounds, as applicable); and (ii) are not proprietary to NGM; provided, however, that such additional active ingredients exclude fusion proteins and conjugate molecules of the Program Compound. For clarity, [*]. All references to Product and Small Molecule Product in this Agreement shall be deemed to include Combination Product, unless otherwise noted.

1.39

“Commercialization” or “Commercialize” shall mean any and all activities directed to the offering for sale and sale of a Product or Small Molecule Product, as applicable, both before and after Marketing Authorization has been obtained, including activities related to marketing, promoting, distributing, importing, exporting, selling and offering to sell Product or Small Molecule Product, as applicable. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.40

“Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, the reasonable, diligent, good faith efforts to accomplish such objective in a timely manner as such Party would normally use to accomplish a similar objective under similar circumstances. [*] and it is anticipated that the level of effort will be different for different markets, and will change over time, reflecting changes in the status of the NP201 Compound, Collaboration Compound, Small Molecule Collaboration Compound, Product, Small Molecule Product, Optioned Compound, NGM Optioned Product, or Tail Compound, as applicable, and the market(s) involved.

1.41

“Competing Pharma Change of Control” shall mean a Change of Control of NGM (or any Affiliate of NGM that Controls any of the NGM IP or any NP201 IP or other assets required for the Collaboration (including Collaboration Technology)) in which a company or group of companies acting in concert, for whom collective worldwide sales of [*] in the Calendar Year that preceded the Change of Control were [*], is the Acquiror as part of such Change of Control.

1.42	“Content” shall have the meaning set forth in Section 10.7.2(b).

1.43

“Control”, “Controls” or “Controlled by” shall mean with respect to any item of or right under any Patent Rights, Know-How or other intellectual property or technology, the possession (whether by ownership or license, other than pursuant to this Agreement) or ability of a Party or its Affiliate to grant access to, or a license or sublicense of, such items or rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.44	“Cost of Goods Sold” shall have the meaning set forth in Schedule 1.5.

1.45	“Data Package” shall have the meaning set forth in Section 5.1.

1.46

“Develop” shall mean all non-clinical activities and clinical activities designed to obtain any Marketing Authorization of a Collaboration Compound, Product, Small Molecule Collaboration Compound or Small Molecule Product, as applicable, in accordance with this Agreement or to be used in the Commercialization of the Product or Small Molecule Product (except for Phase 4 Clinical Trials), including the toxicology studies, pharmacokinetic, pharmacodynamic and other non-clinical studies, statistical analysis and report writing, Clinical Study design, pre-Marketing Authorization medical affairs activities and operations, preparing and filing regulatory filings and all regulatory affairs related to the foregoing, as well as any and all activities pertaining to manufacturing and formulation development and lifecycle management, including new indications, new formulations and all other activities related to securing Marketing Authorization for such Collaboration Compound, Product, Small Molecule Collaboration Compound and/or Small Molecule Product. “Developing” and “Development” shall have correlative meanings.

1.47	“Development Costs” shall mean, with respect to an NGM Optioned Product, all costs [*], including:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.48	“Development Costs Report” shall have the meaning set forth in Section 7.5.4.

1.49	“Direct Marketing Expenses” shall have the meaning set forth in Schedule 1.5.

1.50	“Distribution Expenses” shall have the meaning set forth in Schedule 1.5.

1.51

“Early Development” shall mean, with respect to each Research Program Development Candidate or NP201 Development Candidate, as applicable, the Development of such Research Program Development Candidate or NP201 Development Candidate (including conducting pre-clinical studies, pre-POC CMC and other process development for such Research Program Development Candidate or NP201 Development Candidate) and any Clinical Studies of such Research Program Development Candidate or NP201 Development Candidate through and including the first POC Trial of such Research Program Development Candidate or NP201 Development Candidate. For clarity, “Early Development” will not include any Development activities undertaken following completion of the first POC Trial for the applicable Research Program Development Candidate or NP201 Development Candidate.

1.52	“Effective Date” shall mean the date that this Agreement becomes effective, as determined in accordance with Section 16.17.1(b).

1.53	“EMA” shall mean the European Medicines Agency or any successor thereto.

1.54

“EU” or “European Union” shall mean the European Union and its then-current member states. As of the Execution Date, such member states are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

1.55	“Excluded Compound” shall mean any and all Retained Compounds and Partnered Compounds.

1.56	“Excluded Claim” shall have the meaning set forth in Section 16.7.6.

1.57	“Excluded Target” shall mean any and all Retained Targets and Partnered Targets.

1.58	“Execution Date” shall have the meaning given such term in the preamble to this Agreement.

1.59

“Existing Collaboration Agreements” shall mean: (i) the Collaboration Agreement dated as of June 14, 2013 by and between MedImmune Limited and NGM, as amended by that certain Amendment to Collaboration Agreement dated February 14, 2014; (ii) the Research Collaboration and License Agreement dated as of March 26, 2012 by and between Daiichi Sankyo Company Limited and NGM; and (iii) the Research, Development and Commercialization Agreement dated as of September 7, 2011 by and between Juvenile Diabetes Research Foundation International and NGM, as amended by that certain First Amendment to the Research, Development and Commercialization Agreement dated as of August 14, 2013; in each case, as any such agreement may subsequently be amended from time to time following the Effective Date by such parties, in accordance with, and subject to, Section 4.8.

1.60	“External Costs” shall have the meaning set forth in Section 4.2.3(a).

1.61	“External Costs True Up Report” shall have the meaning set forth in Section 4.2.3(d).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.62	“Field” shall mean any and all uses in humans and animals.

1.63	“Filing” of an NDA shall mean the acceptance by a Regulatory Authority of an NDA for filing.

1.64	“Finance Working Group” shall have the meaning set forth in Section 2.13.

1.65

“First Commercial Sale” shall mean, with respect to any Product or Small Molecule Product in any country, the first sale for end use or consumption of such Product or Small Molecule Product, as the case may be, in such country by Merck or its Affiliates or sublicensees, excluding, however, any sale or other distribution for use in a Clinical Study.

1.66	“First Extension Period” shall have the meaning set forth in Section 4.1.3.

1.67

“FTE Rate” shall mean a rate of [*] for one Full Time Equivalent. The FTE Rate will be adjusted for the second and each additional (if any) Calendar Year of the Full Research Program Term, beginning for the 2016 Calendar Year, based on the percentage change in the All Items Consumer Price Index (“CPI”) for the San Francisco-Oakland-San Jose, California area from one Calendar Year to the next.

1.68	“Full Research Program Term” shall mean the Research Program Term plus the Tail Period, if any.

1.69

“Full Time Equivalent” or “FTE” shall mean [*] hours of work devoted to or in support of Collaboration or Development activities under this Agreement that is carried out by one or more qualified employees of NGM or Merck, as applicable. In no event shall a single individual account for more than one FTE in any Calendar Year.

1.70	“FTE True Up Report” shall have the meaning set forth in Section 4.2.3(d).

1.71

“Generic Bioequivalent Product” shall mean, with respect to a Product or Program Compound in a particular country, any pharmaceutical product or compound that: (i) contains the same active pharmaceutical ingredients as such Product or Program Compound; (ii) is bioequivalent, biosimilar or interchangeable to such Product or Program Compound, as applicable; and (iii) is sold in such country by a Person that is not a sublicensee of Merck or its Affiliates with respect to such Product or Program Compound, as applicable, and did not purchase such product or compound in a chain of distribution that included any of Merck, its Affiliates or sublicensees.

1.72

“Generic Small Molecule Product” shall mean, with respect to a Small Molecule Product or Small Molecule Collaboration Compound in a particular country, any pharmaceutical product or compound that: (i) contains the same active pharmaceutical ingredients as such Small Molecule Product or Small Molecule Collaboration Compound; (ii) is bioequivalent or interchangeable to such Small Molecule Product or Small Molecule Collaboration Compound, as applicable; and (iii) is sold in such country by a Person that is not a sublicensee of Merck or its Affiliates with respect to such Small Molecule Product or Small Molecule Collaboration Compound, as applicable, and did not purchase such product or compound in a chain of distribution that included any of Merck, its Affiliates or sublicensees.

1.73

“Global Commercialization Plan” shall mean, with respect to an NGM Optioned Product, a written plan that describes Merck’s plans for anticipated launch date, the pre-launch, launch and subsequent promotion and commercialization of such Product in the Territory (including anticipated activities relating to messaging, branding, advertising, planning, marketing, sales force

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

training and allocation, and high-level pricing strategies (subject to compliance with, and consideration of, Law)), any Phase 4 Clinical Trials and medical affairs strategies, and the anticipated associated budget for such activities. For clarity, and notwithstanding Section 7.6, each Global Commercialization Plan will be updated by Merck from time-to-time as determined reasonably necessary by Merck, but in no event more than once per Calendar Year.

1.74

“GLP” or “Good Laboratory Practice” shall mean the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together, with respect to work performed in a country other than the United States, with any similar standards of good laboratory practice as are required by any Regulatory Authority in such country.

1.75

“GMP” or “Good Manufacturing Practice” shall mean the applicable then-current standards for conducting manufacturing activities for pharmaceutical products (or active pharmaceutical ingredients) as are required by any applicable Regulatory Authority in the Territory.

1.76	“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

1.77

“HSR Conditions” shall mean the following conditions, collectively: (a) the waiting period under the HSR Act shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transaction contemplated by this Agreement or any material portion hereof shall be in effect; (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending; and (d) no requirements or conditions shall have been imposed by the United States Department of Justice or Federal Trade Commission (as applicable) in connection with the filings by the Parties under the HSR Act, other than requirements or conditions that are satisfactory to the Party on whom such requirements or conditions are imposed.

1.78

“HSR Filing” shall mean filings with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the subject matter of this Agreement, together with all required documentary attachments thereto.

1.79	“Human Materials” shall have the meaning set forth in Section 8.3.

1.80

“IND” shall mean an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.81	“Indemnified Party” shall have the meaning set forth in Section 15.3.

1.82	“Indemnifying Party” shall have the meaning set forth in Section 15.3.

1.83

“Indication” shall mean a separate and distinct disease or medical condition in humans for which a Product, Program Compound, Small Molecule Product or Small Molecule Collaboration Compound that is in Clinical Studies, or for which an IND has been filed, is intended to treat, prevent and/or diagnose, and/or for which a Product, Program Compound, Small Molecule Product or Small Molecule Collaboration Compound, as applicable, has received Marketing Authorization. For purposes of this Agreement, each of T1D, T2D and obesity shall be considered separate disease/medical conditions and thus form separate Indications for a particular Product, Program Compound, Small Molecule Product or Small Molecule Collaboration Compound, as applicable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.84	“Indirect Marketing Expenses” shall have the meaning set forth in Schedule 1.5.

1.85	“Initial Research Program Term” shall have the meaning set forth in Section 4.1.2.

1.86

“Information” shall mean any and all information and data, including all scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.87	“IP Working Group” shall have the meaning set forth in Section 2.13.

1.88	“Joint Commercialization Committee” or “JCC” shall have the meaning set forth in Section 2.10.1.

1.89	“Joint Collaboration Patents” shall have the meaning set forth in Section 12.2.3.

1.90	“Joint Early Development Committee” or “JEDC” shall have the meaning set forth in Section 2.6

1.91	“Joint Later Development Committee” or “JLDC” shall have the meaning set forth in Section 2.7.

1.92	“Joint NP201 Committee” shall have the meaning set forth in Section 2.4.1.

1.93	“Joint Research Committee” or “JRC” shall have the meaning set forth in Section 2.5.1.

1.94

“Know-How” shall mean any and all proprietary and confidential data, information, trade secrets and materials (whether patentable or not) including: (a) discoveries, improvements or technology; (b) tests, assays, techniques, data (including non-clinical and clinical data), methods, procedures, formulas or processes; (c) technical and non-technical data and other information relating to any of the foregoing; and (d) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information or materials.

1.95

“Law” shall mean, to the extent applicable: (i) any United States federal, state or local or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation (including the Act); (ii) any federal, state or local or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation in any country in the Territory outside the United States; (iii) any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority in the Territory, or (iv) any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.96	“License Fees” shall have the meaning set forth in Schedule 1.5.

1.97	“Licensed Infringement” shall have the meaning set forth in Section 12.4.1.

1.98	[*] shall have the meaning set forth in Section [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.99

“Marketing Authorization” shall mean all approvals from the relevant Regulatory Authority necessary to market and sell a Product, Program Compound, NGM Optioned Product, Small Molecule Product or Small Molecule Collaboration Compound, as applicable, in any country (including all applicable governmental pricing and reimbursement approvals even if not legally required to sell Product, Program Compound, NGM Optioned Product, Small Molecule Product or Small Molecule Collaboration Compound, as applicable, in a country).

1.100	“Merck” shall have the meaning given such term in the preamble to this Agreement.

1.101	“Merck Collaboration Prosecuted Patents” shall have the meaning set forth in Section 12.2.2.

1.102	“Merck Indemnified Parties” shall have the meaning set forth in Section 15.2.

1.103	“Merck IP” shall mean the Merck Patent Rights and Merck Know-How.

1.104

“Merck Know-How” shall mean any and all Know-How, patentable or otherwise, that: (i) is Controlled by Merck or its Affiliates (subject to Section 14.3) as of the Execution Date or during the Full Research Program Term; (ii) is not generally known; and (iii) is contributed by Merck for use in the Collaboration or is required for NGM to perform its obligations in connection with the NP201 Research Collaboration.

1.105	“Merck Option” shall have the meaning set forth in Section 5.2.1.

1.106

“Merck Patent Rights” shall mean Patent Rights that: (i) are Controlled by Merck or its Affiliates (subject to Section 14.3) as of the Execution Date or during the Full Research Program Term; and (ii) claim Merck Know-How.

1.107

“Merck Product Patents” shall mean Patent Rights that: (i) are Controlled by Merck or its Affiliates (subject to Section 14.3); (ii) claim or cover the composition of matter or method of manufacture or use of a Program Compound, Product, Small Molecule Collaboration Compound or Small Molecule Product; and (iii) are filed as of or after the Execution Date.

1.108	“Merck Proprietary Compound” shall have the meaning set forth in Section 1.201.

1.109	[*] shall mean [*].

1.110	“Milestone Product” shall have the meaning set forth in Section 9.5.1.

1.111	“Modulates” shall mean interacts directly with a target and activates, agonizes, antagonizes or inhibits such target, alone or together with its signaling partners or co-factors.

1.112

“Modulation Category” shall mean one of the following forms of interaction between a particular Collaboration Compound and its applicable Collaboration Target: (a) such Collaboration Compound activates or agonizes such Collaboration Target when tested in an in vitro activity assay expressing such Collaboration Target (alone or together with its co-receptors, if any), unless such Collaboration Compound, when tested in an applicable animal model, causes a physiologic outcome that is characteristic, in such animal model, of molecules that antagonize or inhibit such Collaboration Target, in which case such Collaboration Compound shall be deemed to be included in clause (b) below; or (b) such Collaboration Compound antagonizes or inhibits such Collaboration Target when tested in an in vitro activity assay expressing such Collaboration Target (alone or together with its co-receptors, if any) unless such Collaboration Compound, when tested in an applicable animal model, causes a physiologic outcome that is characteristic, in such animal model, of molecules that activate or agonize such Collaboration Target, in which case such Collaboration Compound shall be deemed to be included in clause (a) above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.113

“NDA” shall mean a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act or similar application or submission for Marketing Authorization of a Product, Program Compound, Small Molecule Product, or Small Molecule Collaboration Compound filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.114

“Net Sales” shall mean, subject to Section 9.6.1(f), the gross invoice price (not including value added taxes, sales taxes or similar taxes) of Product, Program Compound (pursuant to Section 9.6.1(f)), NGM Optioned Product, Small Molecule Product, or Small Molecule Collaboration Compound (pursuant to Section 9.6.1(f)), as applicable, sold by Merck or its Related Parties to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

[*]

With respect to sales of Combination Products, Net Sales for any such Combination Product in a particular country in the applicable Calendar Quarter shall be calculated as follows:

(1) Where all active ingredients in such Combination Product are sold separately in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product in such country as determined above by the fraction A/(A+B), where A is the net invoice price of the Product, NGM Optioned Product or Small Molecule Product, as applicable, as sold separately in such country, and B is the sum of the net invoice prices of the other active ingredients in such Combination Product (the “Other Actives”).

(2) If the Product, NGM Optioned Product or Small Molecule Product, as applicable, component of the Combination Product is sold separately in such country, but none of the Other Actives is sold separately in such country, Net Sales for the purpose of determining royalties due hereunder for the Combination Product will be calculated by [*].

(3) If the Product, NGM Optioned Product or Small Molecule Product, as applicable, component of the Combination Product is not sold separately in such country, but the Other Active(s) are sold separately in such country, Net Sales for the purpose of determining royalties due hereunder for the Combination Product will be calculated by [*].

(4) If neither the Product, NGM Optioned Product or Small Molecule Product, component nor the Other Actives are sold separately in such country, Net Sales for the purposes of determining royalties due hereunder for the Combination Product will be [*].

In applying the foregoing formulas for purposes of calculating the Net Sales of a Combination Product, Merck shall act in good faith and make determinations in accordance with Merck’s standard methods, consistently applied. [*].

1.115	“NGM” shall have the meaning given such term in the preamble to this Agreement.

1.116	“NGM Adjusted Net Sales Allocation” or “NGM ANS Allocation” shall have the meaning set forth in Section 7.5.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.117	“NGM Adjusted Net Sales Share Option” or “NGM ANS Option” shall have the meaning set forth in Section 7.5.1.

1.118	“NGM ANS Option Cap” shall have the meaning set forth in Section 7.5.6.

1.119	“NGM Indemnified Parties” shall have the meaning set forth in Section 15.1.

1.120	“NGM IP” shall mean the NGM Know-How and NGM Patents.

1.121

“NGM Know-How” shall mean any and all Know-How, patentable or otherwise, including animal models, manufacturing technology and in vivo and in vitro screening assays and methods for optimization and characterization of compounds that is: (i) Controlled by NGM or any of its Affiliates (subject to Section 14.3) as of the Execution Date or during the Term; and (ii) (a) to the extent Controlled during the Full Research Program Term, is reasonably necessary or useful, or (b) to the extent only Controlled after the expiration of the Full Research Program Term, is reasonably necessary, in each case of (ii) (a) and (b), for the research, Development, manufacture, use or Commercialization of Optioned Compounds, Optioned Products, Small Molecule Collaboration Compounds or Small Molecule Products; provided, however, that “NGM Know-How” shall not include any of NGM’s proprietary gene or peptide delivery technologies that are used solely for research purposes, including discovery of antibodies, peptides or other large molecule or small molecule compounds. For the purpose of clarity, “NGM Know-How” pertains to Optioned Compounds, Optioned Products, Small Molecule Collaboration Compounds and/or Small Molecule Products, as opposed to “NP201 Know-How” which pertains to NP201 Compounds, NP201 Products and NP201 Targets. There may be overlap between “NP201 Know-How” and “NGM Know-How” to the extent Know-How satisfies both definitions.

1.122	“NGM Optioned Compound” shall mean an Optioned Compound or NP201 Compound as to which NGM has exercised the NGM ANS Option.

1.123	“NGM Optioned Product” shall mean any Product that incorporates or contains an NGM Optioned Compound.

1.124

“NGM Patents” shall mean Patent Rights that: (i) are Controlled by NGM or any of its Affiliates (subject to Section 14.3); (ii) claim or cover: (a) the composition of matter or method of manufacture or use of an Optioned Compound, Optioned Product, Small Molecule Collaboration Compound or Small Molecule Product; (b) NGM Know-How; or (c) (1) the Optioned Target Modulated by such Optioned Compound or Optioned Product; or (2) the Collaboration Target Modulated by such Small Molecule Collaboration Compound or Small Molecule Product; and (iii) are filed as of or after the Execution Date. The NGM Patents, as of the Execution Date are set forth on Exhibit B. For the purpose of clarity, “NGM Patents” pertain to Optioned Compounds, Optioned Products, Small Molecule Collaboration Compounds, Small Molecule Products, Optioned Targets and/or Collaboration Targets, as applicable, as opposed to “NP201 Patents” which pertain to NP201 Compounds, NP201 Products and NP201 Targets. There may be overlap between “NP201 Patents” and “NGM Patents” to the extent Patent Rights satisfy both definitions.

1.125	“NGM Prosecuted Patents” shall have the meaning set forth in Section 12.2.1.

1.126

“NP201” shall mean: (a) growth and differentiation factor 15 (GDF15), with ACCESSION # Q99988 (Uniprot), a hormone identified by NGM as of the Execution Date as potentially useful for the treatment of metabolic diseases, including diabetes and obesity; and (b) naturally occurring variants thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.127

“NP201 Compound” shall mean any antibody, peptide, or other large molecule, or small molecule, that: (a) [*]; and (b) is: (i) discovered or identified by NGM as of the Execution Date (including those molecules internally designated by NGM as of the Execution Date as NGM395, NGM386 and NGM160); (ii) [*]; (iii) any modified form, variants or derivatives of an antibody, peptide, or other large molecule, or small molecule, described in foregoing clause (i) or (ii); or (iv) [*]. For clarity, “NP201 Compound” expressly excludes any antibody, peptide, or other large molecule, or small molecule, [*], unless such antibody, peptide, or other large molecule, or small molecule, [*], in which case it will be deemed to be an NP201 Compound.

1.128	“NP201 Development Candidates” shall have the meaning set forth in Section 3.2.1.

1.129	“NP201 IP” shall mean the NP201 Know-How and NP201 Patents.

1.130

“NP201 Know-How” shall mean any and all Know-How (whether patentable or otherwise), including animal models, manufacturing technology and in vivo and in vitro screening assays and methods for optimization and characterization of compounds that is: (i) Controlled by NGM or any of its Affiliates (subject to Section 14.3) as of the Execution Date or during the Term; and (ii) (a) to the extent Controlled during the NP201 Research Term, is reasonably necessary or useful, or (b) to the extent only Controlled after the expiration of the NP201 Research Term, is reasonably necessary, in each case of (ii) (a) and (b), for the research, Development, manufacture, use or Commercialization of NP201 Compounds or NP201 Products; provided, however, that “NP201 Know-How” shall not include any of NGM’s proprietary gene or peptide delivery technologies that are used solely for research purposes, including discovery of antibodies, peptides or other large molecule or small molecule compounds.

1.131

“NP201 Patents” shall mean Patent Rights that: (i) are Controlled by NGM or any of its Affiliates (subject to Section 14.3); (ii) claim or cover: (a) the composition of matter or method of manufacture or use of a NP201 Compound or NP201 Product; (b) NP201 Know-How; or (c) NP319, including the use or modulation thereof; and (iii) are filed as of or after the Execution Date. The NP201 Patents, as of the Execution Date, are set forth on Exhibit A.

1.132

“NP201 Product” shall mean any pharmaceutical preparation or Combination Product that incorporates or contains an NP201 Compound. For the sake of clarity, “NP201 Product” includes any formulation or dosage strength of such a pharmaceutical preparation.

1.133	“NP201 Program” shall mean all activities, rights and obligations of each Party under this Agreement relating to NP201 Compounds, including under the NP201 Research Collaboration.

1.134	“NP201 Project Leader” shall have the meaning set forth in Section 2.12.

1.135	“NP201 Research Collaboration” shall mean the research and Early Development program on NP201 to be conducted by NGM and Merck pursuant to the NP201 Research Plan.

1.136	“NP201 Research Plan” shall mean the research plan attached to this Agreement as Schedule 1.136, which may be modified by the Joint NP201 Committee from time-to-time in accordance with Section 2.4.2.

1.137	“NP201 Research Term” shall mean the term of the NP201 Research Collaboration, which shall commence on the Effective Date and continue until the end of the Initial Research Program Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.138	“NP319” shall mean: (a) the cognate receptor for NP201, identified by NGM as of the Execution Date, [*]; and (b) naturally occurring variants thereof.

1.139	“Non-Identifiable Data” shall have the meaning set forth in Section 8.2.6.

1.140	“Non-Qualifying Compounds” shall have the meaning set forth in Section 4.4.3.

1.141	“Non-Qualifying Targets” shall have the meaning set forth in Section 4.4.3.

1.142	“Officials” shall have the meaning set forth in Section 8.2.3.

1.143	“Optioned Compound” shall mean any Option Subject Compound as to which Merck has exercised the Merck Option pursuant to Section 5.3.

1.144

“Optioned Product” shall mean any pharmaceutical preparation that incorporates or contains any Optioned Compound, in any formulation, whether as the sole active ingredient or in combination with one or more other active agents.

1.145

“Option Subject Compound” shall mean any POC Compound that is the subject of a Merck Option (i.e., a POC Compound that has been the subject of a completed POC Trial), which option has not expired unexercised, and any Related Compound (whether identified before or after exercise of such Merck Option) of such POC Compound.

1.146	“Optioned Target” shall mean, with respect to a particular Optioned Compound, the Collaboration Target Modulated by such Optioned Compound.

1.147	“Option Fee” shall have the meaning set forth in Section 9.4.

1.148	“Option Period” shall have the meaning set forth in Section 5.3.1.

1.149	“Other Actives” shall have the meaning set forth in Section 1.113.

1.150	“Other Income” shall have the meaning set forth in Schedule 1.5.

1.151	“Outstanding Development Payments” shall have the meaning set forth in Section 7.5.5(a).

1.152

“Partnered Compound” shall mean any antibody, peptide, or other large molecule, or small molecule, that is Within 3rd Party Rights as a result of the rights of a Third Party Partner pursuant to the applicable Existing Collaboration Agreement; provided, however, that the applicable compound shall cease being a “Partnered Compound” as and to the extent set forth in Section 4.8. For clarity, “Partnered Compounds” do not include any antibody, peptide or other large molecule or small molecule that was discovered, identified or reduced to practice, or was otherwise researched or developed by, NGM or an Affiliate of NGM prior to the Effective Date or during the Full Research Program Term and either: (a) [*]; or (b) [*].

1.153

“Partnered Target” shall mean any DNA sequence, RNA sequence, protein or peptide that is Within 3rd Party Rights as a result of the rights of a Third Party Partner with respect thereto pursuant to the applicable Existing Collaboration Agreement, subject to Section 4.8.3. For clarity, “Partnered Targets” do not include: (i) any DNA sequence, RNA sequence, protein or peptide that was discovered, identified or reduced to practice, or was otherwise researched or developed, and/or validated, by NGM or an Affiliate of NGM (subject to Section 14.3) during the conduct of the Collaboration; or (ii) any of those targets set forth on Schedule 1.36.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.154	“Party” and “Parties” shall have the meaning given such terms in the preamble to this Agreement.

1.155	“Patent and Trademark Expenses” shall have the meaning set forth in Schedule 1.5.

1.156

“Patent Rights” shall mean any and all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and foreign equivalents of the foregoing.

1.157	“Payee” shall have the meaning set forth in Section 9.11.1.

1.158	“Payer” shall have the meaning set forth in Section 9.11.1.

1.159	“Payment” shall have the meaning set forth in Section 8.2.3.

1.160

“Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.161	“Personal Data” shall have the meaning set forth in Section 8.2.6.

1.162	“Phase 1 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a).

1.163	“Phase 2 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).

1.164	“Phase 3 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c).

1.165

“Phase 4 Clinical Trial” shall mean: (i) any human clinical trial (other than a Phase 1 Clinical Trial, Phase 2 Clinical Trial or Phase 3 Clinical Trial) in any country which is conducted on a product for an Indication after Marketing Authorization for such product has been obtained from an appropriate Regulatory Authority in such country for such Indication, and includes: (a) clinical trials conducted voluntarily after Marketing Authorization for enhancing marketing or scientific knowledge of an approved Indication; or (b) trials conducted after Marketing Authorization due to request or requirement of a Regulatory Authority or as a condition of a previously granted Marketing Authorization; or (ii) any REMS/RMP related study of a product for an Indication after Marketing Authorization for such product has been obtained from an appropriate Regulatory Authority in such country for such Indication.

1.166

“Physiologically Relevant Threshold” means, unless the Parties agree upon different criteria for the applicable Collaboration Target or Retained Target, a level of activity/potency with respect to such Collaboration Target or Retained Target [*]: (a) for an antibody, peptide or large molecule, [*] or less with respect to such Collaboration Target or Retained Target, [*]; or (b) for small molecules, [*] or less with respect to such Collaboration Target or Retained Target, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.167	“POC Compound” shall mean a given Research Program Development Candidate or Tail Compound, as applicable, which is the subject of a POC Trial.

1.168	“Post-Approval Product Development Expenses” shall have the meaning set forth in Schedule 1.5.

1.169	“Principal Investigator” shall mean Jin-Long Chen, Ph.D., Chief Scientific Officer of NGM as of the Execution Date.

1.170	“Product Liability Losses” shall have the meaning set forth in Schedule 1.5.

1.171	“Projected Plans and Budgets” shall have the meaning set forth in Section 7.5.1.

1.172	“Prior CDA” shall have the meaning set forth in Section 16.8.

1.173

“Product” shall mean any Optioned Product or NP201 Product, in any formulation or dosage strength (and, for clarity, all formulations and dosage strengths of a given Product shall be considered the same Product for purposes of this Agreement).

1.174

“Product Development Plan and Budget” shall mean, with respect to a particular NGM Optioned Product, a development plan setting forth in reasonable detail specific Clinical Studies and related Development activities to be performed with respect to such NGM Optioned Product, through Marketing Authorization in the Territory, and in particular in each of the US, EU and Japan, and the budget for such Development activities.

1.175	“Product Specific Manufacturing Variances” shall have the meaning set forth in Schedule 1.5.

1.176	“Program Compound” shall mean any Optioned Compound or NP201 Compound.

1.177	“Proof of Concept” or “POC” shall mean the demonstration of either: (a) [*]; or (b) [*].

1.178

“Proof of Concept Trial” or “POC Trial” shall mean with respect to any Research Program Development Candidate, NP201 Development Candidate or Tail Compound, as applicable, the first human clinical trial that either: (i) is reasonably designed to; and/or (ii) actually does, establish POC in humans. For clarity, the concept of a “Proof of Concept Trial” is intended only to identify the time point at which the POC of a particular Research Program Development Candidate, NP201 Development Candidate or Tail Compound has been demonstrated, and a “Proof of Concept Trial” is not [*]

1.179	“Provided NP319 Antagonists” shall have the meaning set forth in Section 3.1.1(b).

1.180	“Providers” shall have the meaning set forth in Section 8.3.

1.181	“Quarterly Research Funding” shall have the meaning set forth in Section 4.2.3(c).

1.182	“[*]” shall have the meaning set forth in Section 9.5.1.

1.183	“Reference Product Sponsor” shall have the meaning set forth in Section 12.6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.184	“Refused Candidates” shall have the meaning set forth in Section 5.3.2.

1.185

“Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Program Compound, Small Molecule Collaboration Compound, Product or Small Molecule Product in the Territory, including, in the US, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.186

“Related Compound” shall mean, with respect to a POC Compound, and the Collaboration Target that it Modulates, all: (i) other Collaboration Compounds that: (a) [*]; and (b) [*]; and (ii) [*] that: (a) [*]; (b) [*]; and (c) [*].

1.187	“Related Party” shall mean each of Merck, its Affiliates and their respective sublicensees (which term does not include distributors), as applicable.

1.188	“Report” shall have the meaning set forth in Section 3.7.

1.189	“Requesting Party” shall have the meaning set forth in Section 10.7.2(b).

1.190	“Required Disclosure” shall have the meaning set forth in Section 10.7.2(a).

1.191	“Research Data Sets” shall have the meaning set forth in Section 8.2.6.

1.192	“Research Funding” shall have the meaning set forth in Section 4.2.3(c).

1.193	“Research Funding Cap” shall have the meaning set forth in Section 4.2.3(a).

1.194	“Research Funding Budget” shall have the meaning set forth in Section 4.2.3(a).

1.195	“Research Program” shall have the meaning set forth in Section 2.1(b).

1.196

“Research Program Development Candidate” shall mean a Collaboration Compound that has been determined by NGM, after reasonable discussion at the JRC, as suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies.

1.197	“Research Program Term” shall have the meaning set forth in Section 4.1.3.

1.198	“Research Program Year” shall mean the period from April 1 of a Calendar Year until March 31 of the subsequent Calendar Year during the Full Research Program Term.

1.199

“Retained Compounds” shall mean: (a) any antibody, peptide, or other large molecule, or small molecule, that activates or agonizes FGFR4 and thereby inhibits liver Cyp7A1 expression, including NGM282, variants or derivatives of FGF19, and fusion molecules of any such variants or derivatives; (b) any antibody, peptide, large molecule or small molecule compound that [*]; or (c) any antibody, peptide, or other large molecule, or small molecule, licensed by NGM from a Third Party after the Effective Date, provided that such antibody, peptide or other large molecule or small molecule: (i) does not Modulate a Collaboration Target (including any Optioned Target) in a manner that satisfies the applicable Physiologically Relevant Threshold; and (ii) was first licensed by NGM after such antibody, peptide or other large molecule, or small molecule, had been [*]. In no event will Retained Compounds include any antibody, peptide, or other large molecule, or small molecule that is identified, discovered or reduced to practice, or otherwise researched or developed, in the course of performing the Collaboration.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.200	“Retained Target” shall mean any target that Merck and NGM have mutually agreed in writing will not be researched in the course of the Full Research Program Term.

1.201

“Reversion Compound” shall mean, subject to Section 13.7, solely: (a) in the case of termination of one or more Option Compounds or Option Products, all Optioned Compound(s) associated with the relevant Merck Option [*]; or (b) in the case of termination of the NP201 Program, all NP201 Compound(s), as applicable, in each case of clauses (a) and (b), existing (i.e., identified or generated) as of the time of delivery of a notice of termination with respect thereto (by Merck under Section 13.2.2, 13.2.4 or 13.2.5 or by NGM under Section 13.5) and/or, in the case of the NP201 Program, notice of discontinuation (pursuant to Section 3.5.3) hereunder; provided, however, that in all cases Reversion Compounds shall exclude any Merck proprietary compound that is not a Program Compound including any and all Small Molecule Collaboration Compounds (“Merck Proprietary Compound”).

1.202

“Reversion Product” shall mean, subject to Section 13.7, any Product that contains a Reversion Compound [*]; provided, however, that in all cases Reversion Products shall exclude any active ingredient in such Reversion Product that is a Merck Proprietary Compound or which active ingredient is not Controlled by Merck. For clarity, if a Combination Product includes a Reversion Compound together with another active ingredient that is a Merck Proprietary Compound or which active ingredient is not Controlled by Merck, such other active ingredient shall be excluded from the relevant Reversion Product (and from the Parties’ obligations under this Agreement with respect to Reversion Compounds and Reversion Products) and the remainder of such Combination Product shall be a Reversion Product.

1.203	“Reversion Trademarks” shall have the meaning set forth in Section 13.6.2(l).

1.204	“Reviewing Party” shall have the meaning set forth in Section 10.7.2(b).

1.205	“Revised Baseline Projected Plans and Budgets” shall have the meaning set forth in Section 7.5.3(a).

1.206	“Royalty Product” shall have the meaning set forth in Section 9.6.1.

1.207	“Royalty Term” shall have the meaning set forth in Section 9.6.1(d).

1.208

“Safety Issue” shall mean, with respect to a given Program Compound or Product: (a) an effect that is considered to be generally related to either the mechanism of action or the basic chemical structure of such Program Compound or Product which has led or is reasonably expected to lead to (i) the issuance by the FDA or the EMA of a non-approvable letter or non-approval letter to a Third Party for such Third Party’s compound with the same mechanism of action or the basic chemical structure of such Program Compound or Product or (ii) the required withdrawal from the market of any compound with the same mechanism of action or the basic chemical structure of such Program Compound or Product; (b) a Regulatory Authority or safety data review board for a Clinical Study or Studies of such Program Compound or Product has required termination or suspension of a Clinical Study or Studies of such Program Compound or Product; or (c) Merck or its Affiliate reasonably believes in good faith, after due inquiry and in a manner consistent with Merck’s then-current decision-making policies and procedures with respect to such a determination, that termination of the further Development of such Program Compound or Product is warranted because there is an unacceptable risk for harm in humans either based upon the observation of serious adverse effects in humans after such Program Compound or Product has been administered to or taken by humans or based upon pre-clinical in vitro or animal data that is predictive of serious adverse effects in humans.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.209	“Second Extension Period” shall have the meaning set forth in Section 4.1.3.

1.210	“Self-Funded Allocation Amount” shall have the meaning set forth in Section 7.5.2.

1.211	“Selling Expenses” shall have the meaning set forth in Schedule 1.5.

1.212

“Senior Executives” shall mean: (a) with respect to Merck, [*]; and (b) with respect to NGM, the Chief Scientific Officer or the Chief Executive Officer, as the case may be and depending on the nature of the dispute at issue.

1.213	“Sensitive Information” shall have the meaning set forth in Section 14.2.7.

1.214	“Significant Event” shall have the meaning set forth in Section 4.6.

1.215

“Small Molecule Collaboration Compound” shall mean any small molecule that: (a) (i) with respect to any and all Collaboration Targets (including any Non-Qualifying Target), is identified, discovered, researched or developed by Merck during the Full Research Program Term and that, but for the use of confidential and proprietary NGM Know-How or other confidential and proprietary information provided by NGM hereunder relating to such Collaboration Target would not have been so identified, discovered, researched or developed, or (ii) with respect to an Optioned Target, is identified, discovered, researched or developed by Merck during the Term and that, but for the use of confidential and proprietary NGM Know-How or other confidential and proprietary information provided by NGM hereunder relating to such Optioned Target, would not have been so identified, discovered, researched or developed; and (b) Modulates such Collaboration Target (whether a Non-Qualifying Target or an Optioned Target) in a manner that satisfies the applicable Physiologically Relevant Threshold. For clarity, “Small Molecule Collaboration Compounds” exclude any small molecule that Modulates a target that either: (i) is the same target as a Collaboration Target, but that is identified, discovered, researched or developed by Merck or any Third Party partner of Merck independently from the Collaboration and that is not identified, discovered, researched or developed but for the use of confidential and proprietary NGM Know-How or other confidential and proprietary information provided by NGM or relating to the applicable Collaboration Target; or (ii) is an Excluded Target. For clarity, Small Molecule Collaboration Compounds do not include any NP201 Compounds. In addition, a small molecule that Modulates the same target as the Collaboration Target that is Modulated by a Collaboration Compound for which the POC Data Package is delivered will not automatically be considered a Small Molecule Collaboration Compound unless it meets the criteria described in clauses (a) and (b) above.

1.216

“Small Molecule Product” shall mean any pharmaceutical preparation that incorporates or contains a Small Molecule Collaboration Compound in any dosage strength or formulation, whether as the sole active ingredient or in combination with one or more other active agents. For clarity, a Small Molecule Product may be a Combination Product.

1.217	“Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement entered into between NGM and Merck contemporaneously with this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1.218	“Tail Compounds/Targets” shall have the meaning set forth in Section 4.4.1.

1.219	“Tail Period” shall mean Tail Year 1, 2 and 3, collectively.

1.220	“Tail Year” shall have the meaning set forth in Section 4.4.1.

1.221	“Taxes” shall have the meaning set forth in Section 9.11.1.

1.222	“T1D” shall mean type 1 diabetes.

1.223	“T2D” shall mean type 2 diabetes.

1.224	“Technical Issues” shall have the meaning set forth in Section 5.3.3.

1.225	“Term” shall have the meaning set forth in Section 13.1.

1.226	“Territory” shall mean all of the countries in the world, and their territories and possessions.

1.227	“Testing Costs” shall have the meaning set forth in Schedule 1.5.

1.228	“Third Party” shall mean an entity other than Merck and its Affiliates, and NGM and its Affiliates.

1.229	“Third Party Patent Licenses” shall have the meaning set forth in Section 9.6.1(h).

1.230	“Third Party Partner” shall mean, for an Existing Collaboration Agreement, the Third Party that is the counterparty (to NGM) in such agreement.

1.231	“Total Deferred Costs” shall have the meaning set forth in Section 7.5.5(c).

1.232	“Transferred Compounds” shall have the meaning set forth in Section 14.4.2(a).

1.233	“Transferred Products” shall have the meaning set forth in Section 14.4.2(b)(ii).

1.234	“Unpaid Costs” shall have the meaning set forth in Section 7.5.3(a).

1.235	“US” shall mean the United States of America, including its territories and possessions.

1.236	“US GAAP Standard Cost” shall have the meaning set forth in Schedule 1.5.

1.237

“Valid Patent Claim” shall mean any claim of an issued and unexpired patent within the Merck Product Patents, NGM Patents, NP201 Patents or Collaboration Patents that claims or covers [*] in each case which claim has not been revoked or held unenforceable, invalid or unpatentable by a court or other governmental body having competent jurisdiction in a decision for which no appeal can or has been taken, and which has not been rendered unenforceable through disclaimer denial or admission of invalidity or unenforceable through reissue, re-examination or otherwise.

1.238

“Violation” shall mean that either NGM, or any of its Affiliates, or its or their, officers or directors has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the US Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. § 1320a-7(a) (https://oig.hhs.gov/exclusions/index.asp); and/or (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (https://oig.hhs.gov/exclusions/exclusions_list.asp) or the US General Services Administration’s list of Parties Excluded from Federal Programs (https://www.sam.gov/portal/public/SAM/) (each of (a) and (b), singly and collectively, the “Exclusions Lists”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.239	“Withholding Tax Action” shall have the meaning set forth in Section 9.11.3.

1.240

“Within 3rd Party Rights” shall mean, with respect to a particular antibody, peptide, or other large molecule, or small molecule, DNA sequence or RNA sequence, that such antibody, peptide, or other large molecule, or small molecule, DNA sequence, or RNA sequence is covered by or within the scope of unexpired license rights or option rights granted by NGM to a Third Party Partner pursuant to the applicable Existing Collaboration Agreement, as of the applicable time.

1.241	“Working Group” shall have the meaning set forth in Section 2.13.

ARTICLE 2

COLLABORATION OVERVIEW; GOVERNANCE

2.1	Overview of Collaboration. The Parties intend and have agreed to undertake a broad collaboration under this Agreement consisting, in general, of the following major components:

(a)

the grant to Merck of a worldwide, exclusive license by NGM, as of the Effective Date, with respect to NGM’s NP201 Compounds and NP201 Products and the continuation by the Parties of certain research and development activities with respect to such compounds and products, all as set forth in Article 3;

(b)

a broad research and early development program to be conducted by NGM during the Full Research Program Term (the “Research Program”), pursuant to which: (i) NGM will conduct research, discovery and pre-clinical development efforts with respect to targets, other than Excluded Targets, and including targets that NGM may identify through any activities under the Collaboration whether intentionally directed at identification of targets or otherwise, in an effort to identify and develop Collaboration Compounds that Modulate such targets in a manner that satisfies the applicable Physiologically Relevant Threshold, without limitation with respect to a disease area of focus, as well as NGM’s innovation efforts in antibody and protein engineering; to be funded by Merck, all as further detailed in Article 4; and (ii) NGM will conduct early stage clinical studies of Research Program Development Candidates arising from such research efforts through POC Trial and delivery of the Data Package associated with each POC Compound, to be funded by Merck, as further detailed in Article 4;

(c)

the grant to Merck of an exclusive option, exercisable following review of the Data Package following the POC Trial for a particular POC Compound, to obtain an exclusive, worldwide license to such POC Compound and its Related Compounds, as further detailed in Article 5;

(d)

in the event of exercise of the Merck Option with respect to a given POC Compound, NGM will have an option to either: (i) receive milestones and royalties associated with such POC Compound; or (ii) participate in the Adjusted Net Sales associated with such POC Compound, in exchange for co-funding a share of the Development Costs and Allowable Expenses associated with such POC Compound, and an option to Co-Detail such POC Compound in the US, all as detailed and pursuant to Article 7; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e)

the grant to Merck of a worldwide, exclusive license by NGM, as of the Effective Date, to pursue, at its sole option, the research and development and, if successful, commercialization of Small Molecule Collaboration Compounds that potentially Modulate one or more Collaboration Targets, as further set forth in Article 6.

2.2	General Roles of the Parties. In general, the Parties shall have the following roles, except as expressly set forth in this Agreement:

(a)

NGM shall be primarily responsible for all research and discovery of Collaboration Targets and Collaboration Compounds and Early Development activities, including pre-POC process development and pre-POC CMC activities, with respect to Research Program Development Candidates prior to exercise by Merck of the Merck Option, and Merck may contribute to IND-enabling and pre-POC activities as further detailed in Section 4.1.1 and Section 4.1.7;

(b)

After exercise of a Merck Option, Merck will be solely responsible for all Clinical Studies and other Development activities (including post-POC CMC) after the POC Trial, and all manufacture and Commercialization of Optioned Compounds and associated Products in and for the Territory, subject to the NGM ANS Option and Co-Detailing Option;

(c)	Merck will be solely responsible for all research, Development and Commercialization of Small Molecule Collaboration Compounds and Small Molecule Products; and

(d)

Merck and NGM will be responsible for research and the IND-enabling portion of Early Development in accordance with the NP201 Research Plan, if applicable, with respect to NP201 Compounds and in addition Merck will be responsible for all other Development and Commercialization of NP201 Compounds and NP201 Products, subject to the NGM ANS Option and Co-Detailing Option.

2.3

General Guidelines. The Parties intend for the following guidelines to apply generally to their activities hereunder: (i) NGM will have the authority to direct research strategy and shall use Commercially Reasonable Efforts to conduct the Research Program independently during the Full Research Program Term, and subject to the terms and conditions of this Agreement; (ii) the Parties desire to engender an atmosphere of robust scientific inquiry and freedom to pursue biological insights, and pursue Collaboration Compounds that meet activity thresholds, preclinical candidate and/or target product profiles conceived of by NGM; and (iii) the Parties intend, through their activities hereunder, to discover and develop especially inventive, novel therapies that can improve the lives of patients around the world and that have unambiguous, promotable advantages with respect to existing treatments.

2.4	Joint NP201 Committee. The Parties hereby establish a committee to facilitate the conduct of the NP201 Research Collaboration as follows:

2.4.1

Composition of the Joint NP201 Committee. The joint NP201 Research Collaboration committee (the “Joint NP201 Committee”) shall comprise an equal number of Merck representatives and NGM representatives. Each Party may change its representatives to the Joint NP201 Committee from time to time in its sole discretion, effective upon

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the NP201 Research Collaboration’s activities. Additional representative(s) or consultant(s) may, from time to time, by mutual consent of the Parties, be invited to attend Joint NP201 Committee meetings; provided, however, that such representative(s) or consultant(s) are involved in activities related to the NP201 Program and are subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 10.1. The Joint NP201 Committee shall be chaired by a representative of Merck. The chair shall have the responsibilities set forth in Section 2.4.5 but shall have no additional powers or rights beyond those held by other Joint NP201 Committee representatives.

2.4.2

Function and Powers of the Joint NP201 Committee. With respect to the NP201 Program, the Joint NP201 Committee shall have general oversight of the NP201 Research Collaboration and confer regarding the status of the NP201 Research Collaboration, approve all amendments to the NP201 Research Plan, determine the resources and activities allocated by each Party to the NP201 Research Collaboration (which resources and activities will be set forth in the NP201 Research Plan). Subject to Merck’s final decision-making rights in accordance with Section 2.4.3 regarding the NP201 Program, the Joint NP201 Committee shall oversee and facilitate the conduct of Early Development of NP201 Compounds through their respective POC Trials, including:

[*]

For clarity, the NP201 Committee will not oversee the Parties’ activities following a NP201 Compound’s completion of a POC Trial, and such post-POC activities shall be under the purview of the JLDC pursuant to Section 2.7 or the JCC pursuant to Section 2.10, as, and to the extent, applicable.

2.4.3

Joint NP201 Committee Decision-Making. Decisions of the Joint NP201 Committee shall be made unanimously with each Party having one vote (i.e., all representatives of a Party must vote as a single block). In the event that the Joint NP201 Committee cannot or does not, after good faith efforts during a period of not more than fourteen (14) days, reach agreement on an issue, the resolution and/or course of conduct shall be referred to Merck’s [*] and the Chief Scientific Officer of NGM. If such individuals are unable to resolve the dispute within fourteen (14) days after such referral then such matter will be determined by Merck, in good faith and its sole discretion, subject to further modification of Merck’s final decision as a result of feedback from internal Merck committees within a reasonable time frame; provided, however, Merck shall not have the deciding vote with respect to any amendment to the NP201 Research Plan that would [*] or [*]; or [*] or [*].

2.4.4

Joint NP201 Committee Meetings. The Joint NP201 Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less than once per Calendar Quarter, unless the Parties mutually agree in writing to a different frequency, with the location for such meetings alternating between NGM and Merck facilities (or such other location as may be determined unanimously by the Joint NP201 Committee members). Alternatively, the Joint NP201 Committee may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.4.5

Joint NP201 Committee Agendas. The chair of the Joint NP201 Committee or the designated Merck Alliance Manager shall be responsible for distributing an agenda for each Joint NP201 Committee meeting at least ten (10) days in advance of such meeting. Each Party shall have the right to request that the chair to include any appropriate matter (i.e., additional topics) on the agenda, which requests shall be accommodated by the chair. The chair or the designated Merck Alliance Manager shall be responsible for generating and issuing, in accordance with Section 2.4.6, minutes of each Joint NP201 Committee meeting.

2.4.6

Joint NP201 Committee Minutes. The Joint NP201 Committee shall keep minutes with respect to decisions taken by it regarding the NP201 Research Collaboration, which minutes will be issued in draft form and provided to the NP201 Project Leaders and the Joint NP201 Committee representatives of each Party for review. Any corrections or comments must be provided to the chair within ten (10) days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such ten (10)-day period, deemed approved) minutes in final form to the NP201 Project Leaders and the Joint NP201 Committee representatives of each Party.

2.4.7

Discontinuation of Participation on the Joint NP201 Committee. The Joint NP201 Committee shall disband upon the earlier of: (a) the end of the conduct of the NP201 Research Collaboration; (b) the termination of this Agreement with respect to the NP201 Program; and (c) NGM providing written notice to Merck of its intention to disband and no longer participate in the Joint NP201 Committee. In the event that the Joint NP201 Committee is disbanded, any decisions and discussions originally before the Joint NP201 Committee shall be handled directly between the Parties, without any change to decision-making authority.

2.5

Joint Research Committee or JRC. Subject to, and without limiting the authority of, the Joint NP201 Committee, the Parties hereby establish a committee to provide a forum to review the scientific research under the Research Program as follows:

2.5.1

Composition of the Joint Research Committee. The joint research committee (the “Joint Research Committee” or “JRC”) shall comprise an equal number of Merck representatives and NGM representatives. Each Party may change its representatives to the JRC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program’s activities. Additional representative(s) or consultant(s) may, from time to time, by mutual consent of the Parties, be invited to attend JRC meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 10.1. The JRC shall be chaired by a representative of NGM. The chair shall have the responsibilities set forth in Section 2.5.4 but shall have no additional powers or rights beyond those held by other JRC representatives.

2.5.2

Function and Powers of the JRC with respect to the Research Program. With respect to the Research Program, the JRC shall serve as a forum for: (i) the review of the progress of the research (prior to Research Program Development Candidate nomination) conducted under the Research Program by NGM and, if applicable; and (ii) discussion of research being conducted by Merck with respect to any Small Molecule Collaboration Compounds pursuant to Section 6.2. The JRC shall act solely as an advisory, and not a decision-making, body with respect to either the Research Program or Small Molecule Collaboration Compounds. Without limiting the foregoing, the JRC shall also be a forum for NGM to advise Merck regarding: (a) any freedom to operate issues involving Collaboration Targets and Collaboration Compounds; (b) any adverse events; and (c) target product profiles for Collaboration Compounds.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.5.3

JRC Meetings. The JRC shall meet twice per Calendar Year, or more frequently as the Parties may agree, in accordance with a schedule established by mutual written agreement of the Parties, with the location for such meetings alternating between NGM and Merck facilities (or such other location as may be determined unanimously by the JRC members). Alternatively, the JRC may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.5.4

JRC Agendas. The chair of the JRC shall be responsible for distributing an agenda for each JRC meeting at least ten (10) days in advance of such meeting. Each Party shall have the right to request the chair to include any appropriate matter on the agenda, which requests shall be accommodated by the chair. The chair shall be responsible for generating and issuing minutes, in accordance with Section 2.5.5, of each JRC meeting, which shall include a summary of any actions agreed at the meeting.

2.5.5

JRC Minutes. The JRC shall keep minutes with respect to matters before it, which minutes will be issued in draft form and provided to the JRC representatives of each Party for review. Any corrections or comments must be provided to the chair within ten (10) days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such ten (10)-day period, deemed approved) minutes in final form to the JRC representatives of each Party.

2.5.6

Discontinuation of Participation on the JRC. The JRC shall disband with respect to the Research Program upon the earlier of: (a) the end of the Full Research Program Term; (b) the termination of this Agreement with respect to the Research Program; and (c) NGM providing written notice to Merck of its intention to disband and no longer participate in the JRC. In the event that the JRC is disbanded any discussions originally before the JRC shall be handled directly between the Parties, without any change to decision-making authority.

2.5.7	NGM Decisions. For clarity, NGM shall have final decision-making authority with respect to all decisions under the Research Program relating to:

[*]

For clarity, NGM shall have no decision-making authority with respect to any Small Molecule Collaboration Compound.

2.6

Joint Early Development Committee or JEDC. Subject to, and without limiting the authority of, the Joint NP201 Committee, upon the nomination of the first Collaboration Compound to reach the stage of nomination by NGM as a Research Program Development Candidate, the Parties agree to establish a joint early development committee (“Joint Early Development Committee” or “JEDC”) to facilitate the conduct of Early Development of that, and any subsequent, Research Program Development Candidates, through POC Trial, as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.6.1

Composition of the JEDC. The JEDC shall comprise three (3) representatives of Merck and three (3) representatives of NGM. Each Party may change its representatives to the JEDC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have expertise in preclinical development and early stage clinical development. The JEDC shall be chaired by a representative of NGM. The chair shall have the responsibilities set forth in Section 2.8.2, but shall have no additional powers or rights beyond those held by the other JEDC representatives.

2.6.2

Function and Powers of the JEDC. Subject to NGM’s final decision-making rights in accordance with Section 2.9.2, the JEDC shall oversee and facilitate the conduct of Early Development of Research Program Development Candidates through the POC Trial, including:

[*]

2.7

Joint Later Development Committee or JLDC. Following exercise of the first Merck Option with respect to an Optioned Compound, or upon completion of the first POC Trial for the first NP201 Compound, the Parties agree to establish a joint development committee (the “Joint Later Development Committee” or “JLDC”) to oversee the conduct of the Development of such NP201 Compounds, Optioned Compounds and Products, as follows:

2.7.1

Composition of the JLDC. The JLDC shall comprise three (3) representatives of Merck and three (3) representatives of NGM. Each Party may change its representatives to the JLDC from time to time in its sole discretion, effective upon notice to the other Party of such change. Individuals who are members of the JEDC may also be members of the JLDC. These representatives shall have expertise and operational responsibilities for Development and/or registration of pharmaceutical products in the therapeutic area(s) relevant to the Optioned Compounds, NP201 Compounds and Products, and sufficient seniority within the applicable Party consistent with the scope of the JLDC’s responsibilities. The JLDC shall be chaired by a representative of Merck. The chair shall have the responsibilities set forth in Section 2.8.2, but shall have no additional powers or rights beyond those held by the other JLDC representatives.

2.7.2

Function and Powers of the JLDC. Subject to Merck’s final decision-making rights in accordance with Section 2.9.3, the JLDC shall oversee the later (i.e., post POC Trial) Development of all Optioned Compounds, NP201 Compounds and Products, including:

[*]

2.8	Meetings, Minutes and Agendas of the JEDC and JLDC.

2.8.1

Meetings. The JEDC and JLDC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, with the location for such meetings alternating between NGM and Merck facilities (or such other location as may be determined unanimously by the JRC members). Alternatively, the JEDC and JLDC may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.8.2

Agendas. The chair of the JEDC and JLDC shall be responsible for distributing an agenda for each committee meeting at least ten (10) days in advance of such meeting. Each Party shall have the right to request the chair to include any matter on the agenda, which requests shall be accommodated by the chair. The chair shall be responsible for generating and issuing, in accordance with Section 2.8.3, minutes of each JEDC and JLDC meeting, which shall include a summary of any actions agreed at the meeting.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.8.3

Minutes. The JEDC and JLDC shall keep minutes with respect to decisions taken by it, which minutes will be issued in draft form and provided to the JEDC and JLDC representatives of each Party for review. Any corrections or comments must be provided to the chair within ten (10) days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such ten (10)-day period, deemed approved) minutes in final form to the JEDC and JLDC representatives of each Party.

2.8.4

Discontinuation of Participation. The JEDC shall disband upon the earlier of: (a) the end of the Full Research Program Term; (b) NGM providing written notice to Merck of its intention to disband and no longer participate in the JEDC; and (c) the termination of this Agreement with respect to the Research Program. The JLDC shall disband upon the earlier of: (i) NGM providing written notice to Merck of its intention to disband and no longer participate in the JLDC; and (ii) termination of this Agreement with respect to all NGM Optioned Products. In the event that either the JEDC or JLDC is disbanded any decisions and discussions originally before the JEDC or JLDC, as applicable, shall be handled directly between the Parties, without any change to decision-making authority.

2.9	Decision-Making within the Joint Development Committees; Final Decision-Making Rights.

2.9.1

Decisions. The JEDC and JLDC shall act by consensus to the extent that it has decision-making authority under this Agreement. The representatives from each Party on the JEDC and JLDC will have, collectively, one (1) vote on behalf of that Party.

2.9.2

Disputes within the JEDC. In the event an issue arises at the JEDC on which such committee, after a good faith effort, cannot reach consensus within a period of thirty (30) days, then either Party shall have the right to refer such issue for resolution to the Senior Executives, and if such Senior Executives are unable to resolve such issue after a period of ten (10) Business Days, then NGM shall have the final say with respect to such issue, including the POC Trial and its design and endpoints, and the selection of Indications that should be addressed by any given proposed Research Program Development Candidate.

2.9.3

Disputes within the JLDC. In the event an issue arises at the JLDC on which such committee, after a good faith effort, cannot reach consensus within a period of 30 days, then either Party shall have the right to refer such issue for resolution to the Senior Executives, and if such Senior Executives are unable to resolve such issue after a period of ten (10) Business Days, then Merck shall have the final say with respect to such issue, subject to further modification of Merck’s final decision as a result of feedback from internal Merck committees within a reasonable time frame; provided, however, that Merck may not unilaterally decide to [*] or [*] except [*].

2.10	The Joint Commercialization Committee or JCC.

2.10.1

Composition of the JCC. Following the first exercise of the NGM ANS Option and upon positive read-out from the first Phase 3 Clinical Trial with respect to which such option was exercised, the Parties agree to establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”) with respect to such NGM Optioned Product and any subsequent NGM Optioned Products. The JCC shall comprise an equal number of representatives of Merck and representatives of NGM (but in no event more than two (2) representatives from each Party). Each Party may change its representatives to the JCC from time to time in its sole discretion, effective upon notice to the other Party of such change. The JCC shall be chaired by a representative of Merck.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.10.2	Function and Powers of the JCC. Subject to Merck’s final decision-making rights, the JCC shall oversee and manage the Commercialization of each NGM Optioned Product, including:

[*]

2.10.3

JCC Meetings. The JCC shall meet twice per Calendar Year (except in the Calendar Year immediately preceding the anticipated First Commercial Sale of an NGM Optioned Product that NGM is Co-Detailing and during the Calendar Year of such First Commercial Sale, during which Calendar Years the JCC shall meet once per Calendar Quarter), or more frequently as the Parties may agree, in accordance with a schedule established by mutual written agreement of the Parties, with the location for such meetings alternating between NGM and Merck facilities (or such other location as may be determined unanimously by the JCC members). Alternatively, the JCC may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.10.4

JCC Agendas. The chair of the JCC shall be responsible for distributing an agenda for each JRC meeting at least ten (10) days in advance of such meeting. Each Party shall have the right to request the chair to include any matter on the agenda, which requests shall be accommodated by the chair. The chair shall be responsible for generating and issuing minutes of each JCC meeting, which shall include a summary of any actions agreed at the meeting.

2.10.5

JCC Minutes. The JCC shall keep minutes with respect to decisions taken by it, which minutes will be issued in draft form and provided to the JCC representatives of each Party for review. Any corrections or comments must be provided to the chair within ten (10) days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such ten (10)-day period, deemed approved) minutes in final form to the JCC representatives of each Party.

2.10.6

Discontinuation of Participation on the JCC. The JCC shall disband upon the earlier of: (a) NGM providing written notice to Merck of its intention to disband and no longer participate in the JCC; (b) Merck providing written notice to NGM of its intention to disband and no longer participate in the JCC; and (c) termination of this Agreement with respect to all NGM Optioned Products. In the event that the JCC is disbanded any decisions and discussions originally before the JCC shall be handled directly between the Parties, without any change to decision-making authority (i.e., subject to Merck’s final decision making rights).

2.10.7	Decisions. The JCC shall act by consensus to the extent that it has decision-making authority under this Agreement.

2.10.8

Disputes within the JCC. In the event an issue arises at the JCC involving an NGM Optioned Product with respect to which the NGM ANS Allocation is equal to or greater than [*] on which such committee, after a good faith effort, cannot reach consensus within a period of thirty (30) days, then either Party shall have the right to refer such issue for resolution to the Senior Executives, and if such Senior Executives are unable to resolve

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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such issue after a period of ten (10) Business Days, then Merck shall have the final say with respect to such issue. In the event that the NGM ANS Allocation is less than [*] with respect to a given NGM Optioned Product then Merck shall have final say with respect to any issue before the JCC regarding such NGM Optioned Product and without any minimum discussion time at the JCC or need to escalate such matter.

2.11

Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and each committee under this Article 2 shall have solely the powers expressly assigned to it in this Article and elsewhere in this Agreement, and no committee shall have any power to amend, modify or waive compliance with this Agreement.

2.12

NP201 Project Leaders. Merck and NGM each shall appoint a person (a “NP201 Project Leader”) to coordinate the Parties’ activities across the NP201 Research Collaboration. The NP201 Project Leaders shall be the primary contact between the Parties with respect to the NP201 Research Collaboration. Each NP201 Project Leader shall thereafter be permitted to attend meetings of the Joint NP201 Committee, JEDC and JLDC as a nonvoting observer, subject to the confidentiality provisions of Article 10. Each Party shall notify the other within thirty (30) days of the Effective Date of the appointment of its NP201 Project Leader and shall notify the other Party as soon as practicable upon changing this appointment.

2.13

Working Groups. From time to time, the Parties or any committee may establish a working group (each, a “Working Group”) to oversee particular projects or activities, which Working Groups may include: (a) an intellectual property Working Group (the “IP Working Group”); and/or (b) a finance Working Group (the “Finance Working Group”), which shall report to the Parties collectively. Any Working Group may be assigned upon approval of the Parties to report instead to a specific committee or more than one committee. Each Working Group shall undertake the activities allocated to it herein or delegated to it by the Parties, or the committee to which it reports. During the process of establishing each Working Group, such Working Group and the Parties or the committee to which it reports shall agree regarding which matters such Working Group will resolve on its own and which matters such Working Group will advise the Parties or the committee regarding (and with respect to which such advice-specific matters the Parties or committee will resolve); provided, however, that no Party or committee or any other Person designated with authority hereunder may delegate to a Working Group any decision-making authority over any matter that has been expressly allocated to a committee or such Person in this Agreement; and provided, further, that the Parties acknowledge and agree that each Working Group is intended to function primarily in a supporting role providing advice or information to the Parties or committee to which it reports, but that each Working Group will be best positioned to provide expedited guidance regarding certain operational matters as determined by and subject to the jurisdiction of the committee to which such Working Group reports or to the Parties. Any dispute arising within a Working Group shall be referred to the Parties directly or to the committee to which it reports for resolution, as applicable.

2.14

Alliance Managers. Each Party shall appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement and any related agreements between the Parties or their Affiliates (each an “Alliance Manager”). Such persons shall endeavor to assure clear and responsive communication between the Parties and the effective exchange of information, and may serve as a single point of contact for any matters arising under this Agreement. The Alliance Managers shall have the right to attend all committee and Working Group meetings as non-voting participants and may bring to the attention of the committee and Working Group any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. Each Party may designate different Alliance Managers by notice in writing to the other Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 3

NP201 PROGRAM; LICENSES

3.1	License Grants under NP201 Program.

3.1.1	Licenses by NGM.

(a)

NGM hereby grants to Merck an exclusive (even as to NGM, except to the extent required for NGM to perform its obligations under the NP201 Research Plan) royalty-bearing license (subject to Section 9.6), under the NP201 IP, and NGM’s interest in any Collaboration Technology, with the right to grant and authorize sublicenses in accordance with Section 3.1.1(d), to: (i) research, Develop, use and manufacture (including making and having made) NP201 Compounds and NP201 Products in the Field in the Territory, including pursuant to the NP201 Research Plan; and (ii) Commercialize (including selling, offering for sale, importing and exporting) NP201 Compounds and NP201 Products in the Field in the Territory. Without limiting the foregoing, solely with respect to Merck’s performance of the NP201 Research Collaboration, NGM hereby grants to Merck a non-exclusive, royalty-free license, under any and all Patent Rights and Know-How that are Controlled by NGM or any of its Affiliates (subject to Section 14.3), solely for Merck to conduct the NP201 Research Collaboration during the NP201 Research Term.

(b)

Subject to the remainder of this Section 3.1.1(b), NGM hereby grants Merck a non-exclusive, royalty-free license under all Know-How and Patent Rights that NGM or any of its Affiliates (subject to Section 14.3) Control and is related to the activities under this clause, and NGM’s interest in any Collaboration Technology, with the right to grant and authorize sublicenses in accordance with Section 3.1.1(d), to use the Provided NP319 Antagonists for purposes of researching, Developing, using and manufacturing (including making and having made) NP201 Compounds in the Field in the Territory. This license does not include any rights to develop or commercialize any Provided NP319 Antagonists. To assist Merck in its research and development of NP201 Compounds, NGM will [*]. Merck shall [*], and Merck shall not [*] without the prior written consent of NGM. Merck shall not sell, transfer, disclose or otherwise provide access to [*] without the prior written consent of NGM, except that [*]; provided, however, that [*]. Merck shall [*].

(c)

In the event that the use, manufacturing (including making and having made) or Commercialization (including selling, offering for sale, importing and exporting) by Merck, of a particular NP201 Compound or NP201 Product (in each case in the form in which such NP201 Compound or NP201 Product was provided by NGM to Merck pursuant to this Agreement) in the Field in the Territory pursuant to this Agreement, would infringe during the Term a claim of an issued Patent Right that is Controlled by NGM or its Affiliates (subject to Section 14.3) and that is not covered by the grant in Section 3.1.1(a), NGM hereby grants, and NGM shall cause its Affiliates (subject to Section 14.3) to grant, to Merck, subject to the terms and conditions of this Agreement and subject to any exclusive license grants to Third Parties (which license grants occurred prior to initiation of the first

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Phase 2 Clinical Trial of the relevant NP201 Compound or NP201 Product) a non-exclusive, with the right to grant and authorize sublicenses in accordance with Section 3.1.1(d), royalty-free license in the Territory during the Term under such issued Patent Right use, manufacture (including making and having made) and Commercialize (including sell, offer for sale, import and export) such NP201 Compound or NP201 Product in the Field in the Territory.

(d)

Merck may grant sublicenses of the licenses under Sections 3.1.1(a), (b) and (c) to any Affiliate at any time; provided, however, in the case of a sublicense of the license under Section 3.1.1(c) that such Affiliate has a received sublicense of the license under Section 3.1.1(a) in accordance with this Section 3.1.1(d) with respect to the applicable NP201 Compound or NP201 Product. Merck may grant sublicenses of the license under Sections 3.1.1(a), (b) and (c) to a Third Party; provided, however, that: (i) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (ii) each such sublicense terminates upon the earlier of the termination of the NP201 Program or termination of this Agreement; (iii) in the case of a sublicense of the license under Section 3.1.1(b) that such Third Party is solely permitted to use the Provided NP319 Antagonists to research, Develop, use or manufacture (including making and having made) NP201 Compounds or NP201 Products on behalf of Merck; and (iv) in the case of a sublicense of the license under Section 3.1.1(c) that such Third Party has a received sublicense of the license under Section 3.1.1(a) in accordance with this Section 3.1.1(d) with respect to the applicable NP201 Compound or NP201 Product. Notwithstanding the foregoing, and solely with respect to an NP201 Product that has been the subject of an NGM ANS Option, Merck shall notify NGM in writing prior to entering into material discussions with any Third Party regarding Merck granting a sublicense that would constitute the entirety of the license contained in Section 3.1.1 with respect to such NP201 Product in the US or worldwide (i.e., a sublicense of all research, Development, use, manufacturing (including making and having made) and Commercialization (including sell, offer for sale, import and export) rights in the US or throughout the world and in all Indications), and Merck may only grant such a sublicense thirty (30) or more days after such notice and only to a Third Party that is commercially qualified to Develop and Commercialize human therapeutic products.

3.1.2

Licenses by Merck. During the NP201 Research Term, Merck hereby grants to NGM a non-exclusive, royalty-free license, under the Merck IP, solely for NGM to conduct its obligations under the NP201 Research Plan with respect to NP201 Compounds. NGM may grant sublicenses of the license set forth in this Section 3.1.2 to Third Parties who are acting on NGM’s behalf in the conduct of activities under the NP201 Research Plan, without the prior written consent of Merck, but not a single sublicense of the entirety of such license to a single Third Party, which single sublicense would require the prior written consent of Merck, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that: (i) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (ii) each such sublicense terminates upon the earlier of the termination of the NP201 Program or termination of this Agreement; and (iii) each sublicense solely permits the use of the sublicensed Merck IP within the scope of the license granted by Merck pursuant to this Section 3.1.2. For the avoidance of doubt: (a) the license set forth in this Section 3.1.2 does not include any right to manufacture or sell products to Third Parties; and (b) NGM may not use the Merck IP as licensed under this Section 3.1.2 other than to perform its responsibilities under the NP201 Research Plan during the NP201 Research Term with respect to NP201 Compounds.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.1.3	Negative Covenant; No Implied Licenses.

(a)

Each Party covenants that it will not knowingly use or practice any of the other Party’s intellectual property rights licensed to it under this Section 3.1 except for the purposes expressly permitted in the applicable license grant. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any Know-How or patents or patent applications owned or Controlled by the other Party or its Affiliates.

(b)

NGM covenants that it will not: (i) take any action that would cause a lien, charge or encumbrance of NP201 IP or NGM’s interest in any Collaboration Technology; or (ii) assign, transfer, convey or otherwise grant to any Person: (a) any rights to any NP201 IP or NGM’s interest in any Collaboration Technology (or any rights to any intellectual property that would otherwise be included in the NP201 IP or NGM’s interest in any Collaboration Technology but for such action resulting in the loss of Control of such intellectual property rights), in any manner that is inconsistent with the exclusive licenses granted to Merck pursuant to Section 3.1.1(a); or (b) any rights to any NP201 Compounds or NP201 Products that are inconsistent with the exclusive licenses granted to Merck pursuant to Section 3.1.1(a).

(c)

Merck covenants that it will not take any action that would cause a lien, charge or encumbrance of Merck’s interest in any Collaboration Technology during the Term with respect to the applicable NP201 Compound(s) or NP201 Product(s).

3.2	Conduct of NP201 Research Collaboration.

3.2.1

Purpose and Term. The Parties have agreed to engage in the NP201 Research Collaboration on the terms and conditions set forth in this Agreement and as directed by the Joint NP201 Committee and in accordance with the NP201 Research Plan. Under the NP201 Research Collaboration: (i) NGM will be primarily responsible for conducting all IND-enabling studies on NGM386 and NGM395, with IND-enabling activities being transferred to Merck, to the extent approved by the Joint NP201 Committee, in a manner that does not slow the NP201 Program; (ii) NGM and Merck shall identify additional candidates selected for the initiation of IND-enabling studies (“NP201 Development Candidates”); (iii) NGM and Merck shall compile the IND package for NP201 Development Candidates; and (iv) Merck will conduct early Clinical Studies on such NP201 Development Candidates, all as and to the extent specified by the Joint NP201 Committee pursuant to the NP201 Research Plan; and (v) NGM shall conduct further research and screening for the discovery and/or identification of NP201 Compounds or advance the characterization and optimization of NP201 Compounds, with the goal of selecting additional NP201 Development Candidates. The activities to be undertaken in the course of the NP201 Research Collaboration are set forth in the NP201 Research Plan, which may be amended from time to time upon mutual written agreement by authorized representative(s) of the Parties acting through the Joint NP201 Committee. The NP201 Research Collaboration will be undertaken and performed solely during the NP201 Research Term. For clarity, once a NP201 Compound completes a POC Trial, the JLDC (pursuant to Section 2.7) or the JCC (pursuant to Section 2.10), as and to the extent applicable, shall oversee activities hereunder relating to such NP201 Compound and such NP201 Compound shall no longer be subject to the NP201 Research Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.2.2

Performance; Funding. Each Party shall use its respective Commercially Reasonable Efforts to perform the activities allocated to it pursuant to the NP201 Research Plan in accordance with the terms of this Agreement. Merck will perform, at its own cost and expense, any activities for which it is responsible under the NP201 Research Plan. NGM will perform the activities for which it is responsible under the NP201 Research Plan using the Research Funding outlined in Section 4.2. Subject to the foregoing and the terms and conditions of this Agreement (including compliance with the NP201 Research Plan), each Party (and not the Joint NP201 Committee) shall be responsible for managing its own research efforts within the scope of the activities allocated to it pursuant to the NP201 Research Plan and making decisions with respect to its day-to-day conduct in support of such research efforts.

3.3

Governance by Joint NP201 Committee; Budgets. The Joint NP201 Committee shall have general oversight of the NP201 Research Collaboration as set forth and in accordance with Section 2.4. Without limiting the foregoing, the Joint NP201 Committee shall set, in compliance with the other provisions of this Agreement, as part of the Research Funding Budget, a budget for each Calendar Year or portion thereof during the NP201 Research Collaboration, which will include External Costs (in accordance with, and subject to, Section 4.2.3), and FTE funding for NGM’s activities (in accordance with, and subject to, Section 4.2.2) under the NP201 Research Collaboration. The Joint NP201 Committee shall have only the powers expressly assigned to it in this Section 3.3 and elsewhere in this Agreement, and shall not have any power to amend, modify, or waive compliance with this Agreement.

3.4

Exchange of Information. Upon the Effective Date, and on an ongoing basis during the NP201 Research Term, each Party shall, to the extent applicable, promptly disclose to the other any Collaboration Inventions, and NGM shall disclose to Merck in English and in writing or in an electronic format all NP201 IP not previously disclosed, and Merck shall disclose to NGM in English and in writing or in an electronic format all Merck Know How that is necessary for NGM to perform the NP201 Research Collaboration and that has not been previously disclosed.

3.5	Development, Manufacture and Commercialization of NP201 Compounds and Products.

3.5.1

Generally. All later Development, manufacturing and Commercialization activities for NP201 Compounds and NP201 Products hereunder shall be Merck’s sole responsibility and at Merck’s own expense, subject to the NGM ANS Option and Co-Detailing Option under Article 7. For clarity, the NGM ANS Option and Co-Detailing Option shall apply to each NP201 Product.

3.5.2

Diligence. NGM understands and acknowledges that Merck does not seek to market its products in each and every country of the Territory and may not seek to Develop and/or Commercialize NP201 Products in every country of the Territory; provided, however, that Merck shall use Commercially Reasonable Efforts during the Term to seek Marketing Authorization [*] and to Commercialize [*] following receipt of Marketing Authorization of such NP201 Product [*], including the Co-Detailing of any NP201 Product as to which NGM has exercised the NGM ANS Option in such countries in the Co-Detailing Territory with NGM as and to the extent NGM exercises its Co-Detailing Option and in accordance with the terms of the Co-Detailing Agreement. NGM acknowledges that Merck’s obligations pursuant to this Section 3.5.2 may be satisfied by in whole or in part by Related Parties or permitted assignees (which assignees shall be deemed to be Merck for all purposes of this Agreement).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.5.3

Discontinuation. Notwithstanding Section 3.5.2, if Merck (and its Affiliates and sublicensees) [*], Merck shall notify NGM in writing and the Parties shall discuss in good faith for a period of thirty (30) days the status of such NP201 Products, [*]

3.5.4

Governance by JLDC and JCC. To the extent NGM exercises the NGM ANS Option, the JLDC or JCC, as applicable, shall oversee and facilitate the conduct of Development and Commercialization of the applicable NP201 Compound and NP201 Product, as set forth in Article 2.

3.6

Exclusive Efforts for NP201 Program. Subject to Section 14.4.1, during the NP201 Research Term and the [*] period immediately following the end of the NP201 Research Term but terminating upon any termination of this Agreement in its entirety or with respect to the NP201 Program, the Parties and their Affiliates shall work together exclusively on the research, development and commercialization of antibodies, peptides, large molecules and small molecule compounds that activate or agonize NP319 alone or together with its co-receptor(s) at the Activity Threshold, and neither Party or its Affiliates shall conduct any research, development or commercialization, whether independently or with or through an Affiliate or Third Party, that is directed to any antibody, peptide or other large molecule, or small molecule, that is known, believed or intended to activate or agonize NP319 alone or together with its co-receptor(s) at the Activity Threshold, except pursuant to this Agreement.

3.7

Records and Reports. In the event NGM elects not to participate in either the JLDC or JCC with respect to NP201 Compounds or NP201 Products, as applicable, and Merck takes on Clinical Studies for any NP201 Compound or NP201 Product, Merck shall provide NGM with a written annual development and commercialization plan that includes a high level summary of Merck’s development and Commercialization efforts, with respect to such NP201 Compounds and NP201 Products (each, a “Report”) by October 31st of each Calendar Year. At the request of NGM within thirty (30) days of NGM’s receipt of the Report, the Parties will meet to discuss the Report.

ARTICLE 4

RESEARCH PROGRAM AND CONDUCT OF EARLY DEVELOPMENT

4.1	Conduct of Research Program.

4.1.1

Purpose. NGM shall conduct the Research Program to identify and amplify the biological role of targets other than Excluded Targets with potential utility in various therapeutic areas, consistent with its objectives set forth in Section 2.3, based on NGM’s existing approach to biology-centric drug discovery and research, and with the objective of identifying, researching and developing, through a POC Trial, multiple Research Program Development Candidates, subject to the Research Funding FTE Budget. NGM shall have primary responsibility for the conduct of the Research Program, including scientific, pre-clinical, pre-POC CMC, clinical and regulatory activities. At NGM’s request or as provided in Section 4.1.7, Merck may contribute to IND-enabling and pre-POC activities upon agreement by the JRC or JEDC. The activities to be undertaken in the course of the Research Program shall be reported to the JRC and JEDC, as applicable, at each meeting of the same and each Party shall otherwise provide updates from time-to-time between such meetings as the other Party may reasonably request. NGM shall consider in good faith all inputs from Merck, including from Merck’s members on the JRC and JEDC, as applicable, with respect to such activities. The Research Program will be undertaken and performed solely during the Research Program Term, except as set forth in Section 4.4 with respect to any Tail Period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.1.2

Initial Research Program Term. The Research Program shall commence as soon as practicable after the Effective Date and shall run for an initial term of five (5) years from the Effective Date (the “Initial Research Program Term”). The Research Program will expire at the end of the Initial Research Program Term unless: (i) the Research Program is extended in accordance with Section 4.1.3; (ii) the Research Program enters the Tail Period in accordance with Section 4.4; or (iii) the Research Program is terminated early in accordance with Section 13.4.

4.1.3

Extension Options. At its sole option, and in its sole discretion, Merck shall have the right and option to extend the Research Program for a period of two (2) years commencing on the date of the expiration of the Initial Research Program Term (the “First Extension Period”) and, if exercised, Merck would have an additional right and option to extend the First Extension Period for an additional period of two (2) years from the date of the expiration of the First Extension Period (the “Second Extension Period”). To exercise either of such options, Merck shall so notify NGM, in writing, by no later than twelve (12) months prior to the expiration of the Initial Research Program Term or the First Extension Period, as the case may be, and make the extension payment set forth in Section 9.1 (the Initial Research Program Term, as may be extended by the First Extension Period and the Second Extension Period, are referred to collectively as the “Research Program Term”).

4.1.4

Performance. NGM shall act in good faith and use its Commercially Reasonable Efforts to perform the activities under the Research Program, using the funding provided by Merck hereunder, as set forth in Section 4.2, and with the objective of identifying multiple Collaboration Compounds and Research Program Development Candidates over the course of the Full Research Program Term for development through a POC Trial, to enable Merck to exercise the Merck Option therefor, in its sole discretion. NGM shall dedicate to the Research Program appropriate resources and allocate personnel with an appropriate level of education, experience and training in identifying, researching and developing Collaboration Targets and Collaboration Compounds in order to achieve the objectives of the Research Program efficiently and expeditiously, which resources and personnel shall be consistent with the level of funding provided by Merck.

4.1.5	NGM’s Responsibilities. Without limiting the foregoing, during the Full Research Program Term, NGM shall, subject to Section 4.1.7:

(a)	conduct research activities leading to the selection of Collaboration Targets, including identification, characterization and validation;

(b)

optimize proteins, peptides or antibodies against their respective Collaboration Targets to ensure that resulting Collaboration Compounds are viable candidates for future pre-clinical activities and Clinical Studies;

(c)	conduct activities related to engineering, modification, expression, production, and purification of Collaboration Compounds, including peptides, recombinant proteins and antibodies;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d)

conduct pre-clinical activities, including pharmacodynamics, pharmacokinetic and safety assessments, and Clinical Studies, up to and including the first POC Trial for each Research Program Development Candidate chosen for advancement, as deemed necessary or desirable by NGM with input from the JRC and JEDC;

(e)	conduct process and formulation development of Research Program Development Candidates as deemed appropriate by NGM with input from the JRC and JEDC;

(f)

have the right and responsibility to manufacture, or have manufactured, Research Program Development Candidates prior to Merck’s exercise of the Merck Option with respect thereto, including all required bulk drug substance and clinical materials, consistent with NGM’s reasonable internal practices, industry standards and all Laws. NGM will conduct any POC Trial with bulk drug substance the manufacture of which shall be in accordance with all Laws including GMP, it being understood, however that such drug substance will in most cases not be the commercial formulation of such Development Compound. Notwithstanding the foregoing, any contractors that NGM intends on using for the manufacture of GMP material must be audited and approved by Merck prior to performing any Collaboration Activities;

(g)

develop biomarker and other assays it determines to be useful or desirable for the Research Program Development Candidates and/or the potential Products, as deemed appropriate by NGM with input from the JRC and JEDC;

(h)

keep Merck informed, including through regular JRC and JEDC meetings during the Full Research Program Term, of all progress being made by NGM with respect to Research Program Development Candidates, at key junctures along the development path, such as Research Program Development Candidate nomination, IND filing and the like, as well as general progress made for all other Collaboration Compounds;

(i)	[*]

(j)

be responsible for preparing and filing all regulatory filings for Research Program Development Candidates, including all INDs, up through conduct of the POC Trial, all of which shall be in the name of NGM; and

(k)

make available to Merck its reasonable requirements of Collaboration Targets and other reagents for use in its internal small molecule development activities under Article 6, if and to the extent available and in NGM’s possession.

4.1.6

Use of Subcontractors. NGM shall be entitled to utilize the services of any Affiliates and Third Parties to perform discrete elements of its Research Program activities; provided, however, that it shall: (i) remain at all times fully liable for its responsibilities under the Research Program and shall ensure that each Affiliate and subcontractor complies with the terms and conditions of this Agreement; and (ii) ensure that NGM is the owner of (with the unfettered right to license to Merck hereunder and without any further consideration) any intellectual property rights or materials (e.g., a cell line) developed or used by any such Affiliate or Third Party service provider. Notwithstanding the foregoing, any contractors that NGM intends on using for the manufacture of GMP material must be audited and approved by Merck prior to performing any Collaboration Activities.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.1.7

[*]. In the event that NGM has exceeded the Research Funding Budget for a given Research Program Year, or it is reasonably anticipated that NGM will exceed the Research Funding Budget for a given Research Program Year, it shall notify Merck through the JRC and/or JEDC, as applicable, and where at least one Research Program Development Candidate has been nominated under the Research Program, [*], in accordance with this Section 4.1.7, [*] or [*]; provided, however, that [*], in accordance with [*] and/or [*] (subject in all cases to [*]). To the extent that [*], and [*], which will be [*], or, if [*], or [*], and [*], as and to the extent set forth in Section [*].

4.1.8	Licenses.

(a)

By Merck. Merck hereby grants to NGM a non-exclusive, royalty-free license, under the Merck IP, solely for NGM to conduct the Research Program during the Research Program Term and to research, Develop and use Tail Compounds/Targets during the Tail Period. NGM may, with Merck’s prior written consent, grant sublicenses of the license set forth in this Section 4.1.8 to Affiliates, and to Third Parties who are acting on NGM’s behalf in the conduct of activities under the Research Program or with respect to Tail Compounds/Targets, but not a single sublicense of the entirety of such license to a single Third Party, which single sublicense would require the prior written consent of Merck; provided, however, that: (A) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (B) each such sublicense terminates upon the earlier of the termination of the Tail Period or termination of this Agreement; and (C) each sublicense solely permits the use of the sublicensed Merck IP within the scope of the license granted by Merck pursuant to this Section 4.1.8(a). For the avoidance of doubt: (i) the license set forth in this Section 4.1.8(a) does not include any right to manufacture or sell products to Third Parties; and (ii) NGM may not use the Merck IP as licensed under this Section 4.1.8(a) other than to perform the Research Program during the Research Program Term and to research, Develop and use Tail Compounds/Targets during the Tail Period.

(b)

By NGM. NGM hereby grants to Merck a non-exclusive, royalty-free license, under any and all Patent Rights and Know-How that are Controlled by NGM or any of its Affiliates (subject to Section 14.3), solely for Merck to conduct such activities as may be undertaken by it pursuant to Section 4.1.7 or otherwise as requested by NGM and agreed to by Merck under the Research Program during the Research Program Term and to research, Develop and use Tail Compounds/Targets during the Tail Period, in each case as and to the extent specified in this Article 4. Merck may, with NGM’s prior written consent, grant sublicenses of the license set forth in this Section 4.1.8(b) to Third Parties who are acting on Merck’s behalf in the conduct of activities under the Research Program or with respect to Tail Compounds/Targets; provided, however, that: (A) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (B) each such sublicense terminates upon the termination of this Agreement; and (C) each sublicense solely permits the use of such sublicensed Patent Rights and Know-How within the scope of the license granted by NGM pursuant to this Section 4.1.8(b). For the avoidance of doubt: (i) the license set forth in this Section 4.1.8(b) does not include any right to manufacture or sell products to Third Parties; and (ii) Merck may not use the NGM intellectual property rights licensed under this Section 4.1.8(b) other than to perform the Research Program during the Research Program Term and to research, Develop and use Tail Compounds/Targets during the Tail Period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.2	NGM FTEs, Merck funding of NGM FTEs and NGM’s Out-of-Pocket Expenses.

4.2.1

NGM FTEs. During the Full Research Program Term, NGM shall, in its sole discretion, assign the appropriate number of FTEs to conduct NGM’s activities under the Research Program and NP201 Research Collaboration; provided, however, that if NGM chooses in its discretion to provide staffing that exceeds the Research Funding Budget Merck will not be obligated to pay for those NGM FTEs that exceed such Research Funding Budget.

4.2.2

Minimum FTE Support. Merck will provide NGM with the Research Funding, and NGM agrees to apply at least [*] of such Research Funding during each Research Program Year to pay for costs and expenses associated with the NGM FTE’s performance of the Research Program and NP201 Research Collaboration.

4.2.3	FTE and External Cost Funding; Annual Budgets; True Up.

(a)

NGM shall provide to Merck, not later than [*] prior to the start of each Research Program Year, a rolling annual budget, for the subsequent two (2) Research Program Years, of its projected FTE funding requirements and projected Third Party costs (including costs for consultants) and other out-of-pocket expenses incurred by it in the conduct of the Research Program and NP201 Research Collaboration, subject to Section 4.2.4 (the “External Costs”) for each such year, with the first year’s budget of such Research Program Years constituting the fixed budget for such year (such year’s budget the “Research Funding Budget”); provided, however, that in no event shall the Research Funding Budget for any Research Program Year be in excess of the applicable cap set forth below, which such cap may only be revised upon mutual written agreement of the Parties (“Research Funding Cap”):

FUNDING YEAR	AMOUNT OF PAYMENT
Research Program Year 1 through 5	$50,000,000

(b)

NGM will keep true, accurate and complete records of its FTE work and External Costs incurred under the Research Program. Upon the request of Merck, NGM will permit Merck or its independent certified accountants of nationally recognized standing, to have access during ordinary business hours to such of NGM’s records as may be necessary to reasonably substantiate the accuracy of NGM’s FTE efforts under the Research Program.

(c)

During the Research Program Term, Merck shall make payments to NGM [*], in an amount equal to [*] ([*] and all such amounts, collectively, the “Research Funding”). For clarity, Research Funding shall include funding for NGM FTEs conducting all elements of the Research Program and NP201 Research Collaboration, including Early Development activities, pre-POC CMC and regulatory activities, subject to the requirements of Section 4.2.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d)

Within [*] days of the end of [*], NGM shall provide to Merck an accounting of the number of FTEs actually deployed in the conduct of the Research Program and NP201 Research Collaboration during such [*], multiplied by the FTE Rate, and a determination of the variance of such actual FTE costs from the [*] Research Funding provided for such [*] by Merck (the “FTE True Up Report”), and shall provide to Merck an accounting of the amount of actual External Costs incurred by NGM during such Calendar Quarter, including appropriate supporting evidence (e.g., copies of receipts) for amounts in excess of [*], and a determination of the variance of such actually incurred External Costs from [*] provided for such [*] by Merck (the “External Costs True Up Report”). [*] Merck shall have the right to deduct such positive variance amount from the next scheduled Quarterly Research Funding amount unless the Parties had previously agreed to such positive variance prior to NGM incurring such additional costs, or, where there is no such further [*] amount owed to NGM, NGM shall repay to Merck such positive variance amount within sixty (60) days of the date of such True Up Report.

(e)

Funding of FTE’s and External Costs during the First Extension Period or the Second Extension Period shall be at such levels as is mutually agreed upon by the Parties in writing, but shall be on similar business terms and payment mechanism as described above in this Section 4.2.2. Such agreement on funding of FTE’s for the First Extension Period and Second Extension Period, as applicable, shall include a budget cap of at least [*] and no greater than [*] of the Research Funding for Research Program Year 5. NGM shall not be required to conduct any research or development activities during any such First Extension Period or Second Extension Period until such funding levels are agreed.

(f)

NGM shall apply the Research Funding it receives under this Agreement solely to carry out its activities under, and in accordance with the NP201 Research Plan or in furtherance of the Research Program, and, in each case, in accordance with the terms and conditions of this Agreement. NGM covenants that it shall not use any Research Funding obtained from Merck to fund any internal or external costs associated with its activities under any of the Existing Collaboration Agreements and/or to research or develop any Retained Compounds or Retained Targets.

4.2.4

External Costs. “External Costs” shall include [*] to be used solely (or if applicable to other uses, then a fair allocation of such costs) in the conduct of the Research Program or NP201 Research Collaboration; provided, however, that Merck’s approval shall be obtained in writing in advance for such External Costs that are in excess of [*] for any such [*]; provided, further, that Merck shall not be responsible for [*]. For clarity, any External Costs that are: (i) approved by Merck under this Section 4.2.4, shall be included in the Research Funding Budget and shall, accordingly, be subject to, and count against, the Research Funding Cap; or (ii) not approved by Merck under this Section 4.2.4 (as and to the extent such approval is necessary), shall not be included in the Research Funding Budget, shall not count against the Research Funding Cap and NGM shall be solely responsible for any such costs.

4.2.5

Expense Reduction. The Parties agree to cooperate during the Research Program Term in identifying and implementing opportunities to reduce the costs incurred in the conduct of the Research Program, including costs of equipment, consumables such as laboratory supplies and Third Party services such as toxicology, clinical studies or manufacturing services, provided such cooperation does not unduly delay or hamper NGM in the performance of its activities thereunder. These attempts may include exploration of Merck’s preferred supply arrangements, and Merck’s procurement expertise.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.2.6

Records; Audits. NGM will keep, and will cause each of its Affiliates and subcontractors, as applicable, to keep, adequate books and records of accounting of all FTEs, FTE spend and out-of-pocket expenses for the Collaboration for the purpose of ensuring its compliance hereunder. For the [*] following the end of the Calendar Year to which such books and records of accounting (including those of its Affiliates, as applicable) relate will be kept at its principal place of business. At the request of Merck, NGM will permit (and procure its Affiliates, to permit) an independent certified public accounting firm of internationally recognized standing selected by Merck and reasonably acceptable to NGM to have access during normal business hours to such of the records as may be reasonably necessary to verify the accuracy of the payments due hereunder from Merck in connection with FTEs and out-of-pocket expenses for any Calendar Year ending not more than [*] following the end of any Calendar Year. Such examinations may not be conducted more than once in any Calendar Year or be repeated for any Calendar Year. The accounting firm shall disclose to Merck only whether the reports are correct or incorrect and the amount of any discrepancy. No other Confidential Information shall be provided. If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within thirty (30) days of the date of delivery of such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by Merck; provided, however, that if the overcharge by NGM exceeds [*], then NGM shall pay the fees. Upon the expiration of [*] following the end of any Calendar Year, absent willful misconduct or fraud by NGM (or its Affiliates, as applicable) the calculation of amounts payable with respect to such Calendar Year shall be binding and conclusive upon Merck, and NGM shall be released from any liability or accountability with respect to amounts payable for such Calendar Year. Merck shall treat all financial information subject to review under this Section in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with NGM obligating it to retain all such Confidential Information in confidence pursuant to such confidentiality agreement.

4.2.7

Potential Increases to the Research Funding Cap. In accordance with Section 4.1.7, in the event that NGM has exceeded or anticipates exceeding the Research Funding Budget for a given Research Program Year, and where at least one Research Program Development Candidate has been nominated under the Research Program, Merck shall increase the Research Funding Budget solely for the purpose of performing those IND-enabling or later staged activities for the relevant Research Program Year for all Research Program Development Candidates during such Research Program Year by up to Twenty Five Million Dollars ($25,000,000) in the aggregate; provided, however, that, such Twenty Five Million Dollar ($25,000,000) amount shall be reduced each Research Program Year by an amount equal to the value of the activities that Merck performs, if any, in accordance with Section 4.1.7 (e.g., reduced by the number of Merck FTEs engaged in such activities at the FTE Rate and reduced by out-of-pocket costs Merck incurs in connection therewith). In the event that Merck is unable or unwilling to undertake the relevant activities outlined in Section 4.1.7, such Twenty Five Million dollar ($25,000,000) amount (less any reduction in connection with Merck’s performance of activities outlined in Section 4.1.7) shall be allocated between FTE funding and the funding of External Costs as appropriate to reflect whether NGM is using its own FTEs to perform the relevant activity or a Third Party service provider; provided, however, that, for clarity, such Research Funding

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Budget shall not be automatically increased by such amounts, but rather shall be increased by the actual costs incurred in connection with the relevant activities, but in no event more than such Twenty Five Million Dollar ($25,000,000) amount (less any reduction in connection with Merck’s performance of activities outlined in Section 4.1.7). Subject to the potential increase to the Research Funding Cap in accordance with this Section 4.2.7, the preceding sub-sections of this Section 4.2 shall continue in full force and effect with respect to accounting for and paying amounts owed and due under this Section 4.2 from Merck to NGM. Notwithstanding the foregoing, access to any such amounts shall be subject to discussion before the JEDC.

4.3	Early Development Matters. The following shall pertain to NGM’s Early Development activities under the Research Program:

4.3.1

Reports. NGM shall provide to the JEDC reasonable progress and spending updates at each Calendar Quarter meeting of the JEDC on the status of such Early Development activities, including summaries of data, summaries of the actual and anticipated areas of spending and expenses, and the likelihood of, and timetable for, completion of such Early Development activities and advancement of Research Program Development Candidates to the next phase of Development.

4.3.2	Ownership of Regulatory Filings.

(a)

NGM shall own and maintain all regulatory filings for Research Program Development Candidates made by it and developed pursuant to this Agreement, including all INDs. NGM shall provide the JEDC with regular updates regarding the status of regulatory filings and correspondences for Research Program Development Candidates, and such regulatory filings and correspondences shall be reviewed by the JEDC or a working group established by such committee.

(b)

Without limiting Section 5.5, upon exercise of the Merck Option with respect to a Research Program Development Candidate, NGM shall transfer ownership of such regulatory filings for such Research Program Development Candidate, including all relevant INDs to Merck, and provide Merck with copies of or access to such INDs and other regulatory filings, and all pre-clinical and clinical data and results (including pharmacology, toxicology, formulation and stability studies).

4.3.3

Adverse Event Reporting. Beginning on the Effective Date and continuing until such time, if any, that Merck exercises the Merck Option with respect to a Research Program Development Candidate, NGM shall be responsible for reporting all adverse drug reaction experiences related to the clinical activities of NGM under this Agreement to the appropriate Regulatory Authorities in the countries in the Territory in which the Research Program Development Candidate is being developed, in accordance with the Laws of the relevant countries and Regulatory Authorities. Without limiting the foregoing, upon Merck’s request, NGM shall provide copies of any adverse event reports with respect to a Research Program Development Candidate and any details related thereto that Merck reasonably requests.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.4	Research and Development during the Tail Period.

4.4.1

Portfolio Review. During the [*] period immediately prior to the last day of the Research Program Term (where either no extensions remain or Merck has not elected to extend the Research Program Term), Merck shall have the right to review with NGM the Collaboration Compounds then identified, and their associated Collaboration Targets, and determine if there are Collaboration Compounds for which Merck desires NGM to continue to conduct research and development, including, where successful, through POC (the “Tail Compounds/Targets”) over the ensuing three (3) years immediately following the final year of the Research Program Term (each, a “Tail Year”). Merck shall have the right to require NGM to conduct such additional research and development of such Tail Compounds/Targets, subject to the limits set forth in Section 4.4.2. Notwithstanding the foregoing, Merck may terminate the Tail Period or any particular Tail Year upon [*] written notice to NGM, in which case NGM shall be responsible, at Merck’s expense, upon Merck’s election in writing, for transitioning any Clinical Studies then-being conducted to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through (i), inclusive, shall apply to all such Tail Compounds, mutatis mutandis, subject only to transfers and the like being provided by NGM to Merck (and not by Merck to NGM), or, where Merck does not so elect to have transitioned to it any such Clinical Studies, NGM shall be responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such Clinical Studies or continuing any such Clinical Studies, at its own expense, and the applicable Collaboration Compounds shall become Non-Qualifying Compounds. Where Merck assumes the conduct of such Clinical Studies but terminates Development of the applicable Collaboration Compounds prior to completion of the first POC Trial, such Collaboration Compounds shall become Non-Qualifying Compounds. Where Merck assumes the conduct of such Clinical Studies, upon completion of the first POC Trial with respect to any Tail Compound, the Merck Option would remain in effect and be exercisable as set forth in Article 5, as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [*] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound. In addition, to the extent then-ongoing, all research activities that are not Clinical Studies under the Tail Period shall terminate, effective upon such effective date of termination, and in any event Merck shall have no obligation to pay for any External Costs or such work performed by the NGM FTEs after the effective date of such termination including the Research Funding after such date with respect thereto, and the licenses and rights granted by Merck to NGM in Section 4.1.8(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.8(a), except to the extent needed to conduct the activities set forth above in this Section 4.4.1.

4.4.2	Conduct of Research and Development During Tail Period; Merck Retained Options.

(a)

NGM shall conduct the additional research and development of Tail Compounds/Targets as requested by Merck pursuant to Section 4.4.1 and in a manner consistent with this Article 4; provided, however, that Merck shall fund all such activity in the manner consistent with the funding of FTEs and out of pocket costs (including External Costs, to the extent applicable) set forth in Section 4.2, and provided, further, unless otherwise agreed to by the Parties, that such additional research and development effort and activities shall not exceed a total research and development commitment by NGM (as measured by the total annual budget for both FTEs and External Costs) in excess of: (a) for Tail Year 1, [*] of the actual amount funded for FTEs and External Costs in the last year of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Research Program Term (exclusive of any amounts paid under Section 4.2.7); (b) for Tail Year 2, [*] of the actual amount funded for FTEs and External Costs in the last year of the Research Program Term (exclusive of any amounts paid under Section 4.2.7); and (c) for Tail Year 3, [*] of the actual amount funded for FTEs and External Costs in the last year of the Research Program Term (exclusive of any amounts paid under Section 4.2.7).

(b)

Notwithstanding Section 4.4.2(a), if, during any Tail Year or after the Tail Period, Merck desires to assume responsibility for such research and development activities with respect to one or more Tail Compounds/Targets that have yet to reach POC, Merck shall have the right to internally research and develop such Tail Compounds/Targets by providing NGM with written notice of such intent at the time of Merck’s request pursuant to Section 4.4.1 or at any time during the Tail Period; provided, that, promptly following Merck’s provision of such notice, the Parties shall agree regarding a reasonable transition plan with respect to any such Tail Compounds/Targets (which plan will account for the NGM staffing at the relevant time(s)). Any Tail Compound that undergoes a POC Trial either during the Tail Period or thereafter arising from Merck’s continued internal research and development of that Tail Compound would be subject to a Merck Option to obtain an exclusive license to such POC Compound and its Related Compounds, all in accordance with the process outlined in Article 5, as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [*] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound. In furtherance of the foregoing, NGM hereby grants to Merck an exclusive (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) royalty-free, sublicenseable, license, under the NGM IP, and NGM’s interest in any Collaboration Technology, to research, develop (through completion of a POC Trial), make, have made and use Tail Compounds/Targets that Merck chooses to transfer the further research and development thereof to Merck in accordance with this Section 4.4.2(b). For clarity, no post-POC development rights or commercial rights would be granted to Merck with respect to any Tail Compounds or their associated Collaboration Targets (even if Merck is internally researching and developing such Tail Compounds/Targets) unless and until Merck exercises the applicable Merck Option upon review of the data resulting therefrom. In the event Merck elects, in its sole discretion, to discontinue prior to the conduct of a POC Trial any research or development of any Tail Compounds/Targets it has elected to pursue under this Section 4.4.2(b), such Tail Compounds/Targets would thereafter be deemed to be Non-Qualifying Compounds and Non-Qualifying Targets, as applicable, and NGM would have such rights thereto as are set forth in Section 4.4.3.

4.4.3

Non-Qualifying Compounds/Targets. Upon expiration of the Research Program Term, if no Tail Period exists, or upon expiration of the Tail Period, Merck’s rights hereunder to all Collaboration Compounds that are not, as of such time, (1) Optioned Compounds (including, for clarity, all Related Compounds), or (2) as applicable, selected by Merck as Tail Compounds (including Research Program Development Candidates so selected) under Section 4.4.1 (the “Non-Qualifying Compounds”), and to all Collaboration Targets (other than Optioned Targets or Tail Targets) not Modulated by an Optioned

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Compound or Tail Compound (the “Non-Qualifying Targets”, which Non-Qualifying Targets include Optioned Targets or Tail Targets to the extent Modulated by a different Modulation Category from the Modulation Category of the applicable Optioned Compound or Tail Compound), including all right to develop and commercialize such Non-Qualifying Compounds and Non-Qualifying Targets, either itself or with or through a Third Party, shall terminate and NGM shall have the right to develop and commercialize, independently or with or through Affiliates or Third Parties such Non-Qualifying Compounds and Non-Qualifying Targets without further obligation to Merck, except for a royalty due to Merck as set forth in Section 9.7 (subject to Section 4.8.3). Upon expiration of the Tail Period, any Tail Compounds/Targets that (i) have not been optioned by Merck in accordance with Article 5 (including such Tail Compounds as may be deemed to have been optioned by Merck by way of qualifying as a Related Compound to an Optioned Compound) or (ii) Merck is not using Commercially Reasonable Efforts to develop (other than through NGM) shall become Non-Qualifying Compounds and Non-Qualifying Targets, with rights to the same accruing to NGM as set forth above. Finally, if at any time after the expiration of the Tail Period Merck stops using Commercially Reasonable Efforts to research and Develop any Tail Compound, such Tail Compound/Target shall become a Non-Qualifying Compound and Non-Qualifying Target, with rights to the same accruing to NGM as set forth above.

4.5	Exclusivity During Research Program Term and Tail Period. Subject to Section 14.4.2,

4.5.1

Research Program Term. During the Research Program Term, NGM and its Affiliates shall work exclusively with Merck on the research and development of antibodies, peptides, large molecule and small molecule compounds that Modulate Collaboration Targets in a manner that satisfies the applicable Physiologically Relevant Threshold, except for those Collaboration Targets as to which Merck has elected not to exercise the Merck Option (i.e., those targets that are deemed to be Non-Qualifying Targets), and NGM and its Affiliates shall not during the Research Program Term conduct any research, development or commercialization, whether independently or with or through an Affiliate or Third Party (including through granting a license or otherwise enabling any such activities), that is directed to any such antibody, peptide or other large molecule, or small molecule, that Modulates a Collaboration Target in a manner that satisfies the applicable Physiologically Relevant Threshold, except pursuant to this Agreement.

4.5.2

Tail Period. During the Tail Period, NGM and its Affiliates will work exclusively with Merck on the Tail Compounds/Targets and on the research and development of antibodies, peptides, large molecule and small molecule compounds that Modulate Tail Targets, in a manner that satisfies the applicable Physiologically Relevant Threshold, except for those Tail Targets as to which Merck has elected not to exercise the Merck Option (i.e., those targets that are deemed to be Non-Qualifying Targets), and NGM and its Affiliates shall not conduct any research, development or commercialization, whether independently or with or through an Affiliate or Third Party (including through granting a license or otherwise enabling any such activities) during the Tail Period, that is directed to any such antibody, peptide or other large molecule, or small molecule, except pursuant to this Agreement.

4.6

Principal Investigator. In the event that, during the Initial Research Program Term, the Principal Investigator is no longer in the employ of NGM (other than on account of his employment by Merck or any of its Affiliates), or is no longer directing research at NGM (a “Significant Event”), NGM shall promptly notify Merck in writing, and, no later than [*] following such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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notification, the Parties shall meet and discuss in good faith: (a) the anticipated effect of such Significant Event on the then-current status of the Research Program, taking into consideration the year of the Initial Research Program Term in which such Significant Event occurred, whether and to what extent Collaboration Compounds had progressed to Research Program Development Candidate status and/or were in POC Trials; and (b) NGM’s designated successor to the Principal Investigator, including his or her views on the scientific direction of the Research Program and the like. Following such discussion, NGM shall have a period of [*] to provide Merck with a research plan that is satisfactory to Merck, and Merck agrees to meet and confer with NGM with respect to such research plan in good faith. If, upon review of such research plan, Merck nonetheless desires to terminate early the Research Program, the following shall apply: (i) if such Significant Event occurs prior to the [*], Merck would have the right to terminate the Research Program in its entirety, in accordance with Section 13.4.2; or (ii) if such Significant Event occurs on or after the [*], Merck would have the right to shift the focus of the Research Program to concentrate on the Development of Research Program Development Candidates through POC, but Merck would not have the right to terminate or otherwise alter the conduct of the Research Program.

4.7

Exchange of Information. Upon the Effective Date, and on an ongoing basis during the Full Research Program Term, each Party shall promptly disclose to the other any Collaboration Inventions, and NGM shall disclose to Merck in English and in writing or in an electronic format all NGM IP not previously disclosed, and Merck shall disclose to NGM in English and in writing or in an electronic format all Merck Know-How used in the Research Program and not previously disclosed.

4.8	Existing Collaboration Agreements; Partnered Compounds and Targets.

4.8.1

NGM shall not use any Research Funding obtained from Merck to fund any internal or external costs associated with its activities under any of the Existing Collaboration Agreements or any other non-Collaboration activities.

4.8.2

NGM shall not amend any Existing Collaboration Agreement, or grant its consent (where consent may be withheld by NGM) under any Existing Collaboration Agreement, in each case, in a manner that: (i) [*] or [*]; and/or (ii) [*] that [*] the Existing Collaboration Agreement; provided, however, that nothing in the foregoing shall require that NGM breach the terms of any of such Existing Collaboration Agreements.

4.8.3

If during the Research Term the rights of the Third Party Partner cease to exist in their entirety under the terms of the Existing Collaboration Agreement with respect to a Partnered Compound (as a result, for example, of the expiration or termination of such agreement, or any license or option thereunder), and if as of such time [*] such Partnered Compound, then such Partnered Compound shall [*] and such compound shall [*] and [*]; provided, however, that notwithstanding Section [*]: (a) if such compound subsequently [*], then the [*] on account of the [*] shall not [*]; and (b) if such compound subsequently [*], [*] on account of the [*].

4.8.4

If during the Research Term the rights of the Third Party Partner cease to exist in their entirety under the terms of the Existing Collaboration Agreement with respect to Partnered Target (as a result, for example, of the expiration or termination of such agreement, or any license or option thereunder) then the applicable DNA sequence, RNA sequence, protein or peptide shall no longer thereafter be deemed a “Partnered Target” and it shall instead be made available for possible designation and investigation as a Collaboration Target under the Research Program. NGM represents and warrants that the targets set forth on Schedule 1.36 are not Partnered Targets.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.8.5

In no event will the subject matter that is “Within 3rd Party Rights” include any antibody, peptide or other large molecule or small molecule, DNA sequence or RNA sequence that is identified, discovered or reduced to practice, or otherwise researched or developed in the course of performing the Collaboration.

ARTICLE 5

MERCK OPTION RIGHTS

5.1

Data Package. Once a Collaboration Compound completes a POC Trial (and thus becomes a POC Compound), NGM shall, within [*] of such completion, provide a mutually agreed upon data package to Merck, which data package will in any event include: (i) [*]; (ii) [*]; (iii) [*]; (iv) [*]; (v) [*]; (vi) [*], in each case of (i) through (vi), inclusive, to the fullest extent reasonably possible so as to assist and enable Merck to make its decision on whether to exercise the Merck Option with respect thereto; and (vii) an executed statement affirming the representations and warranties in Sections 11.1 and 11.2 remain accurate or otherwise noting any disclosures necessary to make such representations and warranties accurate, which disclosures shall not be considered, of themselves, to be a breach of this Agreement(the “Data Package”). NGM shall, during the Option Period for such POC Compound and, as requested by Merck, meet with Merck to discuss such Data Package and any questions of Merck with respect thereto, including providing Merck with such additional information to assist with interpretation of the Data Package as Merck may reasonably request.

5.2	Grant of Merck Options.

5.2.1

Grant of Rights. NGM hereby grants to Merck the exclusive right, exercisable at Merck’s sole discretion, to elect to obtain the exclusive worldwide license set forth in Section 5.4 with respect to each POC Compound that has been the subject of completed a POC Trial, and its Related Compounds (which are, collectively, a set of Option Subject Compounds), under the terms and conditions set forth in this Agreement (each such right to elect, a “Merck Option” as to the applicable set of Option Subject Compounds). Each such POC Compound together with its associated Related Compounds are collectively referred to as one set of Optioned Subject Compounds, all of which are included within and subject to a single Merck Option, which option may be exercised by Merck (as provided in Section 5.3) at one time as to all such compounds in the set. For clarity, the exercise by Merck of a Merck Option with respect to a given set of Optioned Subject Compounds shall be specific to that particular set of Optioned Subject Compounds only and results in the grant to Merck of the exclusive, worldwide license, under Section 5.4.1, to research (as described in Section 5.4.1), Develop, manufacture, use and Commercialize any Product that incorporates any of such Optioned Subject Compounds. Any additional Collaboration Compounds that are developed subsequently (or in tandem) by NGM against the same Collaboration Target (other than the associated Related Compounds to a given POC Compound), but that belong to a different Modulation Category than such Optioned Compounds, and which progress to become a POC Compound that has been the subject of a completed POC Trial, shall be the subject of a separate and distinct Merck Option, which is then subject to separate exercise by Merck (as provided in Section 5.3).

5.2.2

Pursuit of Related Compounds. Upon exercise of a Merck Option to a POC Compound for a particular set of Option Subject Compounds, Merck shall also have the license set forth in Section 5.4.1 to research (as described in Section 5.4.1), Develop, manufacture, use and Commercialize the Related Compounds associated with such POC Compound.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Following exercise of its Merck Option with respect to a set of Option Subject Compounds, Merck may, in its sole discretion, substitute any one or more of the Related Compounds within such set for the applicable POC Compound, or where the POC Compound is successful as a Product, may in addition, at Merck’s sole discretion, Develop, manufacture, use and Commercialize any of the associated Related Compounds, subject to Merck’s obligations under this Agreement.

5.2.3

Exclusivity. During the Full Research Program Term, NGM will not grant to any Third Party rights to any NGM (or its Affiliates) intellectual property that are inconsistent with or in way limit or restrict the options granted or the grant of the licenses resulting from the exercise of the Merck Options to Merck hereunder. For the avoidance of doubt, the Parties understand and agree that the Merck Option rights, as described herein, shall be exclusive options over the POC Compound that is the subject of a given Early Development program, and its Related Compounds, and unless and until such time (if any) as Merck declines to exercise or permits to lapse its pending or outstanding Merck Option rights with respect to any such POC Compound and Related Compounds, NGM shall not have the right to offer or negotiate with any Third Party with respect to the grant to such Third Party of any right or license or other encumbrance of any kind with respect to the NGM IP or NGM’s interest in the Collaboration Technology in or to any of such compounds in the Field in the Territory (including intellectual property rights covering or claiming such compounds).

5.3	Exercise of Merck Option.

5.3.1

Option Period, Option Exercise. Merck may exercise a Merck Option by delivery to NGM of written notice of exercise, not later than [*] after receipt of the complete Data Package from NGM with respect to that Option Subject Compound, specifying the POC Compound as to which the Merck Option is being exercised. The [*] period during which the Merck Option must be exercised, as set forth herein, shall be referred to in this Agreement as the “Option Period.” The Parties shall comply with Section 16.17.2 with respect to any Antitrust Approvals that may be necessary in connection with the exercise of a Merck Option; such compliance shall not extend the period for Merck to give notice of its desire to exercise the Merck Option but it may delay the effectiveness of such exercise. Upon exercise of a particular Merck Option, all Option Subject Compounds that are the subject of such Merck Option (i.e., the POC Compound that is the subject of such Merck Option together with all its associated Related Compounds, whether identified or discovered before or after such Option Exercise) automatically become Optioned Compounds.

5.3.2

Refused Candidates. If Merck does not exercise its Merck Option with respect to a particular set of Option Subject Compounds within the applicable Option Period, subject to Section 5.3.3, then the Merck Option as to all compounds in such set of Option Subject Compounds shall expire and such compounds shall thereafter be “Refused Candidates”, and NGM will thereafter be free to develop and commercialize, subject to Section 5.3.3, all such Refused Candidates (i.e., the POC Compound that was the subject of such Merck Option and all of its associated Related Compounds), alone or with an Affiliate or Third Party, at its sole expense (as between the Parties), free of any obligation to Merck hereunder (except for royalties under Section 9.7 (subject to Section 4.8.3)).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.3.3

Technical Issues and Revival of Merck Option. If Merck does not exercise its Merck Option with respect to a particular POC Compound due to the fact that, although such POC Compound completed the POC Trial, there existed Technical Issues, then Merck shall inform NGM in writing of such Technical Issues and, thereafter, if during the Full Research Program Term NGM elects to pursue (including resulting from discussions at the JRC) and completes another POC Trial with respect to such POC Compound, or completes a POC Trial with respect to a Related Compound to such failed POC Compound, or if such POC Compound or any such Related Compound is deemed to be a Tail Compound, then the Merck Option shall again be in full force and effect with respect to such POC Compound and/or Related Compound (and its Related Compounds), upon delivery of the Data Package, as set forth in Section 5.1. As used herein, “Technical Issues” means it is Merck’s reasonable belief that the advancement of the POC Compound would not be warranted for technical, safety or efficacy reasons, including [*] or [*].

5.3.4

Exercise following Expiration of the Research Term or Tail Period. If upon the expiration of the Full Research Program Term, a Merck Option or any POC Trial is pending, Merck shall have the full [*] time period to exercise such Merck Option.

5.4	License Grants Upon Exercise of Merck Option.

5.4.1

Grant. On a Merck Option-by-Merck Option basis, and subject to the terms and conditions of this Agreement and effective only upon Merck’s exercise of the Merck Option in accordance with Section 5.3 (provided that if Antitrust Approvals are required in connection with such exercise, then effective only upon receipt of such Antitrust Approvals), NGM shall be hereby deemed to have granted and hereby grants to Merck the exclusive, royalty-bearing right and license, with the right to grant sublicenses in accordance with Section 5.4.3, under all of NGM’s rights, title and interest in and to the NGM IP, and NGM’s interest in any Collaboration Technology, to research, Develop, use, manufacture (including making and having made) and Commercialize (including selling, offering for sale, importing and exporting) the Optioned Compounds and all Optioned Products that are the subject of each of such Merck Option, in the Field in the Territory; provided, however, that such right and license does not include any right or license to: (a) [*]; (b) [*]; or (c) [*].

5.4.2

Unblocking License. In the event that either the use, manufacturing (including making and having made) or Commercialization (including sell, offer for sale, import and export) by Merck of a particular Optioned Compound or Optioned Product (in each case in the form in which such Optioned Compound or Optioned Product was provided by NGM to Merck pursuant to this Agreement) in the Field in the Territory pursuant to this Agreement, would infringe during the Term a claim of an issued Patent Right which is Controlled by NGM or its Affiliates (subject to Section 14.3) and which is not covered by the grant in Section 5.4.1, NGM hereby grants, and NGM shall cause its Affiliates (subject to Section 14.3) to grant, to Merck, subject to the terms and conditions of this Agreement and subject to any exclusive license grants to Third Parties (which license grants occurred prior to initiation of the first Phase 2 Clinical Trial of the relevant Optioned Compound or Optioned Product), a non-exclusive, with the right to grant and authorize sublicenses in accordance with Section 5.4.3, royalty-free license in the Territory during the Term under such issued Patent Right for Merck and its Related Parties to use, manufacture (including the making and having made) or Commercialize (including selling, offering for sale, importing and exporting) Commercialize Optioned Compounds and Optioned Products in the Field in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.4.3

Sublicense Rights. Merck may grant sublicenses of the license under Sections 5.4.1 and 5.4.2 to any Affiliate at any time; provided, however, in the case of a sublicense of the license under Section 5.4.2 that such Affiliate has a received sublicense of the license under Section 5.4.1 in accordance with this Section 5.4.3 with respect to the applicable Optioned Compound or Optioned Product. Merck may grant sublicenses of the license under Sections 5.4.1 and 5.4.2 to a Third Party; provided, however, that: (1) each such sublicense is in writing and is consistent with the applicable terms of this Agreement (including, to the extent applicable, retaining NGM’s Co-Detailing Option); (2) each such sublicense terminates upon the termination of this Agreement in its entirety or as it relates to the particular Optioned Products that are the subject of such sublicense; (3) in the case of a sublicense of the license under Section 5.4.2 that such Third Party has a received sublicense of the license under Section 5.4.1 in accordance with this Section 5.4.3 with respect to the applicable Optioned Compound or Optioned Product; and (4) solely with respect to an NGM Optioned Product, Merck shall notify NGM prior to entering into any material discussions with any Third Party regarding Merck granting a sublicense to such Third Party that would constitute the entirety of Merck’s commercial rights under the license contained in Sections 5.4.1 and 5.4.2 with respect to such NGM Optioned Product in the US or worldwide (i.e., a sublicense of all Commercialization rights in the US or throughout the world and in all Indications), and Merck may only grant such a sublicense [*] after such notice and [*].

5.4.4

Covenant. NGM covenants that it will not: (i) take any action that would cause a lien, charge or encumbrance of NGM IP or NGM’s interest in any Collaboration Technology; or (ii) assign, transfer, convey or otherwise grant to any Person: (a) any rights to any NGM IP or NGM’s interest in any Collaboration Technology (or any rights to any intellectual property that would otherwise be included in the NGM IP or NGM’s interest in any Collaboration Technology but for such action resulting in the loss of Control of such intellectual property rights), in any manner that is inconsistent with the exclusive licenses granted to Merck pursuant to Section 5.4.1 or option rights granted to Merck hereunder; or (b) any rights to any Optioned Compounds or Optioned Products that are inconsistent with the exclusive licenses granted to Merck pursuant to Section 5.4.1.

5.5	Transfer Following Option Exercise. On an Optioned Product-by-Optioned Product basis, following Merck’s exercise of the Merck Option with respect to each such Optioned Product:

(a)

NGM shall transfer and assign to Merck or its designee all of the then existing INDs (if any) (together with a copy of all material documents submitted to the applicable Regulatory Authority in connection therewith for the Optioned Products), that relate to such Optioned Compound and/or Optioned Product, as applicable;

(b)

NGM shall deliver to Merck copies of all clinical data and adverse event reports (including all such adverse event reports contained in NGM’s or its Affiliates’ regulatory and/or safety databases) in the same form in which NGM or its Affiliates maintains such data or reports, as applicable, in each case, relating to such Optioned Compounds or Optioned Products;

(c)

NGM shall deliver to Merck, in the same form in which NGM maintains such items, copies of the material regulatory correspondence generated hereunder and owned by NGM or its Affiliates, which is in NGM’s or its Affiliates’ possession relating to the pre-clinical or clinical development of such Optioned Compounds or Optioned Products, as applicable;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d)

NGM shall, at Merck’s request, deliver to Merck all inventory (if any, and to the extent applicable) of GMP and non-GMP Optioned Products and bulk Optioned Compounds in the forms currently residing, as of such notice of termination, in NGM’s (or its Affiliates’ or its CMO’s) inventory that are not necessary for NGM to perform its obligations hereunder; provided, however, that Merck covenants that it shall not use any non-GMP Optioned Product and/or non-GMP Optioned Compound bulk in humans for any purpose; and

(e)

NGM shall, at Merck’s request, reasonably assist Merck in maintaining supply continuity for a reasonable period of time after Merck’s exercise of the Merck Option in order to allow Merck to qualify and scale-up an alternative source of supply. Such assistance shall include, at Merck’s request, the supply to Merck or its designee of GMP Optioned Products and Optioned Compounds and at a cost equal to NGM’s fully allocated cost of goods sold, as consistently calculated, for such supplied Optioned Product or Optioned Compound (as applicable). Such assistance shall also include a paper manufacturing technology transfer in which NGM provides Merck or its designee with all documents and records, whether in paper or electronic form (and including all batch records, master batch records and SOPs) in NGM’s or its Affiliate’s or CMO’s possession that are reasonably necessary to manufacture the Optioned Product and/or Optioned Compound according to the then current specifications.

5.6

Optioned Target Exclusivity. Effective only upon exercise of the Merck Option and receipt of the Option Exercise Payment, NGM and its Affiliates (exclusive of an Acquiror and Affiliates of such Acquiror immediately prior to the Change of Control) shall not, itself or with any Affiliate or Third Party (including through granting a license or otherwise enabling any such activities), conduct any research, development (including pre-clinical studies and Clinical Studies), manufacturing or commercialization with respect to any compound that [*], for so long as Merck’s license under Section 5.4.1 remains in effect with respect to such Optioned Compound.

5.7	[*] by Merck Upon Non-Exercise of Merck Option.

5.7.1

[*]. On a Non-Qualifying Compound-by-Non-Qualifying Compound, or Refused Candidate-by-Refused Candidate, basis, as applicable, subject to the terms and conditions of this Agreement (including Section 4.4.3, Section 5.3.2 and Section 9.7), Merck [*] such Non-Qualifying Compound, or such Refused Candidate, as applicable, and products that incorporate or contain such Non-Qualifying Compound, or Refused Candidate, as applicable, in each case in the Field in the Territory. For clarity, [*], with respect to [*] and Merck’s interest in any Collaboration Technology, specific to [*] and Collaboration Technology that is embodied in the applicable Non-Qualifying Compound or Refused Candidate. Notwithstanding anything in Section 1.103, Section 1.104, Section 1.106, Section 1.107 or this Section 5.7.1 to the contrary, to the [*] to Merck, Merck will notify NGM (which notice shall identify such [*] and, at NGM’s request, will [*], and NGM shall be responsible for complying with [*] and solely responsible for any payments [*] in connection with the Non-Qualifying Compound, or Refused Candidate, as applicable. If Merck [*], Merck will [*]. Any such efforts by Merck done solely [*] shall not be deemed to be a breach by Merck of its obligations hereunder. [*] shall cause such [*] to be excluded from the definition of the relevant Merck IP.

5.7.2

[*]. NGM may [*] under Sections 5.7.1 to any Affiliate at any time. NGM may [*]; provided, however, that each such [*] consistent with the applicable terms of this Agreement. NGM will notify Merck in writing regarding [*] and will also notify Merck in writing regarding the [*] to Merck in writing).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 6

SMALL MOLECULE COLLABORATION PROGRAM

6.1	License Grant by NGM.

6.1.1

Research License. As of the Effective Date, NGM hereby grants to Merck with respect to a given Collaboration Target, an exclusive license (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) under the NGM IP, and NGM’s interest in any Collaboration Technology related thereto, to research, Develop, discover and identify Small Molecule Collaboration Compounds and Small Molecule Products that Modulate such Collaboration Target, and to make, have made and use any such Small Molecule Collaboration Compounds and Small Molecule Products in the Territory, which such license shall: (a) remain an exclusive, royalty-free (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) license if such Collaboration Target becomes an Optioned Target; and (b) convert to a non-exclusive, royalty-free license, at such time, if any, as such Collaboration Target becomes a Non-Qualifying Target.

6.1.2

Commercial License. As of the Effective Date, NGM hereby grants to Merck an exclusive (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) royalty-bearing license (subject to Section 9.6), under the NGM IP , and NGM’s interest in any Collaboration Technology, with the right to grant and authorize sublicenses in accordance with Section 6.1.4, to: (i) manufacture (including making and having made) Small Molecule Collaboration Compounds and Small Molecule Products researched, Developed, used, discovered or identified pursuant to the license set forth in Section 6.1.1, in the Territory; and (ii) manufacture (including making and having made), use and Commercialize (including selling, offering for sale, importing and exporting) such Small Molecule Collaboration Compounds and Small Molecule Products in the Field in the Territory.

6.1.3

Unblocking License. In the event that use, manufacturing (including making and having made) or Commercialization (including sell, offer for sale, import and export) by Merck, or Merck’s Related Parties of a particular Small Molecule Collaboration Compound or Small Molecule Product in the Field in the Territory pursuant to this Agreement, would infringe during the Term a claim of an issued Patent Right which is Controlled by NGM or its Affiliates (subject to Section 14.3) and which is not covered by the grant in Section 6.1.1 or 6.1.2, NGM hereby grants, and NGM shall cause its Affiliates (subject to Section 14.3) to grant, to Merck, subject to the terms and conditions of this Agreement and subject to any exclusive license grants to Third Parties (which license grants occurred prior to initiation of the first Phase 2 Clinical Trial of the relevant Small Molecule Collaboration Compound or Small Molecule Product) a non-exclusive, with the right to grant and authorize sublicenses in accordance with Section 6.1.4, royalty-free license in the Territory during the Term under such issued Patent Right to use, manufacture (including making and having made) or Commercialize (including selling, offering for sale, importing and exporting) such Small Molecule Collaboration Compound in the Field in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.1.4

Sublicenses. Merck may grant sublicenses of the license under Sections 6.1.1, 6.1.2 and 6.1.3 to any Affiliate at any time; provided, however, in the case of a sublicense of the license under Section 6.1.3 that such Affiliate has a received sublicense of the license under Section 6.1.2 in accordance with this Section 6.1.4 with respect to the applicable Small Molecule Collaboration Compound. Merck may grant sublicenses of the license under Sections 6.1.1, 6.1.2 and 6.1.3 to a Third Party; provided, however, that: (1) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (2) each such sublicense terminates upon the termination of this Agreement as it relates to Small Molecule Collaboration Compounds and Small Molecule Products; (3) in the case of a sublicense of the license under Section 6.1.1 that such Third Party is solely permitted to perform research on behalf of Merck; and (4) in the case of a sublicense of the license under Section 6.1.3 that such Third Party has a received sublicense of the license under Section 6.1.2 in accordance with this Section 6.1.4 with respect to the applicable Small Molecule Collaboration Compound.

6.1.5	Negative Covenant; No Implied Licenses.

(a)

Merck covenants that it will not knowingly use or practice any of NGM’s intellectual property rights licensed to it under this Section 6.1, except for the purposes expressly permitted in the applicable license grant. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any Know-How or patents or patent applications owned or Controlled by the other Party or its Affiliates.

(b)

NGM covenants that it and its Affiliates will not: (i) take any action that would cause a lien, charge or encumbrance of NGM IP or NGM’s or its Affiliate’s interest in any Collaboration Technology; or (ii) assign, transfer, convey or otherwise grant to any Person: (a) any rights to any NGM IP or NGM’s or its Affiliate’s interest in any Collaboration Technology (or any rights to any intellectual property that would otherwise be included in the NGM IP or NGM’s or its Affiliate’s interest in any Collaboration Technology but for such action resulting in the loss of Control of such intellectual property rights), in any manner that is inconsistent with the exclusive licenses granted to Merck pursuant to Section 6.1.2, or the other licenses granted to Merck pursuant to Section 6.1.1; or (b) any rights to any Small Molecule Collaboration Compound or Small Molecule Product that are inconsistent with the exclusive licenses granted to Merck pursuant to Section 6.1.2, or the other licenses granted to Merck pursuant to Section 6.1.1.

6.2

Conduct of Small Molecule Collaboration Compound Program. During the Term, Merck will perform, at its discretion and at its own cost and expense, any and all activities for the research, Development, use, discovery, identification, manufacturing (including making and having made) and Commercialization (including sell, offer for sale, import and export) of Small Molecule Collaboration Compounds and Small Molecule Products.

6.3

No NGM Development or Commercialization Right. The Parties acknowledge and agree that neither the NGM ANS Option nor the Co-Detailing Option set forth in Article 7 shall apply with respect to Small Molecule Collaboration Compounds or Small Molecule Products.

6.4

Information Regarding Merck’s Efforts. The JRC shall serve as a forum for discussing the progress of any research being conducted by or on behalf of Merck with respect to any Small Molecule Collaboration Compounds, as set forth in Section 2.5. In addition, Merck will provide to NGM [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 7

COMMERCIALIZATION OF PRODUCTS; NGM OPTIONS

7.1

Development and Manufacture of Products. Merck, as between the Parties, shall have the sole (except to the extent allocated to NGM in the NP201 Research Plan) right for all Development and manufacture of NP201 Compounds and Optioned Compounds, subject to the NGM ANS Option.

7.2

Commercialization of Products That Are Not NGM Optioned Products. With respect to any Products as to which NGM has not exercised the NGM ANS Option, Merck shall have, as between the Parties, the sole right for Commercialization of such Products in the Field in the Territory.

7.3

Commercialization of NGM Optioned Products. Merck shall be solely responsible for Commercialization of NGM Optioned Products in the Field outside the Co-Detailing Territory, and Merck, as between the Parties, shall have the sole right for Commercialization of the NGM Optioned Product in the Field in the Co-Detailing Territory, subject to NGM’s option to Co-Detail the NGM Optioned Product in the Co-Detailing Territory as set forth in this Article 7.

7.4	Development and Commercial Diligence for Products.

7.4.1

Merck. NGM understands and acknowledges that Merck does not seek to launch or continuously market and/or sell its products in each and every country of the Territory and may not launch or continuously market and/or sell to Develop and/or Commercialize Products in every country of the Territory; provided, however, that Merck shall use Commercially Reasonable Efforts during the Term to seek Marketing Authorization for [*] and to Commercialize [*] following receipt of Marketing Authorization of such Product [*], including the Co-Detailing of each NGM Optioned Product [*] in the Co-Detailing Territory with NGM as and to the extent NGM exercises its Co-Detailing Option and in accordance with the terms of the Co-Detailing Agreement. NGM acknowledges that Merck’s obligations pursuant to this Section 7.4.1 may be satisfied by in whole or in part by Related Parties or permitted assignees.

7.4.2

NGM. If and to the extent NGM exercises its Co-Detailing Option with respect to an NGM Optioned Product, NGM shall [*] conduct such Co-Detailing, in accordance with this Agreement and the Co-Detailing Agreement.

7.5	NGM ANS Option. On a Product-by-Product basis (to the extent applicable), the following shall apply:

7.5.1

Generally; Projected Budgets and Plans. Not later than six (6) months prior to the anticipated first dosing of the first patient in the first Phase 3 Clinical Trial for such Product, Merck shall provide to NGM: (a) an initial Product Development Plan and Budget; and (b) an initial Global Commercialization Plan, to the extent developed at such time (but, in any event including a high level launch plan and associated budget for estimated Allowable Expenses of such Product through the second year post launch). NGM shall have the right to review and comment upon such initial plans and budgets, which Merck may update at its discretion based on such feedback, and NGM shall have the option (the “NGM ANS Option”), subject to Section 7.5.6, upon written notice delivered within sixty (60) days following receipt of the final iteration of such then current plans and budgets, which Merck shall identify as such when delivered to NGM (the “Baseline Projected Plans and Budgets”), to elect to co-fund a portion, to be no less than twenty-five percent (25%) and no greater than fifty percent (50%), of the worldwide

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

Development Costs and Allowable Expenses for such Product (such elected percentage, the “NGM ANS Allocation”), in exchange for a share of the Adjusted Net Sales for such Product, at a percentage equal to the NGM ANS Allocation; provided, however, that, in the event of a Competing Pharma Change of Control, NGM (or its Acquiror or other successor in interest) shall only be permitted thereafter to exercise the NGM ANS Option at the twenty-five percent (25%) NGM ANS Allocation, which NGM ANS Options shall remain subject to Section 7.5.6. For clarity, the Parties understand that the NGM ANS Option under this Agreement shall not apply to any Small Molecule Collaboration Compounds or Small Molecule Products. NGM acknowledges and agrees that the Baseline Projected Plans and Budgets (i.e., the Product Development Plan and Budget and the Global Commercialization Plan) are estimates only and subject to revision in accordance with the terms and conditions of this Agreement.

7.5.2

Advanced Amounts. If NGM elects to exercise the NGM ANS Option, then, notwithstanding Section 7.5.1, and regardless of the level of NGM ANS Allocation elected by NGM, Merck would advance to NGM and/or absorb on behalf of NGM an amount equal to twenty-five percent (25%) of the total of the Development Costs and Allowable Expenses (the “Advanced Amounts”), which would be carried forward and recouped by Merck out of NGM’s share of future Adjusted Net Sales from such Product as well as NGM’s share of future Adjusted Net Sales from any and all other Products as to which NGM has exercised the NGM ANS Option; provided, however, that such Advanced Amounts are subject to an aggregate cap of Five Hundred Million Dollars ($500,000,000) across all NGM Optioned Products, unless otherwise agreed by the Parties. All Advanced Amounts shall be subject to an interest rate of eight percent (8%), compounded annually, and such accrued interest shall be considered part of the “Advanced Amounts” for purposes of this Agreement, except that such interest amounts shall not be included when determining whether the Advanced Amount cap set forth in the foregoing sentence has been met. Should NGM exercise the NGM ANS Option and elect an NGM ANS Allocation that is more than twenty-five percent (25%) (such amount over twenty-five percent (25%), the “Self-Funded Allocation Amount”), NGM would be solely responsible for funding such Self-Funded Allocation Amount of Development Costs and Allowable Expenses, as applicable. For example, if NGM exercises the NGM ANS Option and elects an NGM ANS Allocation Amount of forty percent (40%), Merck would advance and/or absorb an amount equal to twenty-five percent (25%) and NGM would fund directly fifteen percent (15%) of the total Development Costs and Allowable Expenses for such NGM Optioned Product. NGM would have the right to prepay any Advanced Amounts at any time, including prior to First Commercial Sale of the applicable NGM Optioned Product.

7.5.3	Opting-In to Amended Development Plans and Budgets over the Baseline.

(a)

Merck has the right to update the Baseline Projected Plans and Budgets in its discretion, provided that such update shall be discussed and reviewed at the next occurring JLDC (with respect to the Product Development Plan and Budget) and/or JCC (with respect to the Global Commercialization Plan) meeting, as appropriate. In the event that the Development Costs or Allowable Expenses associated with such amended Product Development Plan and Budget and/or Global Commercialization Plan are more than [*] over the amount set forth in the Baseline Projected Plans and Budget or any then-current Revised Baseline Plans and Budget (such overage amount, the “Baseline Budget Overage”), following such discussion at such committee (and regardless of whether NGM’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

representatives on such JLDC or JCC, as applicable, approve such proposed updated Product Development Plan and Budget), NGM shall have a period of [*] days in which to determine and to reasonably request such additional information from Merck as it requires in order to determine, whether it elects to: (i) continue to co-fund such Baseline Budget Overage at the same NGM ANS Allocation level; (ii) co-fund such Baseline Budget Overage at a lesser level [*]; or (iii) not co-fund any portion of such Baseline Budget Overage. In the event that NGM, in its sole discretion, agrees pursuant to clause (i) or (ii) above to co-fund such Baseline Budget Overage, then such Product Development Plan and Budget and/or Global Commercialization Plan, as applicable, shall henceforth be deemed, collectively, the “Revised Baseline Projected Plans and Budgets.” In the event that NGM does not elect to co-fund any such Baseline Budget Overage under clause (iii) above, or in the event of any portion of the Baseline Budget Overage that NGM elects not to co-fund under clause (ii) above, then Merck shall pay and/or absorb all such amounts (such amounts in either case, “Unpaid Costs”); provided, however, that, for clarity, NGM shall be responsible (as part of the Self-Funded Allocation Amount) for all amounts that are within [*] of the Baseline Projected Plans and Budgets or then-current Revised Baseline Projected Plans and Budgets, as applicable.

(b)

In the event that there are Unpaid Costs associated with a given NGM Optioned Product, the NGM ANS Allocation for such NGM Optioned Product (and NGM’s share of Development Costs and Allowable Expenses going forward thereafter) shall be reduced at the time of First Commercial Sale, and thereafter once per Calendar Year on or about the anniversary of the Effective Date, by replacing the NGM ANS Allocation with [*], where:

(i)	[*]; and

(ii)	[*];

with the resulting percentage being the NGM ANS Allocation to be in effect until the next such calculation; provided, however, that this Section 7.5.3, and the Unpaid Costs concept, shall only apply with respect to amendments to Baseline Projected Plans and Budgets or then-current Revised Baseline Projected Plans and Budgets (i.e., amendments that NGM has not opted to co-fund, or has opted to ramp down on co-funding with respect to a given Baseline Budget Overage, under Section 7.5.3(a)) and NGM shall remain solely responsible for funding all Self-Funded Allocation Amounts (without limiting the Advanced Amount concept described in Section 7.5.2) described in the Baseline Projected Plans and Budgets or then-current Revised Baseline Projected Plans and Budgets, as the case may be.

7.5.4

Payment of Development Costs. In the event NGM exercises the NGM ANS Option with respect to a given Product, within [*] days following the end of each Calendar Quarter during the Term, Merck shall deliver to NGM a written report (each, a “Development Costs Report”) setting forth in detail, with supporting documentation for out of pocket costs in excess of [*], the Development Costs incurred by it (or its Affiliates) in such Calendar Quarter with respect to such NGM Optioned Product, by activity. The Development Costs Report shall also include any Development Costs incurred by Merck (or its Affiliates) in any of the preceding Calendar Quarters that were not previously included and accounted for in a prior Development Costs Reports. To the extent there are any applicable Self-Funded Allocation Amounts, NGM shall pay to Merck its share, based upon the NGM ANS Allocation, of undisputed Development Costs within [*] days of its receipt of the Development Costs Report, subject to Section 7.5.3 and Section 7.5.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

7.5.5	Sharing of Adjusted Net Sales.

(a)

In the event NGM exercises the NGM ANS Option with respect to a given Product, NGM shall receive an amount equal to the NGM ANS Allocation of all Adjusted Net Sales, subject to the calculations described in this Section 7.5.5 to account for Advanced Amounts, the unpaid Self-Funded Allocation Amounts of any Development Costs owed pursuant to Section 7.5.4, if any (“Outstanding Development Payments”), and the Allowable Expenses incurred by both Parties.

(b)

Within thirty (30) days after the end of each Calendar Quarter, each Party shall submit to the other Party a statement setting forth the Allowable Expenses, if any, it (or its Affiliates) incurred in such Calendar Quarter in connection with such NGM Optioned Product, or any Allowable Expenses incurred by such Party (or its Affiliates) in any of the preceding Calendar Quarters that were not previously included and accounted for in a prior Allowable Expense statement.

(c)

Commencing with the First Commercial Sale of any such NGM Optioned Product, in each Calendar Quarter Merck shall notify NGM of any negative Adjusted Net Sales within forty-five (45) days after the end of such Calendar Quarter and: (i) if the Allowable Expenses incurred by NGM for such Calendar Quarter in connection with such NGM Optioned Product are less than its share of such negative Adjusted Net Sales in connection with such NGM Optioned Product, NGM shall pay the difference between the Allowable Expenses incurred by NGM and the NGM ANS Allocation of such negative Adjusted Net Sales within sixty (60) days after the end of such Calendar Quarter; provided, however, that to the extent NGM has not used up the entirety of the Advanced Amounts available to it, then the amounts under this clause (c) can count as part of the Advanced Amounts, if any (the aggregate of all such Advanced Amounts, including the amounts pursuant to this clause (c) and the Advanced Amounts advanced and/or absorbed by Merck under Section 7.5.2 in the context of Development Costs, the “Total Deferred Costs”); and (ii) if the Allowable Expenses incurred by NGM for such Calendar Quarter in connection with such NGM Optioned Product exceed its share of negative Adjusted Net Sales, Merck shall pay the difference between Merck’s share of the Allowable Expenses incurred by NGM and the NGM ANS Allocation of such negative Adjusted Net Sales, less any Outstanding Development Payments, within sixty (60) days after the end of such Calendar Quarter.

(d)

For each Calendar Quarter in which Adjusted Net Sales in connection with such NGM Optioned Product is positive, Merck shall pay NGM the NGM ANS Allocation of such amounts plus Merck’s share of the Allowable Expenses incurred by NGM in such Calendar Quarter to the extent not covered by the positive portion of the NGM ANS Allocation, less deduction for any Total Deferred Costs and/or Outstanding Development Payments, to NGM within sixty (60) days after the end of such Calendar Quarter. Sharing of Adjusted Net Sales shall extend under this Agreement for so long as such NGM Optioned Product is sold in the Territory, whether by Merck, its Affiliates, sublicensees or successors in interest.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.5.6

NGM ANS Allocation and Option Cap. Notwithstanding the foregoing, or anything to the contrary herein, NGM’s right to exercise the NGM ANS Option shall be limited as set forth in this Section 7.5.6. If, at the point in time when the NGM ANS Option becomes exercisable under Section 7.5.1 with respect to a particular Product, the sum of: (a) the Self-Funded Allocation Amounts actually incurred by NGM across all NGM Optioned Products as of such time; plus (b) the projected Self-Funded Allocation Amounts set forth in the Baseline Projected Plans and Budgets or the then-current Revised Baseline Projected Plans and Budgets, as the case may be, for NGM Optioned Products; plus (c) the Self-Funded Allocation Amount that NGM desires to elect with respect to such Product as set forth in the Baseline Projected Plans and Budgets for such Product as to which the NGM ANS Option has become exercisable, equal more than a total of: (x) One Billion Dollars ($1,000,000,000) if Merck has not exercised either of its options under Section 4.1.3 with respect to the First Extension Period and the Second Extension Period; or (y) One Billion Four Hundred Million ($1,400,000,000) if Merck has exercised its option under Section 4.1.3 with respect to the First Extension Period but not with respect to the Second Extension Period; or (z) One Billion Eight Hundred Million ($1,800,000,000) if Merck has exercised both its options under Section 4.1.3 with respect to both the First Extension Period and to the Second Extension Period (as applicable, the “NGM ANS Option Cap”), then NGM shall not have the right to exercise the NGM ANS Option with respect to such Product (or any Products thereafter unless and until, as determined at the time any subsequent NGM ANS Option shall have otherwise become exercisable, the sum of the amounts set forth in items (a), (b) and (c) above do not equal or exceed the NGM ANS Option Cap). With respect to any Product(s) as to which NGM is unable to exercise the NGM ANS Option pursuant to this Section 7.5.6, such Products would be subject to the payment by Merck of the milestones and royalties set forth in Article 9. For clarity, with respect to any NGM Optioned Products existing as of the time that the NGM ANS Option Cap is reached, NGM shall have the right to continue sharing in Development Costs, Allowable Expenses and Adjusted Net Sales with respect to such NGM Optioned Products in accordance with the NGM ANS Allocation applicable to each such NGM Optioned Product at such time, regardless of the actual Self-Funded Allocation Amounts actually incurred by NGM in connection therewith.

7.6	Commercialization Plans for NGM Optioned Products.

7.6.1

Initial Global Commercialization Plan. For each NGM Optioned Product, an initial Global Commercialization Plan shall be prepared by Merck and submitted to the JCC for review and approval no later than [*] days prior to [*].

7.6.2

Updated Global Commercialization Plan. Not later than [*] of each Calendar Year, Merck shall submit to the JCC for review and approval an updated Global Commercialization Plan for the following Calendar Year, which the JCC shall approve no later than [*] of such Calendar Year and attach to the minutes of the meeting of the JCC at which such Global Commercialization Plan or any amendment, modification or update is approved by the JCC. The Global Commercialization Plan will also include an estimated budget detailing the estimated Allowable Expenses for the Product in the Territory for such Calendar Year.

7.6.3

Merck Control. For clarity, pursuant to Section 2.10.8, Merck shall have final decision-making authority regarding any disputes in the JCC with respect to the Global Commercialization Plan, provided, however, that Merck will consider in good faith any issues or comments provided by NGM with respect to the Global Commercialization Plan at the JCC meeting at which such plan is reviewed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.7

Commercialization Responsibilities for NGM Optioned Products. Subject to NGM’s rights in the event of exercise of its Co-Detailing Option and as specified in the Co-Detailing Agreement, and consistent with the Global Commercialization Plan, Merck will be solely responsible for all strategic and tactical planning and execution of Commercialization of NGM Optioned Products in the Territory, including the conduct of all pre-marketing, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or post-marketing safety surveillance or maintaining databases).

7.7.1	Merck shall have all rights to determine pricing, reimbursement, discounting and other aspects of the sales of NGM Optioned Products in the Territory, at its sole discretion.

7.7.2

NGM’s representatives on the JCC shall receive a copy of the Global Commercialization Plan in connection with their participation in the JCC and in sufficient time to review such plan prior to the JCC meeting to approve such plan.

7.7.3	Merck shall book all sales of the NGM Optioned Product in the Territory.

7.7.4

Unless and until NGM elects to exercise its Co-Detailing Option, Merck shall, as between the Parties, be solely responsible for the promotion and detailing of the NGM Product in the Co-Detailing Territory. At all times, as between the Parties, Merck shall be responsible for all other aspects of the Commercialization of the NGM Optioned Product in the Co-Detailing Territory.

7.7.5

Without limiting the foregoing, Merck shall be responsible, as between the Parties, for the conduct of all sales, distribution, import and export activities for NGM Optioned Products (including securing reimbursement, and conducting any post-marketing trials or post-marketing safety surveillance, or maintaining databases).

7.7.6

Merck shall ensure that the plans and reports and information prepared by Merck for consideration and comment by the JCC are sufficiently detailed in order to enable NGM, acting reasonably, to provide meaningful input with respect thereto.

7.8	Co-Detailing Option.

7.8.1

Overview. Subject to the terms and conditions of this Agreement and as specifically set forth in this Section 7.8, NGM (itself or through its Affiliate) shall have the option to Co-Detail the Product with Merck in the Co-Detailing Territory following First Commercial Sale of the Product in the Co-Detailing Territory. Such Co-Detailing shall be conducted pursuant to the Co-Detailing Agreement, to be entered into by the Parties as set forth in Section 7.8.4.

7.8.2

Grant of Option. NGM, either itself or through an Affiliate, shall have the option to Co-Detail each NGM Optioned Product through its own sales force in the Co-Detailing Territory in accordance with this Section 7.8.2 (the “Co-Detailing Option”) and the Co-Detailing Agreement. Upon exercise by NGM, NGM may elect to provide up to twenty-five percent (25%) of the total requisite details for the NGM Optioned Product in the Co-Detailing Territory, as further set forth in Schedule 7.8.4; provided, however, that, in any event, NGM shall provide no less than [*] representatives. The term of such Co-Detailing shall extend for so long as Merck is actively detailing the NGM Optioned Product in the Co-Detailing Territory and the Co-Detailing Agreement remains in effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.8.3

Exercise of the Co-Detailing Option. NGM may exercise the Co-Detailing Option, on an NGM Optioned Product-by-NGM Optioned Product basis, at its sole discretion, by written notice given to Merck within [*] following [*] with respect to such NGM Optioned Product. To better enable NGM to determine whether or not to exercise the Co-Detailing Option with respect to a given NGM Optioned Product, no later than [*] following [*] with respect to such NGM Optioned Product for such NGM Optioned Product in the Co-Detailing Territory, Merck shall provide to NGM (including through meetings of the JLDC and/or JCC, as and to the extent applicable), Merck’s non-binding projected Allowable Expenses, including Selling Expenses, and associated initial Target Call List (as defined and described in Schedule 7.8.4) for such NGM Optioned Product through the second year post launch.

7.8.4

Negotiation, Execution and Delivery of Co-Detailing Agreement. On an NGM Optioned Product-by NGM Optioned Product basis, promptly following exercise by NGM of its Co-Detailing Option with respect to such NGM Optioned Product, the Parties shall commence the negotiation in good faith of an agreement containing the complete terms and conditions of such Co-Detailing based upon the terms and conditions specified in this Section 7.8.4 and Schedule 7.8.4 and other customary and appropriate terms and conditions, and enter into a mutually acceptable definitive written agreement therefor (each a, and collectively the, “Co-Detailing Agreement”). The Parties shall negotiate each Co-Detailing Agreement in good faith and with sufficient diligence as is required to execute and deliver such Co-Detailing Agreement no later than [*] after notice of exercise of the applicable Co-Detailing Option. In the event the Parties fail to execute and deliver such Co-Detailing Agreement prior to the expiration of such [*] period, the [*] of Merck (or the equivalent position) and the Chief Executive Officer (or his designee) of NGM shall meet and negotiate such Co-Detailing Agreement in good faith. For the avoidance of doubt, the inability of the Parties to execute and deliver such Co-Detailing Agreement prior to the expiration of such [*] period shall not cause NGM to lose the applicable Co-Detailing Option; provided, however, that, [*] or [*]. For clarity, nothing in this Section 7.8.4 shall limit the ability of the Parties to negotiate the terms and conditions of the Co-Detailing Agreement at any time, including prior to NGM’s exercise of a Co-Detailing Option; provided, however, that, the Parties shall not execute, and NGM shall have no Detailing rights, until such time as NGM exercises a Co-Detailing Option.

7.8.5

Co-Detailing Costs. Each Party will bear the Selling Expenses it incurs in connection with its own field sales force, which such Selling Expenses shall be Allowable Expenses in the calculation of Adjusted Net Sales.

7.8.6

Other Commercialization Activities. At all times, as between the Parties, Merck shall be the responsible Party for all aspects of the Commercialization of the NGM Optioned Product in the Co-Detailing Territory other than Co-Detailing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 8

GENERAL RESEARCH AND DEVELOPMENT REQUIREMENTS; COMPLIANCE WITH LAWS

8.1	Records and Inspection Rights.

8.1.1

Records. NGM shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program and the NP201 Research Collaboration.

8.1.2

Copies and Inspection of Records. Merck shall have the right, not more than once per Calendar Year, during normal business hours and upon reasonable notice, to inspect all such records of NGM referred to in Section 8.1.1; provided, however, that such once annual limitation shall not apply with respect to any subsequent “for cause” audit. Merck shall maintain such records and the information disclosed therein in confidence in accordance with Article 10.

8.1.3

Data Integrity. NGM agrees that it shall carry out all Research Program and NP201 Research Collaboration activities and collect and record any data generated therefrom in a manner consistent with the requirements below:

(a)	Data will be generated using sound scientific techniques and processes;

(b)	Data will be accurately recorded in accordance with good scientific practices by persons conducting research hereunder;

(c)	Data will be analyzed appropriately without bias in accordance with good scientific practices; and

(d)	Data and results will be stored securely and can be easily retrieved.

8.1.4

Inspections by Governmental Authority. If any Regulatory Authority conducts or gives notice to a Party (or any of its Affiliate’s or subcontractor’s performing Collaboration activities) of its intent to conduct an inspection or audit at such Party’s, or any of its Affiliate’s or subcontractor’s, facility(ies) in which the Collaboration is being conducted or to take any other regulatory action with respect to any of such Party’s, or any of its Affiliate’s or subcontractor’s, Collaboration activities, such Party shall promptly notify the other Party prior to and promptly following complying with such a demand or request. Such inspected or audited Party agrees to promptly inform the other Party of the issuance of any FDA Form 483 or any equivalent regulatory action by any other Regulatory Authority concerning any aspect of the Collaboration. Notwithstanding the foregoing, the provisions of this Section 8.1.4 shall only apply to facilities of Merck (or its Affiliates or subcontractors) to the extent the inspection relates to Collaboration activities or NGM Optioned Products.

8.2	Compliance with Law and Ethical Business Practices.

8.2.1

NGM shall conduct the Research Program and the NP201 Research Collaboration and perform its obligations and exercise its rights under this Agreement in accordance with all Laws including, solely if applicable, all current governmental regulatory requirements concerning Good Laboratory Practices and Good Manufacturing Practices. NGM shall notify Merck in writing of any deviations from such applicable regulatory or legal requirements. NGM certifies that it will not and has not employed or otherwise used in any capacity the services of any person or entity debarred under Section 21 USC 335a in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

performing any research, development or commercialization activities hereunder. NGM shall notify Merck in writing immediately if any such debarment occurs or comes to its attention, and shall, with respect to any person or entity so debarred, promptly remove such person or entity from performing any research, function or capacity related to the Research Program or NP201 Research Collaboration.

8.2.2

NGM acknowledges that Merck’s corporate policy requires that its business must be conducted within the letter and spirit of the law. By signing this Agreement, NGM agrees to conduct the services contemplated herein in a manner that is consistent with both Law and good business ethics.

8.2.3

NGM shall not make any payment, either directly or indirectly, of money or other assets (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any law. In addition regardless of legality, NGM shall not make any Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of NGM’s business.

8.2.4

NGM certifies to Merck that as of the date of this Agreement NGM has screened itself, and its officers and directors, against the Exclusions Lists and it has informed Merck whether NGM or any of its officers of directs has been in Violation. After the execution of this Agreement, NGM shall notify Merck in writing immediately if any such Violation occurs or comes to its attention.

8.2.5

Each Party acknowledges that no employee of the other Party or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by such Party or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.

8.2.6

Each Party shall hold in confidence all data that identifies or could be used to identify an individual (“Personal Data”), except as required or permitted under this Agreement, or to the extent necessary to be disclosed to Regulatory Authority. In addition, each Party shall comply with all Laws with respect to the collection, use, storage, and disclosure of any Personal Data, including the U.S. Health Insurance Portability and Accountability Act (HIPAA) and the regulations promulgated thereunder. Each Party agrees to ensure that all appropriate technical and organization measures are taken to protect Personal Data against loss, misuse, and any unauthorized, accidental, or unlawful access, disclosure, alteration, or destruction, including without limitation, implementation and enforcement of administrative, technical, and physical security policies and procedures applicable to Personal Data. Merck and its Affiliates may use Personal Data received from NGM to create data sets that contain dates, ages, towns, cities, states and zip codes related to individuals (“Research Data Sets”), and may use and disclose the Research Data Sets, alone or in combination with data that cannot be used to identify an individual natural person (“Non-Identifiable Data”), for medical research, including research related to activities hereunder, and any filings of medical research study results with government Regulatory Authorities worldwide. Merck will: (a) not use or disclose Research Data Sets for any purpose other than as permitted by this Agreement, or as otherwise required by Law; (b) use appropriate safeguards to prevent the creation, use or disclosure of Research Data Sets other than as provided for by this Agreement; and (c) not use the Research Data Sets to identify any study subject or contact any study subject. Notwithstanding the foregoing, nothing in this Section 8.2.6 shall limit Merck’s use or disclosure of Non-Identifiable Data.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

8.3

Use of Human Materials. If any human cell lines, human tissue, human clinical isolates or similar human-derived materials (“Human Materials”) have been or are to be collected by or on behalf of a Party for use in the NP201 Research Collaboration or the Research Program, the collecting or using Party, as applicable, represents and warrants: (i) that it has complied, or shall comply, with all Laws relating to the collection and/or use of the Human Materials; and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Human Materials. The collecting or using Party, as applicable, shall provide documentation of such approvals and consents upon the other Party’s request. Each Party further represents and warrants that such Human Materials collected by or on behalf of such Party may be used in the NP201 Research Collaboration or Research Program as contemplated in this Agreement without any obligations to the individuals or entities (“Providers”) who contributed the Human Materials, including any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with, or use of, the Human Materials in the NP201 Research Collaboration or Research Program.

8.4

Animal Research. If animals are used in the NP201 Research Collaboration or the Research Program, the Party using such animals will comply with the Animal Welfare Act or any other applicable local, state, national and international Laws relating to the care and use of laboratory animals. Each Party encourages the other Party to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. All animals that are used in the course of the NP201 Research Collaboration or Research Program, or all products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes.

8.5

Product Complaints. Each Party shall be responsible for handling product complaints arising pursuant to its Development and Commercialization activities hereunder in compliance with Law. Each Party shall promptly provide the other Party with written notice of any such product complaint received by such Party, to the extent such Party deems such product complaint material.

ARTICLE 9

PAYMENTS; ROYALTIES AND REPORTS

9.1

Research Funding; Extension Payments. In consideration for NGM’s performance under the Research Program and NP201 Research Collaboration, Merck shall pay to NGM the research funding as set forth in Article 3 and Article 4. All such research funding payments shall be non-refundable (except as expressly set forth herein) and non-creditable. In the event Merck notifies NGM of its exercise of either of Merck’s options to extend the Research Program (i.e., the First Extension Period or Second Extension Period) pursuant to Section 4.1.3, then in each case, Merck shall pay to NGM an extension payment of [*] within [*] days of the applicable Merck notice of exercise.

9.2

Up-Front Fee. In consideration of NGM’s research efforts before the Effective Date, conduct of the Collaboration and the rights and licenses (including the license granted under the NP201 Program) and options thereto granted to Merck under this Agreement, Merck shall pay to NGM a non-refundable, non-creditable up-front fee in the aggregate amount of Ninety Four Million and Four Dollars ($94,000,004.00) within [*] days following the Effective Date, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.3

Equity Investment. Pursuant to and as further detailed in the Stock Purchase Agreement, Merck will make an initial equity investment, at the Closing (as defined in the Stock Purchase Agreement), of One Hundred Five Million Nine Hundred Ninety-Nine Thousand and Nine Hundred Ninety-Six Dollars ($105,999,996.00) as payment for approximately fifteen percent (15%) of the fully diluted shares outstanding in NGM, and will have certain other additional rights and obligations to purchase the capital stock of NGM. In addition, pursuant to and as further detailed in the Letter Agreement dated as of the Closing between Merck and NGM, in the event Merck exercises either of its options to extend the Research Program, then at each such exercise, Merck may elect to acquire additional equity in NGM.

9.4

Option Exercise Payment. Within thirty (30) days of each exercise by Merck of the Merck Option for an Option Subject Compound under Section 5.3, Merck shall pay to NGM a non-refundable, non-creditable option exercise payment of Twenty Million Dollars ($20,000,000.00) (each, an “Option Fee”); provided, however, that, in the event that Antitrust Approvals are required, in connection with the exercise of a particular Merck Option, in accordance with Section 16.17.2, then such payment shall not be due until the later of [*] days of such exercise or the receipt of such Antitrust Approvals; provided, further, that, if any requisite Antitrust Approval is not received or is no longer being sought, then: (a) Merck shall promptly notify NGM; (b) such Merck Option will be deemed to not have been exercised within the applicable Option Period; (c) no Option Fee will be due in connection with such Merck Option; (d) no rights or licenses will be granted pursuant to Section 5.4 in connection with such Merck Option; and (e) the relevant POC Compound and its Related Compounds shall not become Optioned Compounds but instead shall be deemed to have been rejected by Merck for a Technical Issue (regardless of how such an issue is described in Section 5.3.3) and shall be subject to Section 5.3.3. For clarity no Option Fee shall be payable with respect to any NP201 Compounds, which are subject to the exclusive license set forth in Article 3 as of the Effective Date.

9.5	Milestone Payments for all Products.

9.5.1

Development and Regulatory Milestones. Merck shall pay to NGM the amounts set forth below, which shall be non-refundable and non-creditable, on the first achievement by or on behalf of Merck or any Related Party of each of the following milestone events for each Program Compound (or Product containing or comprising such Program Compound, as applicable) or Small Molecule Collaboration Compound (or Small Molecule Product containing or comprising such Small Molecule Collaboration Compound, as applicable) (each, a “Milestone Product”); provided, however, that for any Milestone Product that is advanced following and on account of failure of an earlier Milestone Product (such newly advanced Milestone Product, a “Back-up Product/Compound”), Merck shall not be obligated to make milestone payment(s) to NGM with respect to the subsequent achievement by such Back-up Product/Compound of any milestone event that was previously achieved (and for which the applicable milestone payment was made to NGM) by the relevant failed Milestone Product; provided, further, that: (a) the milestone payments under this Section 9.5.1 for a Milestone Product shall be [*] for any [*] that [*]; and (b) no milestone payments shall be due under this Section 9.5.1 with respect to any Product for which NGM exercises its NGM ANS Option under Article 7:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

Milestone Event	Milestone Payment
	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

9.5.2

Commercial Milestones. For each Milestone Product, Merck shall pay to NGM the non-refundable, non-creditable amounts set forth below upon the first occurrence of such Milestone Product achieving each annual aggregate worldwide Net Sales threshold set forth below; provided, however, that: (a) the milestone payments under this Section 9.5.2 shall be [*] for any [*]; and (b) no milestone payments shall be due under this Section 9.5.2 with respect to any Product for which NGM exercised its NGM ANS Option under Article 7. For clarity, each commercial milestone is payable once per financial threshold per Milestone Product, such that no more than two commercial milestones shall be paid on any Milestone Product.

Aggregate Annual Net Sales of Milestone Product in the Territory in a Calendar Year	Milestone Payment
Net Sales of a Milestone Product exceed in a single Calendar Year [*]	[*]
Net Sales of a Milestone Product exceed in a single Calendar Year [*]	[*]

9.5.3

Notification and Payment Upon Occurrence of Milestone Events. Merck shall notify NGM in writing within: (i) [*] days following the achievement of each development or regulatory milestone; and (ii) within [*] days following the end of the Calendar Quarter in which any commercial milestone is achieved. All development and regulatory milestone payments will be paid to NGM within [*] days of achievement of such milestone. All commercial milestones will be paid within [*] days following the end of the Calendar Quarter in which any commercial milestone is achieved. If a clinical milestone event is skipped for a particular Milestone Product, such skipped milestone is payable upon achievement of the next clinical milestone event or regulatory milestone event; provided, however, that if such clinical milestone or regulatory milestone is skipped for an Indication because such clinical milestone or regulatory milestone is not required for such Indication due to another Indication of such Milestone Product having achieved such clinical milestone or regulatory milestone, then no such payment for such skipped milestone shall be payable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.5.4

Single Payment Per Compound/Product. Notwithstanding the foregoing, if a given milestone payment for a given milestone event for an Indication is paid with respect to a given Program Compound or Small Molecule Collaboration Compound, then such milestone payment shall not be payable again with respect to any subsequent achievement of the same milestone event for the same Indication by a Product or Small Molecule Product containing or comprising such Program Compound or Small Molecule Collaboration Compound, and vice versa.

9.6	Royalties to NGM.

9.6.1

Royalties Payable to NGM. Subject to the terms and conditions of this Agreement, Merck shall pay to NGM tiered, non-refundable, non-creditable royalties on each Product, Program Compound (pursuant to Section 9.6.1(f)), Small Molecule Product and Small Molecule Collaboration Compound (pursuant to Section 9.6.1(f)) (each, a “Royalty Product”), calculated on a Royalty Product-by- Royalty Product and country-by-country (subject to Section 9.6.1 (c)) basis, as set forth in this Section 9.6.1:

(a)

Royalty Rates. Subject to 9.6.1(b) below, the royalty tiers below shall be on a Royalty Product-by-Royalty Product and country-by-country (subject to Section 9.6.1(c)) basis in those countries where: (i) [*] such Royalty Product is claimed in a Valid Patent Claim in such country; or (ii) such Royalty Product [*]; provided, however, that the following royalty rates shall be [*] for any [*]:

Aggregate Annual Net Sales of A Given Royalty Product in the Territory in a Calendar Year	Royalty Rate
The portion of Net Sales less than [*]	[*]
The portion of Net Sales greater than or equal to [*] but less than [*]	[*]
The portion of Net Sales greater than or equal to [*]	[*]

(b)

Know-How Royalty. Notwithstanding the provisions of Section 9.6.1(a), in countries where: (i) the manufacture, sale or use of a Royalty Product would not infringe a Valid Patent Claim in such country; and (ii) the regulatory or market exclusivity, if any, granted by a Regulatory Authority in such country with respect to such Royalty Product has expired, Merck shall pay royalty rates that shall be set at [*] of the applicable royalty rate determined according to Section 9.6.1(a).

(c)

Determination of Royalty Tiers. Royalty tiers pursuant to Section 9.6.1(a) and 9.6.1(b) shall be calculated based on Net Sales of each Royalty Product in those countries in the Territory in which the Royalty Term remains in effect with respect to such Royalty Product and country; provided, however, that, the determination of whether the royalty shall be calculated under Section 9.6.1(a) or Section 9.6.1(b) shall be determined on a country-by-country basis. For clarity: (i) the allocation within each royalty tier between Section 9.6.1(a) and Section 9.6.1(b) shall be based on the percentage of total Net Sales that qualify for the reduced royalty rate pursuant to Section 9.6.1(b); and (ii) from and after the expiration of the Royalty Term with respect to a given Royalty Product and country, sales of such Royalty Product in such country shall no longer be included in calculating the royalty tiers or royalty payments due hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d)

Royalty Term. Royalties on each Royalty Product at the rates set forth above shall commence upon the First Commercial Sale of such Royalty Product in a given country and shall continue on a Royalty Product-by-Royalty Product and country-by-country basis until the latest of: (a) the expiration of the last-to-expire Valid Patent Claim in such country with respect to such Royalty Product; (b) the expiration of regulatory or marketing exclusivity granted by a Regulatory Authority in such country with respect to such Royalty Product; or (c) the twelfth (12th) anniversary of the First Commercial Sale of such Royalty Product in such country (the “Royalty Term”).

(e)	Royalty Conditions. All royalties are subject to the following conditions:

(i)	that only one royalty shall be due with respect to the same unit of Royalty Product;

(ii)

that no royalties shall be due upon the sale or other transfer among Merck or its Related Parties for resale purposes, but in such cases the royalty shall be due and calculated upon Merck’s or its Related Party’s Net Sales to the first independent Third Party;

(iii)	no royalties shall accrue on the sale or other disposition of Royalty Product by Merck or its Related Parties for use in a Clinical Study; and

(iv)

no royalties shall accrue on the disposition of Royalty Product in reasonable quantities by Merck or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose), provided, however, that Merck and its Related Parties do not receive any financial payment for such disposition.

(f)

Royalties for Bulk Compound. In those cases in which Merck sells bulk Program Compound or Small Molecule Collaboration Compound, rather than Product or Small Molecule Product, to Third Parties, and Merck is not being paid on sales of such Products or Small Molecule Products with respect to the applicable bulk Program Compound or Small Molecule Collaboration Compound sold to such Third Party, the royalty obligations of this Section 9.6.1 shall be applicable to Net Sales of such bulk Program Compound or Small Molecule Collaboration Compound, as applicable, and the definition of Net Sales shall apply to such bulk Program Compound and Small Molecule Collaboration Compound mutatis mutandis.

(g)

Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Royalty Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 9.6.1(a) or Section 9.6.1(b), as applicable, then the royalty rate to be paid by Merck on Net Sales in that country under Section 9.6.1(a) or Section 9.6.1(b) shall be reduced to the rate paid by the compulsory licensee.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(h)

Third Party Patent Licenses. In the event that one or more patent licenses from other Third Parties are required by Merck or its Related Parties in order to make, have made, use, offer to sell, sell or import one or more Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products, as applicable (hereinafter “Third Party Patent Licenses”), [*] of the royalties actually paid under such Third Party Patent Licenses with respect to such Royalty Product by Merck or its Related Parties for a Calendar Quarter shall be creditable over time against the royalty payments due NGM by Merck with respect to the sale of the Royalty Product incorporating such Program Compound or Small Molecule Collaboration Compound (as applicable); provided, however, that in no event shall the royalties paid by Merck to NGM for such Calendar Quarter be reduced to less than [*] of the amounts that would be owed pursuant to Section 9.6.1(a) or Section 9.6.1(b), as applicable, in the absence of such credit.

(i)

Generic Competition. On a country-by-country and Royalty Product-by- Royalty Product basis, if during a given Calendar Quarter one or more Third Parties is: (a) selling a Generic Bioequivalent Product for such Product or Generic Small Molecule Product for such Small Molecule Product, as applicable, in such country; and (b) such sales of such Generic Bioequivalent Product(s) or Generic Small Molecule Product(s), as applicable, in such country are, in the aggregate (on a unit equivalent basis), greater than [*] of the number of units of such Product or such Small Molecule Product, as applicable, sold in such country during such period, then, from and after such Calendar Quarter during which clauses (a) and (b) are satisfied, the royalties due for sales of such Product or Small Molecule Product, as applicable, in such country shall be reduced to [*] of the amount that would otherwise have been due under Section 9.6.1(a); provided, however, that such reduction shall not be cumulative with any reductions permitted under Section 9.6.1(h) above. For clarity, [*].

9.7

Royalties to Merck. Subject to Section 4.8.3 and the other terms and conditions of this Agreement, NGM shall pay to Merck certain non-refundable and non-creditable royalties calculated on a product-by-product and country-by-country basis, as set forth in this Section 9.7. NGM shall pay Merck a quarterly royalty on worldwide Net Sales of any product that incorporates or contains a Refused Candidate or a Non-Qualifying Compound, with royalty rates based on the development stage of the applicable Refused Candidate or Non-Qualifying Compound, as follows:

Stage of Development	Royalty Rate
Refused Candidate or Non-Qualifying Compound prior to [*] such Refused Candidate or Non-Qualifying Compound [*] of such Refused Candidate or Non-Qualifying Compound	[*]
Refused Candidate or Non-Qualifying Compound after [*] such Refused Candidate or Non-Qualifying Compound [*] of such Refused Candidate or Non-Qualifying Compound	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

The royalty-related obligations and rights set forth in Sections 9.7 through 9.11, inclusive, shall be applicable to Net Sales of such products containing Refused Candidates or Non-Qualifying Compounds, and the definition of Net Sales shall apply to such products mutatis mutandis.

9.8

Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Royalty Product, Merck shall furnish to NGM a quarterly written report for each Calendar Quarter showing in reasonable detail, on a Royalty Product-by-Royalty Product basis, the Net Sales of all Royalty Products subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the sixtieth (60th) day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

9.9	Audits.

9.9.1

Upon the written request of a Party (“Auditing Party”) and not more than once in each Calendar Year, the other Party (“Auditee”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Auditee, at the Auditing Party’s expense, to have access during normal business hours to such of the books and records of Auditee as may be reasonably necessary to verify the accuracy of the royalty reports, Adjusted Net Sales payments (including any reports or calculations relating to any NGM ANS Option exercised by NGM), or any other amounts payable hereunder for any Calendar Year ending not more than [*] prior to the date of such request. The accounting firm shall provide a written report to the Auditing Party that discloses only information necessary to verify whether the royalty reports or other financial reports furnished by the Auditee or the amount of payments by the Auditee under this Agreement are correct or incorrect, the amount of any discrepancy and basis for the accounting firm’s conclusion (if applicable) that there was a discrepancy. No other information shall be provided to NGM.

9.9.2

If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within thirty (30) days of the date the Auditing Party delivers to the Auditee such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by the Auditing Party; provided, however, that, if such audit uncovers an underpayment of amounts by the Auditee that exceeds [*], then the fees of such accounting firm shall be paid by the Auditee.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.9.3

Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made (or any other applicable financial information) pursuant to such sublicense and Merck shall use Commercially Reasonable Efforts to include in each such sublicense the sublicensee’s grant of access to such records by NGM’s independent accountant to the same extent required of Merck under this Agreement; provided, however, that if Merck cannot obtain such audit rights for NGM, then Merck shall (to the extent permitted under such sublicense) audit such sublicensee upon NGM’s reasonable request, and at NGM’s sole cost and expense, and Merck shall promptly share such audit results with NGM, including providing a copy of any audit report (subject to any applicable confidentiality provisions).

9.9.4

Upon the expiration of [*] following the end of any Calendar Year, the calculation of royalties or other amounts payable with respect to such Calendar Year shall be binding and conclusive upon an Auditing Party, and the Auditee and its Affiliates (in the case of Merck, its Related Parties) shall be released from any liability or accountability with respect to royalties or other applicable payments for such Calendar Year.

9.9.5

The Auditing Party shall treat all financial information subject to review under this Section 9.9 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the Auditee and/or its Affiliates or Related Parties, as applicable, obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

9.10

Payment Exchange Rate. All payments to be made by Merck to NGM under this Agreement shall be made in United States dollars by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by NGM from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due NGM shall be made at the monthly rate of exchange utilized by Merck in its worldwide accounting system.

9.11	Taxes.

9.11.1

Each Party shall be solely liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by the other Party (“Payer”) to such Party (“Payee”) under this Agreement (“Agreement Payments”).

9.11.2

If Law requires the withholding of Taxes, the Payer shall, subject to Section 9.11.3, make such withholding payments and shall subtract the amount thereof from the Agreement Payments. The Payer shall submit to the Payee appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. The Payer shall provide the Payee reasonable assistance in order to allow the Payee to obtain the benefit of any present or future treaty against double taxation which may apply to the Agreement Payments.

9.11.3

The Parties agree that, as of the Execution Date, each Payer is not required by the Laws of the US to deduct or withhold taxes on the Agreement Payments. If an incremental withholding or deduction obligation arises as a result of any action by the Payer, including any assignment, sublicense, change of place of incorporation or failure to comply with Laws or filing or record retention requirements (a “Withholding Tax Action”), then the sum payable by the Payer (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Payee receives a sum equal to the sum that it would have received had no such Withholding Tax Action occurred. Otherwise, the sum payable by the Payer (in respect of which such deduction or withholding is required to be made) shall be made to the Payee after deduction of the amount required to be so withheld or deducted.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 10

CONFIDENTIALITY AND PUBLICATION

10.1

Nondisclosure Obligation. All Information disclosed by one Party to the other Party hereunder or pursuant to the Prior CDA shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

10.1.1	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

10.1.2	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

10.1.3	is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

10.1.4	is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records;

10.1.5

is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Products or Small Molecule Products, but such disclosure may be only to the extent reasonably necessary to obtain patents (subject to the applicable provisions of Article 12) or authorizations;

10.1.6

is deemed necessary by Merck to be disclosed to Related Parties, agent(s), consultant(s) and/or other Third Parties for any and all purposes Merck and its Affiliates deem necessary or advisable in the ordinary course of business in the exercise and performance of its rights and obligations under and in accordance with this Agreement (including the exercise of licenses granted to Merck hereunder) on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than five (5) years; or

10.1.7

is deemed necessary by NGM to be disclosed to employees, agent(s) and consultant(s), and/or other Third Parties for any and all purposes NGM and its Affiliates deem necessary or advisable for NGM to conduct the Collaboration, or to exercise and perform its rights and obligations under and in accordance with this Agreement (including the exercise of licenses granted to NGM hereunder) or for NGM’s scientific advisory board to perform its ordinary roles and responsibilities on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than five (5) years;

10.1.8

is deemed necessary by a Party to be [*] provided, however, that the term of confidentiality for such investor, acquiror, merger partner or other financial partner shall be no less than five (5) years; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.1.9

is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations contained in this Agreement; provided, however, that the term of confidentiality for such attorneys, independent accountants and financial advisors shall be no less than seven (7) years.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 10.1 or Section 10.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 10.1 and Section 10.2, and the Party disclosing Information pursuant to Law or court order shall take all steps reasonably necessary, including seeking an order of confidentiality, to ensure the continued confidential treatment of such Information.

10.2

Program Compound and Product Specific Information. Without limiting the provisions of Section 10.1, NGM agrees to keep all NP201 Know-How and NGM Know-How and Collaboration Inventions relating solely or primarily to a Program Compound or Product confidential, subject to Section 10.1.2. Such obligation, however, shall not apply to any such NP201 Know-How, NGM Know-How or Collaboration Inventions: (a) to the extent and as of the time, if any, that the Program Compound or Product to which they solely or primarily relate becomes, or upon termination under Article 13, a Reversion Product; or (b) to the extent relating to any Non-Qualifying Compounds, Non-Qualifying Targets or Refused Candidates.

10.3

Publication. Neither Merck nor NGM may publish or present results of the Collaboration without the prior written consent of the other Party. Each such Party shall provide the non-publishing Party with a copy of the proposed manuscript or presentation that includes results of the Collaboration at least [*] days prior to submission for publication or presentation. If the proposed manuscript or presentation contains information of the non-publishing Party that is subject to the use and nondisclosure restrictions under this Article 10, the publishing Party agrees to remove such information from the proposed publication or disclosure. Further, if the non-publishing Party believes the publication or disclosure of such results would be unfairly damaging to its ongoing research, Development or commercialization with respect to Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products (if Merck is the non-publishing Party) or any Refused Candidates, Non-Qualifying Compounds, Non-Qualifying Targets, Reversion Compounds or Reversion Products (if NGM is the non-publishing Party, as of such time as they become such) and the non-publishing Party has a reasonable basis for not publishing or presenting such results, then, upon request of the non-publishing Party, the results shall not be published or presented until the matter is resolved. If the matter cannot be resolved between the Parties by mutual agreement, it shall be resolved in accordance with Section 16.7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.4

Use of Names. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Law or otherwise expressly permitted in this Agreement; except that where a Party has consented to a specific use of its name, trademark, trade name or logo by the other Party, such other Party shall have the right again to use such name, trademark, trade name or logo for such same specific use, without the consent of the other Party.

10.5

Exceptions to Confidentiality Obligations. A receiving Party may disclose Information of the disclosing Party if the receiving Party obtains the disclosing Party’s prior written consent to disclose the identified information. Moreover, the receiving Party may disclose Information of the disclosing Party solely to the extent required to be disclosed by the receiving Party to comply with Applicable Law (including securities laws or regulations and the applicable rules of any public stock exchange) or to defend or prosecute litigation or comply with an order of a court or other government order; provided, however, that the receiving Party notifies the disclosing Party of such order insofar as possible and provides reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Information so disclosed be used only for the purposes for which the Law required, or for which the order was issued. For the avoidance of doubt: (i) Merck may disclose NGM’s Information as reasonably necessary for making regulatory filings in connection with the Development or Commercialization of Products or Small Molecule Products hereunder; (ii) NGM may disclose Merck’s Information as reasonably necessary for making regulatory filings in connection with: (a) the Development or Commercialization of any Reversion Compound or Reversion Product, or any NP201 Compound to the extent responsibility for such filing is allocated to NGM under the NP201 Research Plan; or (b) the development or commercialization of any Refused Candidate or Non-Qualifying Compound; and (iii) a Party controlling prosecution of any Patent Rights pursuant to this Agreement may disclose the other Party’s Information to Patent Offices in connection with such permitted prosecution.

10.6

Confidentiality of Agreement Terms. Each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party any terms of this Agreement without the prior written consent of the other Party hereto, except each Party and its Affiliates may disclose the terms of this Agreement: (a) to advisors (including financial advisors, attorneys and accountants), actual or potential acquirors or bona fide potential investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (b) to the extent necessary to comply with Applicable Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange).

10.7	Publicity.

10.7.1

Initial Press Releases. The Parties acknowledge an intent to agree on the contents of a press release regarding this Agreement (including the existence and certain terms hereof) that can be issued by the Parties promptly after the Execution Date. For clarity, neither Party shall issue any such press release regarding this Agreement unless the form of such release has been mutually agreed upon by the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.7.2	Further Publicity.

(a)

Investor Information. Each disclosing Party acknowledges that the other Party receiving the disclosing Party’s Information hereunder may, from time to time, be required by Law or rule of any stock exchange, such as Forms 8-K, 10-Q and 10-K, including as may be required by Law in connection with an initial public offering (IPO) (“Required Disclosure”), to publicly disclose the terms of this Agreement, or significant results or developments regarding any Products, to keep its investors reasonably informed of the achievement of milestones, significant events in the Development of Optioned Products and Commercialization activities and the like, and that such Required Disclosures may pertain to Information of the other Party that is not otherwise permitted to be disclosed under this Article 10. To the extent Merck discloses to NGM information related to events or circumstances involving the Development or Commercialization of any Product that NGM believes is insufficient to allow it to accurately determine the materiality of such information and whether is constitutes a Required Disclosure, Merck shall consider in good faith NGM’s reasonable questions with respect to such event so as to better enable it to assess such materiality.

(b)

Public Disclosure Review Procedure. With respect to any Required Disclosure, except for the initial press release described in Section 10.7.1, the receiving Party (the “Requesting Party”) shall provide the other Party (the “Reviewing Party”) with a draft of the Content (as defined in the next sentence) of the draft Required Disclosure for review, at least ten (10) Business Days in advance of the issuance of the filing of the Required Disclosure. The word “Content” in this Section 10.7.2(b) means any information relating to the activities contemplated by this Agreement, and does not include any other business information of the Requesting Party or information pertaining to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 relating to “forward-looking statements.” The Reviewing Party may notify the Requesting Party of any reasonable objections or suggestions that the Reviewing Party may have regarding the Content in the Required Disclosure provided for review under this Section, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner. The principles to be observed with respect to disclosures of information in a Required Disclosure shall include accuracy, disclosure of factual, rather than speculative information, compliance with Applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of a Regulatory Authority, reasonable sensitivity to commercial information of value to competitors and the need to keep investors informed regarding the Requesting Party’s business. The Requesting Party shall use commercially reasonable efforts to adopt the reasonable requests of the Reviewing Party with respect to its Information and the Requesting Party shall remove such Information from the Required Disclosure if such Information is not required to be disclosed by Law. Notwithstanding the foregoing, NGM shall have the right to disclose in a press release the occurrence of the following research and development events arising from the Research Program and the NP201 Program: (1) achievement of any milestone event set forth in Section 9.5.1; (2) Merck’s exercise of a Merck Option; and (3) NGM’s exercise of an NGM ANS Option; provided, however, that NGM provides to Merck the Content of any such press release in the manner provided above, and, in the case where such Content does not also constitute a Required Disclosure, Merck approves such Content with respect to the particulars included pertaining to the events in clauses (1), (2) or (3), as applicable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1

Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Execution Date, the Effective Date and as of the date that Merck exercises each Merck Option:

11.1.1	it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

11.1.2

this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Law of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2

NGM Representations and Warranties. NGM represents and warrants to Merck that, except as set forth in Schedule 11.2, as of the Execution Date and, as of the date that NGM provides the Data Package for each Merck Option and solely to the extent that the representations and warranties pertain to the applicable Optioned Compound or Optioned Product for such Merck Option or the intellectual property rights that would be licensed to Merck in connection with the exercise of such Merck Option, in each case subject to the written disclosures provided by NGM to Merck in writing in the Data Package for the applicable Merck Option, provided that, at NGM’s request, Merck will enter into a common interest agreement prior to the provision of such Data Package:

11.2.1	to NGM’s knowledge, issued patents contained in the NGM Patents and NP201 Patents exist and are not invalid or unenforceable, in whole or in part;

11.2.2	it has the full right, power and authority to grant the options and licenses granted under this Agreement;

11.2.3

it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in: (i) the NGM Patents or NP201 Patents (or in any intellectual property rights that but for such assignment, transfer, conveyance or encumbrance would qualify as NGM Patents or NP201 Patents); and (ii) as of the Execution Date, the quantities of NP201 Compounds and NP201 Products in its or its Affiliate’s possession, and, as of the date of provision of the applicable Data Package, the quantities of Optioned Compounds and Optioned Products in its or its Affiliate’s possession that are the subject of the applicable Merck Option, in each case of (i) and (ii), in any manner that would conflict with the rights granted to Merck hereunder;

11.2.4

(i) as of the Execution Date, it and its Affiliates have not previously granted to any Person any right, which is in force as of the Execution Date, to: (a) manufacture or commercialize any NP201 Compound or NP201 Product, except non-exclusive rights to contract manufacturers or other vendors engaged by NGM or its Affiliate to manufacture NP201 Compounds or NP201 Products; or (b) research or develop any NP201 Compound or NP201 Product, except non-exclusive rights to contract research organizations or other vendors engaged by NGM or its Affiliate to research or develop NP201 Compounds or NP201 Products, in each case of (a) and (b), on NGM’s or its Affiliate’s behalf; and (ii)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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as of the date of provision of the applicable Data Package, it and its Affiliates have not previously granted to any Person any right, which is in force as of such date, to (a) manufacture or commercialize any Optioned Compound or Optioned Product that is the subject of the applicable Merck Option, except non-exclusive rights to contract manufacturers or other vendors engaged by NGM or its Affiliate to manufacture such Optioned Compound or Optioned Product, or (b) research or develop any Optioned Compound or Optioned Product that is the subject of the applicable Merck Option, except non-exclusive rights to contract research organizations or other vendors engaged by NGM or its Affiliate to research or develop such Optioned Compound or Optioned Product, in each case of (a) and (b), on NGM’s or its Affiliate’s behalf.

11.2.5

to NGM’s knowledge, it is the sole and exclusive owner of: (i) as of the Execution Date, the NGM Patents, NP201 Patents, material NP201 Know-How, and the quantities of NP201 Compounds and NP201 Products in its or its Affiliate’s possession; and (ii) as of the date of provision of the applicable Data Package, the NGM Patents and material NGM Know-How that would be licensed in connection with the exercise of such Merck Option, and the quantities of Optioned Compounds and Optioned Products in its or its Affiliate’s possession that are the subject of such Merck Option, in each case of (i) and (ii), all of which are free and clear of any liens, charges and encumbrances, and, no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever (except where NGM Controls the relevant Patent Rights or Know-How through any in-license) with respect to any such NGM Patents, NP201 Patents, material NP201 Know-How, NGM Patents, material NGM Know-How, NP201 Compounds, NP201 Products, or quantities of Optioned Compounds or Optioned Products;

11.2.6

there are no claims, judgments or settlements against or owed by NGM (or any of its Affiliates), and no pending or (to NGM’s knowledge) threatened claims or litigation, relating to: (i) as of the Execution Date, the NGM Patents, NP201 Patents, material NP201 Know-How, NP201 Compounds or NP201 Products; or (ii) as of the date of provision of the applicable Data Package, the NGM Patents and material NGM Know-How that would be licensed to Merck in connection with the exercise of such Merck Option, and the Optioned Compounds and Optioned Products that are the subject of such Merck Option;

11.2.7

NGM has: (i) as of the Execution Date, disclosed to Merck all material information, in existence and known by NGM or its Affiliates as of the Execution Date, regarding NP201, NP319, NGM395, NGM386, NGM160, or the NP201 Patents then in existence; and (ii) as of the date of provision of the applicable Data Package, disclosed to Merck all material information, in existence and known by NGM or its Affiliates as of such date, regarding the Optioned Compounds and Optioned Products that are the subject of such Merck Option and the NGM Patents and material NGM Know-How that would be licensed to Merck in connection with the exercise of such Merck Option;

11.2.8

NGM has: (i) as of the Execution Date, disclosed to Merck the existence of any patent opinions in NGM’s or its Affiliate’s possession (or that NGM or an Affiliate has previously had prepared but that is no longer in its actual possession) related to the NP201 Compounds in existence, NP201 Patents in existence as of the Execution Date; and (ii) as of the date of NGM’s provision of the Data Package for the applicable Merck Option, disclosed to Merck the existence of any patent opinions in NGM’s or its Affiliate’s possession (or that NGM or an Affiliate has previously had prepared but that is no

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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longer in its actual possession) related to the Optioned Compounds and Optioned Products that are the subject of such Merck Option and the NGM Patents that claim or cover the composition of matter, manufacture or use of the Optioned Compound or Optioned Product that is the subject of such Merck Option;

11.2.9

(i) as of the Execution Date, Exhibit A and Exhibit B set forth true, correct and complete lists of the NP201 Patents and NGM Patents, respectively, and such lists contain all application numbers and filing dates, registration numbers and dates, jurisdictions and owners; and (ii) as of the date of NGM’s provision of the Data Package for the applicable Merck Option, NGM has provided written lists of all NGM Patents that cover or claim the composition of matter, manufacture or use of the Optioned Compound or Optioned Product that is the subject of such Merck Option;

11.2.10

as of the Execution Date, the NP201 IP constitutes all intellectual property owned or otherwise controlled (through license or otherwise) by NGM or its Affiliates in relation to the NP201 Compounds that exists as of the Execution Date or is otherwise necessary for the performance of the NP201 Research Collaboration as described in the NP201 Research Plan attached to this Agreement as of the Execution Date;

11.2.11

[*] (i) as of the Execution Date, the conduct of the NP201 Research Collaboration as described in the NP201 Research Plan attached to this Agreement; (ii) as of the Execution Date, the making (but not with respect to any particular method of manufacture) and composition of matter of NP201, NP319, NGM395, NGM386 and NGM160; and (iii) as of the date of provision of the applicable Data Package, the making (but not with respect to any particular method of manufacture) and composition of matter of the Optioned Compounds that are the subject of such Merck Option exercise and the applicable POC Compound in the form in which it was administered in the applicable POC Trial, in each case of (i), (ii) and (iii), do not, and will not, interfere with or infringe or misappropriate any Patents, Know-How or other intellectual property rights owned or possessed by any Third Party;

11.2.12

As of the Execution Date, the Existing Collaboration Agreements are the only agreements to which NGM (or any of its Affiliates) is a party granting: (i) commercial rights to any antibody, peptide or other large molecule, or small molecule; or (ii) exclusive development rights to any human DNA sequence, RNA sequence, protein or peptide, in each case of clauses (i) and (ii), arising out of, or identified through, NGM’s research and development activities;

11.2.13

As of the Execution Date, all information and data provided by or on behalf of NGM to Merck on or before the Execution Date in contemplation of this Agreement and as of the date of provision of the Data Package with respect to the applicable Merck Option, all information and data provided in such Data Package was and is true and accurate and complete in all material respects, and NGM has not failed to disclose any material information or data in its or its Affiliate’s possession or otherwise known to it or its Affiliate that would reasonably be expected to cause the information and data that has been disclosed to be misleading in any material respect; and

11.2.14

As of the Execution Date, and as of the date of provision of the applicable Data Package, NGM, on a group-wide basis (i.e., taking into account all Affiliates and all Persons with a twenty percent (20%) or greater stake in the voting securities of NGM or its Affiliates) did not generate Brazilian turnover of 75 million reais in its last completed fiscal year.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.3

Disclaimer. EACH PARTY HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN NOT EXPRESSLY MADE IN THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAWS, INCLUDING WITH RESPECT TO THE COMPOUNDS, PRODUCTS, OR ANY TECHNOLOGY OR OTHER INTELLECTUAL PROPERTY LICENSED OR GRANTED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS SECTION 11.3 SHALL OPERATE TO LIMIT OR INVALIDATE ANY EXPRESS WARRANTY CONTAINED HEREIN.

ARTICLE 12

INTELLECTUAL PROPERTY

12.1	Ownership of Collaboration Technology.

12.1.1

All Collaboration Inventions shall be solely owned by the Party that solely discovered or invented such Collaboration Invention, or jointly owned by the Parties if discovered or invented jointly by NGM and Merck, or their respective Affiliates or Related Parties or Third Parties working on their behalf or on behalf of their Affiliates or Related Parties.

12.1.2

Collaboration Patents shall be solely owned by the Party that solely owns the Collaboration Invention covered or claimed by such Collaboration Patent, or jointly owned by the Parties if the Parties jointly own such covered or claimed Collaboration Invention.

12.1.3

At each meeting of the IP Working Group, the Parties shall each disclose in writing the development, making, conception or reduction to practice of any Collaboration Invention, whether patentable or not, occurring since the prior such meeting.

12.1.4

As used in this Section 12.1 or other provisions referencing inventorship of the Parties, the terms NGM, Merck, Affiliates and Third Party shall include such party’s employees, agents, contractors or any other such persons on such Party’s behalf. Inventorship shall be determined according to US patent law. Each Party shall contractually bind such persons conducting work on their behalf to assign all intellectual property to such Party in accordance with the terms and intent of this Agreement.

12.2	Filing, Prosecution and Maintenance of Patents.

12.2.1

As between the Parties, NGM shall be responsible for preparing, filing, prosecuting and maintaining NP201 Patents, the NGM Patents and those Collaboration Patents solely owned by NGM (“NGM Prosecuted Patents”), [*]. [*]

12.2.2

As between the Parties, Merck shall have the sole right, at its sole expense and in its sole discretion, to prepare, file, prosecute and maintain the Merck Patent Rights and Merck Product Patents. As between the Parties, Merck shall have the first right, at its sole expense and in its sole discretion, to prepare, file, prosecute and maintain the Collaboration Patents solely owned by Merck (“Merck Collaboration Prosecuted Patents”). If Merck does not elect to file or proposes to abandon any Merck Collaboration Prosecuted Patent, Merck

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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shall notify NGM (at least thirty (30) days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Merck Collaboration Prosecuted Patent) and NGM shall have the right to continue the prosecution of such Patent Rights at its sole expense. If NGM assumes preparation, filing, prosecution, maintenance and enforcement of any such Patent Rights pursuant to this Section 12.2.2, Merck shall execute such documents and perform such acts, in a timely manner, at NGM’s request and Merck’s expense, as may be reasonably necessary to permit NGM to assume the preparation, filing, prosecution, maintenance and enforcement of such Patent Rights. Notwithstanding the forgoing, with respect to Collaboration Patents that are jointly owned by the Parties and that primarily claim or cover a Small Molecule Collaboration Compound (as opposed to a Collaboration Compound), Merck shall have the first right to prepare, file, prosecute, maintain and enforce such Patent Rights.

12.2.3

With respect to Collaboration Patents that are jointly owned by the Parties (“Joint Collaboration Patents”), NGM shall have the first right to prepare, file, prosecute, maintain and enforce such Patent Rights, which shall be deemed NGM Prosecuted Patents for purposes of Sections 12.2.1 and 12.2.5.

12.2.4

In the case of Merck Collaboration Prosecuted Patents (including Joint Collaboration Patents that are prosecuted by Merck pursuant to Section 12.2.2), Merck shall give NGM an opportunity to review the text of the patent application before filing, shall implement NGM’s reasonable comments with respect thereto and shall supply NGM with a copy of the application as filed, together with notice of its filing date and serial number. Merck shall keep NGM advised of the status of such patent filings and, upon NGM’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings, shall implement NGM’s reasonable comments with respect thereto and shall promptly give notice to NGM of the grant, lapse, revocation, surrender, invalidation or abandonment of any such patent filings. If Merck proposes to abandon any Joint Collaboration Patents that Merck initiated prosecution of pursuant to Section 12.2.2, then it shall notify NGM (at least thirty (30) days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Patent Rights) and NGM shall have the right to continue the preparation, filing, prosecution and maintenance of such Patent Rights, which shall be deemed NGM Prosecuted Patents for purposes of Sections 12.2.1 and 12.2.5. If NGM assumes preparation, filing, prosecution and maintenance of any such Patent Rights pursuant to this Section 12.2.4, then Merck shall execute such documents and perform such acts, in a timely manner, at NGM’s request and expense, as may be reasonably necessary to permit NGM to assume the preparation, filing, prosecution and maintenance of such Patent Rights.

12.2.5

In the case of NGM Prosecuted Patents (including any Joint Collaboration Patents), NGM shall give Merck an opportunity to review the text of the application before filing, shall implement Merck’s reasonable comments with respect thereto and shall supply Merck with a copy of the application as filed, together with notice of its filing date and serial number. NGM shall keep Merck advised of the status of such patent filings and upon Merck’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings, shall implement Merck’s reasonable comments with respect thereto and shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any such patent filings. If NGM does not elect to file or proposes to abandon any NGM Prosecuted Patents (including any Joint Patents), then it shall notify Merck (at least thirty (30) days prior to any filing or payment due

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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date, or any other due date that requires action in order to avoid loss of rights, in connection with such Patent Rights) and Merck shall have the right to continue the preparation, filing, prosecution and maintenance of such Patent Rights at its sole expense. If Merck assumes preparation, filing, prosecution and maintenance of any such Patent Rights pursuant to this Section 12.2.5, then NGM shall execute such documents and perform such acts, in a timely manner, at Merck’s request and expense, as may be reasonably necessary to permit Merck to assume the preparation, filing, prosecution and maintenance of such Patent Rights.

12.3	Interference, Opposition, Reexamination and Reissue.

12.3.1

Each Party shall, within [*] of learning of such event, inform the other Party of any request for, or filing or declaration of, any interference, derivation proceeding, supplemental examination, post grant review proceeding, inter partes review proceedings, opposition, reissue or reexamination relating to NGM Patents, Collaboration Patents, NP201 Patents or Merck Collaboration Prosecuted Patents being prosecuted or maintained by such Party pursuant to Section 12.2. Merck and NGM shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. The non-prosecuting Party shall have the right to review and approve any submission to be made in connection with such proceeding.

12.3.2

Each Party shall not initiate any reexamination, derivation proceeding, supplemental examination, post grant review proceeding, inter partes review proceedings, interference or reissue proceeding relating to NGM Patents, Collaboration Patents, NP201 Patents or Merck Collaboration Prosecuted Patents being prosecuted or maintained by such Party pursuant to Section 12.2, to the extent such proceeding could be reasonably anticipated to have an impact on the license and rights granted under this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

12.3.3

The prosecuting Party shall keep the non-prosecuting Party informed of developments in any such action or proceeding, including, to the extent permissible by Law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Each Party shall bear the expense of any interference, opposition, re-examination or re-issue proceeding relating to Patent Rights being prosecuted or maintained by such Party pursuant to Section 12.2.

12.4	Enforcement and Defense of Patent Rights.

12.4.1

Each Party shall give the other Party notice, promptly after becoming aware, of any infringement of Collaboration Patents or NGM Patents that claim or cover Products, Program Compounds, Small Molecule Products or Small Molecule Collaboration Compounds (collectively, “Collaboration Compound Patents”) or NP201 Patents, where such infringement concerns the manufacture, importation, use, offer for sale or sale of a Program Compound, Product, Small Molecule Collaboration Compound or Small Molecule Product in the Field in the Territory (a “Licensed Infringement”). Merck and NGM shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both Merck and NGM, to terminate such Licensed Infringement. However, Merck, upon notice to NGM, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Merck and, if necessary, NGM, or to control the defense of any declaratory judgment action relating to such Licensed Infringement; provided, however, [*]. Merck shall promptly

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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inform NGM if it elects not to exercise such first right and NGM shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of NGM and, if necessary, Merck. Each Party shall have the right to be represented by counsel of its own choice.

12.4.2

In the event that Merck elects not to initiate and prosecute an action with respect to a Licensed Infringement as provided in Section 12.4.1, and NGM elects to do so, the costs of any agreed-upon course of action to terminate such Licensed Infringement, including the costs of any legal action commenced or the defense of any declaratory judgment, shall be borne solely by NGM; provided, however, that [*].

12.4.3

For any action to terminate any Licensed Infringement, in the event that the Party electing to initiate or prosecute such action in accordance with Section 12.4.1 is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates and Related Parties to execute all documents necessary for such Party to initiate litigation to prosecute and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either may reasonably request, at the expense of the requesting Party. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

12.4.4

Any recovery obtained by either or both Merck and NGM in connection with or as a result of any action to terminate any Licensed Infringement contemplated by this Section 12.4, whether by settlement or otherwise, shall be shared in order as follows:

(a)	the Party that initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

(b)	the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(c)	the amount of any recovery remaining shall be [*].

12.4.5

Subject to the foregoing provisions of this Section 12.4, as between the Parties, NGM shall have the sole right to take action with respect to any infringement of Patent Rights owned by NGM (including NP201 Patents, NGM Patents and Collaboration Patents that are not Collaboration Compound Patents), and the first right to take action with respect to Collaboration Patents that are jointly owned by the Parties and are not Collaboration Compound Patents and Merck shall have the sole right to take action with respect to any infringement of Patent Rights owned by Merck, in each case, that is not a Licensed Infringement.

12.4.6

NGM shall inform Merck of any certification regarding any NP201 Patent, NGM Patent or Collaboration Patent under which Merck is granted a license under Sections 3.1.1, 5.4, and 6.1.1 through 6.1.4, inclusive, that it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the US, in each case where the certification pertains to the potential sale of a Product or Small Molecule Product, and shall provide Merck with a copy of such certification within [*] of receipt. NGM’s and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Sections 12.4.1 through 12.4.4; provided, however, that Merck shall exercise its first right to initiate and prosecute any action and shall inform NGM of such decision within [*] of receipt of the certification, after which time NGM shall have the right to initiate and prosecute such action. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action.

12.5

Patent Term Restoration. The Parties shall cooperate with each other, including to provide necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where NP201 Patents, NGM Patents and/or Collaboration Compound Patents exist, to the extent they relate to Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products, as the case may be. In the event that elections with respect to obtaining such patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory are to be made, Merck shall have the right to make the election with respect to NP201 Patents, NGM Patents and/or Collaboration Compound Patents that solely relate to Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products. Subject to Merck’s rights in the previous sentence, each Party shall have the right to make the election with respect to other Patent Rights owned by such Party. In each case the other Party agrees to abide by such election.

12.6

Biosimilar or Interchangeable Biological Products. Notwithstanding anything herein to the contrary, within [*] after the receipt of Marketing Authorization of a Product or Small Molecule Product that has been licensed in the US as a biological product under 42 U.S.C. 262(a) (or successor laws or regulations), and as may be amended from time to time thereafter, the Parties shall consult as to potential strategies with respect to unexpired US Patent Rights Controlled by either Party and that claim or cover the Product or Small Molecule Product. Specifically, in anticipation of a receipt by the Party who is the reference product sponsor of the Product or Small Molecule Product (“Reference Product Sponsor”) of a biosimilar or interchangeable product application filed by a subsection (k) applicant pursuant to the Biologics Price Competition and Innovation Act of 2009 (Public Law 111-148) (or successor laws or regulations), the Parties will discuss the Reference Product Sponsor’s likely course of action with regard to each such US Patent Right in the procedural steps set forth under 42 USC §262(l) (or successor laws or regulations), including a general plan for timely communication between the Parties in light of the statutory response deadlines.

12.7

Joint Research Agreements. The Parties agree to cooperate and to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 102(c) for US Patent Rights.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 13

TERM AND TERMINATION

13.1

Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 13.2 or 13.4, this Agreement shall continue in full force and effect, on a Product-by-Product or Small Molecule Product-by-Small Molecule Product, as applicable, basis until expiration of the Royalty Term (for those Products and Small Molecule Products that are not NGM Optioned Products) or until Merck ceases to receive any Adjusted Net Sales (for NGM Optioned Products) hereunder with respect to such Product or Small Molecule Product (the “Term”). The Term shall expire on the date this Agreement has expired in its entirety with respect to all Products and Small Molecule Products in the Territory. Upon expiration of this Agreement on a Product-by-Product or Small Molecule Product-by-Small Molecule Product (but not as to any NGM Optioned Product), as applicable, basis, Merck’s licenses pursuant to Sections 3.1.1, 5.4, or 6.1.1 through 6.1.4, inclusive, as applicable to such Product or Small Molecule Product, shall become a fully paid-up, perpetual and irrevocable license.

13.2	Unilateral Termination by Merck.

13.2.1

No Early Termination of Research Program for Convenience. Without limiting Section 13.3, Merck shall not have the right to terminate early the Research Program for convenience; it being understood that Merck shall not be obligated to extend the Research Program beyond the Initial Research Program Term.

13.2.2

Termination of NP201 Program Only. Notwithstanding anything contained herein to the contrary, Merck shall have the right at any time [*], to terminate this Agreement solely with respect to the NP201 Program by giving [*] advance written notice to NGM, which notice will indicate whether the termination is the result of a Safety Issue; provided, that, in the event that Merck indicates that such termination is the result of a Safety Issue, Section 13.7 shall apply. Any such termination shall not result in termination of the Research Program or Small Molecule Collaboration Program.

13.2.3

Termination of Small Molecule Collaboration Program Only. Notwithstanding anything contained herein to the contrary, Merck shall have the right at any time to terminate this Agreement solely with respect to any given Small Molecule Collaboration Product by giving [*] advance written notice to NGM. Any such termination shall not result in termination of the Research Program or NP201 Program or any other Small Molecule Collaboration Product.

13.2.4

Termination of Optioned Products. Merck shall have the right to terminate this Agreement with respect to all Optioned Compounds and Optioned Products associated with each particular Merck Option exercise (with or without cause) at any time [*], by giving: (i) [*] advance written notice to NGM where all such terminated Optioned Products are not NGM Optioned Products; and (ii) [*] advance written notice to NGM where any such Optioned Product is an NGM Optioned Product, in each case, which notice will indicate whether the termination is the result of a Safety Issue; provided, however, that, [*].

13.2.5

Termination of Agreement in its Entirety. At any time following expiration or termination (as provided for in this Article 13) of the Full Research Program Term, Merck shall have the right to terminate this Agreement in its entirety (with or without cause) at any time other than during the conduct of a Clinical Study with respect to any Program Compound or Product (except that Merck may terminate this Agreement in its entirety during the conduct of a Clinical Study if a Safety Issue arises during such study), by giving: (i) [*] advance written notice to NGM when no Optioned Product exists as of such time, or there is no NGM Optioned Product as of such time; and (ii) [*] advance written notice to NGM when there is one or more NGM Optioned Products existing as of such time, in each case, which notice will indicate whether the termination of this Agreement with respect to any given Optioned Product is the result of a Safety Issue; provided, that, in the event that Merck indicates that there exists a Safety Issue with respect to a particular Optioned Product terminated as a result of such termination in the entirety, Section 13.7 shall apply.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.3

Termination of NP201 Program, Optioned Products or Small Molecule Collaboration Products by Merck for Cause. Merck shall have the right to terminate this Agreement solely with respect to either the NP201 Program, or a given Optioned Product or Small Molecule Collaboration Product at any time during the Term of this Agreement upon written notice if NGM is in material breach of its obligations hereunder with respect to the NP201 Program or such Optioned Product or Small Molecule Collaboration Product, as applicable, and has not cured such breach within [*] after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of such a material breach relating to the NP201 Program or such Optioned Product or Small Molecule Collaboration Product, as applicable, the [*] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 16.7. For clarity, this Agreement shall remain in full force and effect with respect to any subject matter that is not the subject of such termination.

13.4	Early Termination of Research Program by Merck. Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate the Research Program solely in the following events:

13.4.1	Change of Control. Upon [*] advance written notice to NGM, in the event of a Change of Control of NGM pursuant to Section 14.1; or

13.4.2	Principal Investigator. In the event Dr. Jin-Long Chen ceases to direct research at NGM, but only as and to the extent set forth in Section 4.6 during the Initial Research Term; or

13.4.3

Breach. In the event NGM is in breach of its material obligations under Article 4 with respect to the Research Program, and has not cured such breach within [*] after delivery to NGM of a notice of such material breach, and requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of such a material breach, the [*] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 16.7.

13.5

Termination of NP201 Program, Optioned Products or Small Molecule Collaboration Products by NGM for Cause. NGM shall have the right to terminate this Agreement solely with respect to either the NP201 Program or a given Optioned Product or Small Molecule Collaboration Product at any time during the Term of this Agreement, other than during the conduct of a Clinical Study with respect to the NP201 Program, Optioned Product or Small Molecule Collaboration Product, upon written notice if Merck is in material breach of its obligations hereunder with respect to the NP201 Program or such Optioned Product or Small Molecule Collaboration Product, as applicable, and has not cured such breach within [*] after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of such a material breach relating to the NP201 Program or such Optioned Product or Small Molecule Collaboration Product, as applicable, the [*] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 16.7. For clarity, this Agreement shall remain in full force and effect with respect to any subject matter that is not the subject of such termination.

13.6

Effect of Termination. The Parties acknowledge and agree that to the extent this Agreement is only terminated with respect to a given program, compound, product and/or target, then the following effects of termination, as applicable, shall only apply with respect to such program, compound, product and/or target as is the subject of such termination.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.6.1

Effect of Termination by Merck pursuant to Sections 13.3 (for NGM’s breach). The following provisions shall apply if Merck terminates for NGM’s uncured material breach pursuant to Section 13.3. For clarity, the following provisions do not limit, and may be effective in conjunction with, Sections 13.6.6(c), (d) and (e), in the event that the Research Program is terminated in accordance with Section 13.4.3.

(a)

Where such termination is with respect to the NP201 Program, it shall terminate effective upon such effective date of termination, and Merck shall have no obligation to pay for any External Costs or work performed by the NGM FTEs with respect to the NP201 Research Collaboration after the effective date of such termination including the Research Funding for the NP201 Research Collaboration after such date.

(b)

All licenses and rights granted by Merck to NGM hereunder with respect to the NP201 Program or the terminated Optioned Product or Small Molecule Collaboration Product, as applicable, will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any Merck IP with respect thereto or to exercise any further NGM ANS Option with respect to the terminated Products, and any terminated Products or Small Molecule Products would be subject to the milestones and royalties set forth in Article 9, unless prior to such termination, NGM exercised an NGM ANS Option with respect to such terminated Product. For clarity, in the event that NGM has exercised one or more NGM ANS Options with respect to the terminated Products prior to the time of termination, such NGM ANS Options shall remain in effect; provided, however, that if NGM has also exercised any Co-Detailing Options with respect to the terminated NGM Optioned Products prior to the time of such termination, all such Co-Detailing Options shall be deemed terminated and of no further force or effect and NGM shall no longer have any right to Co-Detail any terminated NGM Optioned Product(s).

(c)

Sections 3.1.1, 5.4, and 6.1.1 through 6.1.4, inclusive, shall survive and all other provisions of this Agreement applicable to such licenses, including Merck’s payment obligations to NGM therefor, and any Collaboration Compounds or Products and Patent Rights related thereto shall survive; provided, however, that the Joint NP201 Committee, JEDC or JLDC, as applicable, shall no longer have within its purview any NP201 Compounds (in the case of termination with respect to the NP201 Program), Optioned Product (as to which such termination applies) or Small Molecule Collaboration Product (as to which such termination applies), as the case may be, depending upon which is being terminated, and Merck would not have any further reporting obligations with respect thereto to NGM except for: (i) applicable royalty reports, if any; and (ii) applicable reports pertaining to NGM Optioned Products. For clarity, the Joint NP201 Committee will terminate in the event that the NP201 Program is terminated.

(d)

NGM shall, within thirty (30) days after the effective date of such termination of the NP201 Program, an Optioned Product or a Small Molecule Collaboration Product, as the case may be, return or cause to be returned to Merck all Information disclosed by Merck in tangible form, and all substances or compositions delivered or provided by Merck as well as any other material provided by Merck in any medium, in each case, related thereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.6.2

Effect of Termination by Merck pursuant to Section 13.2.5 (for convenience, Agreement in its entirety) or by NGM pursuant to Section 13.5 (for Merck’s breach). The following provisions shall apply if Merck terminates this Agreement in its entirety for convenience pursuant to Section 13.2.5, or if NGM terminates this Agreement with respect to the NP201 Program, an Optioned Product or Small Molecule Collaboration Product for Merck’s uncured material breach pursuant to Section 13.5; provided, however, that, in the event of any such termination of this Agreement in its entirety or by NGM pursuant to Section 13.5, Section 13.6.4 shall control with respect to any Small Molecule Collaboration Compounds and Small Molecule Compounds that are included in the subject of such termination.

(a)

Where such termination occurs [*] in accordance with accepted pharmaceutical industry norms and ethical practices, of any then on-going Clinical Studies with respect to the Product subject to such termination, and the terms of Section 13.7 shall apply.

(b)

All licenses and rights granted by NGM to Merck under this Agreement with respect to such terminated NP201 Program or Optioned Product(s), as applicable, will terminate and such licenses and rights shall revert to NGM (except for those licenses and rights, if any, that expressly survive any such termination hereunder, including those necessary for Merck to perform its obligations under this Section 13.6.2).

(c)

Merck shall [*] with respect to the applicable Reversion Compounds and Reversion Products for such terminated NP201 Program or Optioned Product(s), as the case may be: [*], it being agreed and understood that Merck retains all rights [*]. Notwithstanding anything in Section 1.109 or this Section 13.6.2(c) to the contrary, to the extent that [*], Merck will notify NGM (which notice shall identify [*] and set forth the terms and conditions [*] and, at NGM’s request, will use reasonable efforts [*]. If Merck is unable to obtain such [*], Merck will [*]. Any such efforts by Merck done solely to [*] shall not be deemed to be a breach by Merck of its obligations hereunder. Inability of Merck [*] to be excluded from [*]. In partial consideration for [*], NGM shall pay to Merck: (1) [*] for such Reversion Compound or Reversion Product if, as of the effective date of such termination with respect thereto, [*] with respect to such Reversion Compound or Reversion Product, [*] if such Reversion Compound or Reversion Product [*], and [*] for [*] or [*]; and (2) [*] for such Reversion Compound or Reversion Product if, as of the effective date of such termination with respect thereto, [*] with respect to such Reversion Compound or Reversion Product, [*] if such Reversion Compound or Reversion Product [*], and [*] for [*] or [*].

(d)

Merck shall transfer and assign to NGM or its designee (to the extent assignable and in accordance with Laws, and if not assignable, then Merck shall permit NGM or its designee to access in accordance with Laws) all of the then existing (as of the date of notice of termination) INDs, NDAs and Marketing Authorizations (if any) (together with a copy of all material documents submitted to the applicable Regulatory Authority in connection therewith for the Reversion Products), in each case, that are owned by and in the possession of Merck or its Affiliates and that relate solely and exclusively to the Reversion Compound and/or Reversion Product, as applicable; provided, however, that NGM shall execute a letter

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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releasing Merck and its Affiliates of all liabilities arising after the effective date of such assignment arising from the developing, using, manufacturing (including making and having made) and/or commercializing (including selling, offering for sale, importing and exporting) of the Reversion Compound and/or Reversion Product; provided, further, that NGM demonstrates that it holds, and will execute a letter, agreeing to continue to hold during the time it researches, develops and commercializes, and [*] thereafter, product liability insurance that is adequate to cover (and is consistent with normal business practices of prudent companies similarly situated) any product liability arising from such Reversion Compound and/or Reversion Product, as applicable. For the purposes of this Section 13.6.2(d) and Section 13.6.2(e) Marketing Authorizations shall exclude pricing approval and government reimbursement approvals.

(e)

Notwithstanding the foregoing provisions of this Section 13.6.2, all of the foregoing (including any INDs, NDAs and other Marketing Authorizations, if any) provided by Merck pursuant to this Section 13.6.2 shall be provided on a one-time basis and on an “as is” basis (without any representations and warranties) and shall only be provided as they exist as of the effective date of termination.

(f)

Merck shall deliver to NGM copies of, or otherwise make available to NGM, all clinical data and adverse event reports (including all such adverse event reports contained in Merck’s or its Affiliates’ regulatory and/or safety databases) owned by Merck or its Affiliates, which is in Merck’s or its Affiliates’ possession (and in the same form in which Merck or its Affiliates maintains such data or reports, as applicable), in each case, relating to the Reversion Compounds or Reversion Products and reasonably necessary for NGM to continue to conduct the research, development and/or commercialization of the Reversion Compounds and Reversion Products, as applicable.

(g)

Merck shall deliver to NGM, in the same form in which Merck maintains such items, copies of the material regulatory correspondence generated hereunder and owned by Merck or its Affiliates, which is in Merck’s or its Affiliates’ possession relating to the pre-clinical or clinical development of the Reversion Compounds or Reversion Products, as applicable.

(h)

Subject to Section 13.6.2(k), Merck shall, at NGM’s request, deliver to NGM all inventory (if any, and to the extent applicable) of GMP and non-GMP Reversion Products and bulk Reversion Compounds on an “as is” basis (without any representations and warranties) in the forms currently residing, as of such notice of termination, in Merck’s inventory, in each case owned by Merck (or its Affiliate) and that is in Merck’s (or its Affiliates) possession or control. In connection therewith, NGM shall pay to Merck, within thirty (30) days after invoice therefor, an amount equal to Merck’s (or its Affiliate’s, as applicable) fully allocated costs of goods sold for such inventory [*]; provided, however, that NGM covenants that it shall not use any non-GMP Reversion Product and/or non-GMP Reversion Compound bulk in humans for any purpose, and provided, further, that NGM shall execute a letter releasing Merck from, and indemnifying Merck from and against, all liabilities arising from the use, sale or import of such transferred inventory of Reversion Product and/or Reversion Compound.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(i)

To the extent Reversion Compounds or Reversion Products, as applicable, were being manufactured by Merck (or its Affiliate) as of the time of termination, [*]. [*] shall include, at NGM’s request, the provision to NGM or its designee [*] Reversion Product or Reversion Compound (as applicable), until the earlier of: [*]; or (ii) [*] after the termination effective date. Such [*] during the first [*] after the termination effective date. NGM shall have the right to sublicense the license under Section 13.6.2(c) to a manufacturer designated by NGM and reasonably acceptable to Merck with respect to the right to make and have made the Reversion Product and/or Reversion Compound for the purpose of NGM exercising the license granted to NGM under Section 13.6.2(c) and Merck shall promptly thereafter [*] and shall execute such additional documents as is reasonably necessary to effectuate the intent of the foregoing Section 13.6.2(i).

(j)

No later than thirty (30) days after the effective date of such termination of this Agreement under Section 13.2.5 or Section 13.5, as applicable, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof related to such terminated NP201 Program or Optioned Product, as the case may be; provided, however, that each Party may retain any Information reasonably necessary or useful for such Party’s continued practice under any license(s) that survive or are granted upon such termination, and may keep one copy of Information received from the other Party in its confidential files for record purposes.

(k)

Notwithstanding the foregoing provisions of this Section 13.6.2, if Merck (or any of its Affiliates, sublicensees or distributors) is selling terminated Products as of the time of such termination of this Agreement, then the licenses set forth in Sections 3.1.1 and 5.4, as applicable, shall not terminate, but shall become non-exclusive and survive for a period of [*] in order for Merck and its Affiliates, sublicensees and distributors, at their discretion, during the [*] period immediately following the effective date of termination, to sell any terminated Products remaining in inventory (including to finish and sell any work-in-progress of such Products) in accordance with the terms of this Agreement (including amounts payable by Merck to NGM pursuant to Article 9), in each case utilizing such licenses.

(l)

Merck shall assign all Product-specific trademarks used during the Term by Merck and its Related Parties solely and exclusively in connection with the sale or marketing of the Reversion Products or Reversion Compounds subject to such termination (the “Reversion Trademarks”), to NGM for use in connection with the sale or marketing of Reversion Products and Reversion Compounds in the Field in the Territory, effective as of the effective date of such termination of this Agreement; provided, however, that NGM may at its option reject such assignment in whole or in part. The Reversion Trademarks shall not include rights to any trade name, trademark or trade dress of Merck or any of its Affiliates; provided, further, that NGM shall and hereby does grant Merck the right to use the Reversion Trademarks for its activities permitted in Section 13.6.2(k), for the six (6) month period referred to in Section 13.6.2(k).

(m)

Notwithstanding the foregoing, Merck’s [*] under Sections 13.6.2 (d) through (i), inclusive, shall pertain only to those Reversion Compounds that have progressed to the stage of IND filing or later, as of the effective date of such termination.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.6.3

Effect of Termination of NP201 Program by Merck for convenience pursuant to Section 13.2.2. The following provisions shall apply if Merck terminates the NP201 Program pursuant to Section 13.2.2 for convenience.

(a)

Where such termination occurs [*] with respect to such terminated NP201 Compounds or NP201 Products. For clarity, other than termination in connection with a Safety Issue, Merck does not have the right to terminate the NP201 Program under Section 13.2.2 while a Clinical Study is on-going for any NP201 Product.

(b)

All licenses and rights granted by NGM to Merck hereunder with respect to NP201 Compounds or NP201 Products will terminate and such licenses and rights shall revert to NGM (except for those licenses and rights that expressly survive any such termination hereunder).

(c)

The terms and conditions of (including each Party’s rights and obligations under) Sections 13.6.2(c) – (i), inclusive, and (k), (l) and (m) shall apply to all NP201 Compounds and to those NP201 Products that are Reversion Products, as applicable, mutatis mutandis.

13.6.4

Effect of Termination by NGM pursuant to Section 13.5 (Merck breach) or by Merck pursuant to Section 13.2.3 or 13.2.5 (convenience) as such Termination Applies to Small Molecule Collaboration Products. The following provisions shall apply if: (i) Merck terminates this Agreement with respect to a given Small Molecule Collaboration Product pursuant to Section 13.2.3 for convenience, or Merck terminates this Agreement in its entirety for convenience pursuant to Section 13.2.5; or (ii) NGM terminates a Small Molecule Collaboration Product pursuant to Section 13.5 for Merck’s uncured Material Breach.

(a)	Merck [*], in accordance with accepted pharmaceutical industry norms and ethical practices, of any then on-going Clinical Studies with respect to such terminated Small Molecule Collaboration Product.

(b)	All licenses and rights granted by NGM to Merck hereunder with respect to such Small Molecule Collaboration Product will terminate and such licenses and rights shall revert to NGM.

(c)

Notwithstanding the foregoing provisions of this Section 13.6.4, if Merck (or any of its Affiliates, sublicensees or distributors) is selling terminated Small Molecule Collaboration Products as of the time of such termination of this Agreement, then the licenses set forth in Sections 6.1.2 through 6.1.4, inclusive, shall not terminate, but shall become non-exclusive and survive for a period of [*] in order for Merck and its Affiliates, sublicensees and distributors, at their discretion, during the [*] period immediately following the effective date of termination, to sell any terminated Small Molecule Collaboration Products remaining in inventory (including to finish and sell any work-in-progress of such Small Molecule Collaboration Products) in accordance with the terms of this Agreement (including amounts payable by Merck to NGM pursuant to Article 9), in each case utilizing such licenses.

(d)	For the avoidance of doubt, upon such termination of such Small Molecule Collaboration Product, Merck shall retain all rights to and interest in the Small Molecule Collaboration Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

13.6.5

Effect of Termination Regarding Optioned Products by Merck pursuant to Section 13.2.4. The following provisions shall apply if Merck terminates this Agreement for convenience with respect to all Optioned Compounds and Optioned Products associated with a particular Merck Option pursuant to Section 13.2.4.

(a)

Where such termination occurs [*], in accordance with accepted pharmaceutical industry norms and ethical practices, of any such on-going Clinical Study with respect to such terminated Optioned Product. For clarity, other than termination in connection with a Safety Issue, Merck does not have the right to terminate this Agreement under Section 13.2.4 while a Clinical Study is on-going

(b)

All licenses and rights granted by NGM to Merck hereunder with respect to such terminated Optioned Product(s) will terminate and such licenses and rights shall revert to NGM (except for those licenses and rights that expressly survive any such termination hereunder).

(c)

The terms and conditions of (including each Party’s rights and obligations under) Sections 13.6.2(c) – (i), inclusive, and (k), (l) and (m) shall apply to all terminated Optioned Compounds and all terminated Optioned Product(s) that are Reversion Products, mutatis mutandis.

13.6.6	Effect of Termination of Research Program by Merck pursuant to Section 13.4. The following provisions shall apply if Merck terminates early the Research Program pursuant to Section 13.4.

(a)

In the event of termination by Merck following the occurrence of a Significant Event under Section 13.4.2: subject to Merck undertaking Early Development activities pursuant to Section 4.1.7, NGM shall continue to conduct all then-ongoing activities that are in Early Development with respect to all Collaboration Compounds, to the extent Merck elects to continue funding the same; and if Merck so elects to continue such funding, upon completion of the first POC Trial with respect to each such Collaboration Compound, the Merck Option rights, and obligations, under Article 5 would remain in effect, including all associated payment obligations with respect to the POC Compound and its Related Compounds, or, if Merck does not so elect to continue such funding (or if Merck elects to continue such funding but does not actually fund such activities), then, at its expense, and at its election, NGM shall be responsible for the conduct of any or all of such ongoing Clinical Studies under the Research Program, in which event Merck shall have no further rights, and no Merck Option shall exist, with respect to such Collaboration Compounds, which shall become Non-Qualifying Compounds. To the extent then-ongoing, all research activities that are not Early Development activities under the Research Program shall terminate effective upon such effective date of termination, and Merck shall have no obligation to pay for any External Costs or work performed by the NGM FTEs with respect to the Research Program after the effective date of such termination including the Research Funding for the Research Program after such date with respect thereto, and the licenses and rights granted by Merck to NGM in Section 4.1.8(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.8(a), except to the extent needed to conduct the activities set forth above in this Section 13.6.6(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)

In the case of termination by Merck under Section 13.4.1 (NGM Change of Control): NGM shall be responsible, at Merck’s expense and subject to subsection (g) below, upon Merck’s election in writing, for transitioning any Clinical Studies then-being conducted under any Early Development activities under the Research Program to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through (i), inclusive, shall apply to all such Development Candidates, mutatis mutandis, subject only to transfers and the like being provided by NGM to Merck (and not by Merck to NGM), or, where Merck does not so elect to have transitioned to it any such Clinical Studies, NGM shall be responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such Clinical Studies or continuing any such Clinical Studies, at its own expense. Where Merck assumes the conduct of such Clinical Studies, upon completion of the first POC Trial with respect to any POC Compound, the Merck Option would remain in effect and be exercisable as set forth in Article 5, as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [*] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound. In addition, to the extent then-ongoing, all research activities that are not Clinical Studies under the Research Program shall terminate, effective upon such effective date of termination, unless Merck elects to proceed to effect a transfer of certain program activities pursuant to Section 14.2.1, and in any event Merck shall have no obligation to pay for any External Costs or such work performed by the NGM FTEs with respect to the Research Program after the effective date of such termination including the Research Funding for the Research Program after such date with respect thereto, and the licenses and rights granted by Merck to NGM in Section 4.1.8(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.8(a), except to the extent needed to conduct the activities set forth above in this Section 13.6.6(b).

(c)

In the case of termination by Merck under Section 13.4.3 (NGM breach), to the extent then-ongoing, the Research Program shall terminate effective upon such effective date of termination, and Merck shall have no obligation to pay for any External Costs or work performed by the NGM FTEs with respect to the Research Program after the effective date of such termination including the Research Funding for the Research Program after such date and the licenses and rights granted by Merck to NGM in Section 4.1.8(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.8(a). In addition, NGM shall be responsible at its own expense, upon Merck’s election in writing and subject to subsection (g) below, for transitioning any Clinical Studies then-being conducted under any Early Development activities under the Research Program to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through (i), inclusive, shall apply to all such Development Candidates, mutatis mutandis,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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subject only to transfer and the like being provided by NGM to Merck (and not by Merck to NGM) or, (2) where Merck does not so elect to have transitioned to it any such Clinical Studies, NGM shall be responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such Clinical Studies or continuing any such Clinical Studies, at its own expense. Where Merck assumes such Clinical Studies, upon completion of the first POC Trial with respect to any POC Compound, the Merck Option would remain in effect and be exercisable as set forth in Article 5 as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [*] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound, but NGM would no longer have available to it the NGM ANS Option with respect to such POC Compounds and they would be subject to the milestones and royalties set forth in Article 9.

(d)	Any Merck Options then-pending as of the effective date of any such termination (i.e., after delivery of Data Package) would remain in effect for the length of the Option Period.

(e)

NGM hereby grants to Merck a non-exclusive, royalty-free license, under any and all Patent Rights and Know-How that are Controlled by NGM or any of its Affiliates (subject to Section 14.3), solely for Merck to conduct such activities as may be undertaken by it pursuant to Section 13.6.6(a), (b) or (c), as applicable. Merck may grant sublicenses of the license set forth in this Section 13.6.6(e) to Third Parties who are acting on Merck’s behalf in the conduct of such activities; provided, however, that: (A) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (B) each such sublicense terminates upon the termination of this Agreement; and (C) each sublicense solely permits the use of such sublicensed Patent Rights and Know-How within the scope of the license granted by NGM pursuant to this 13.6.6(e). For the avoidance of doubt: (i) the license set forth in this 13.6.6(e) does not include any right to sell products to Third Parties; and (ii) Merck may not use the NGM intellectual property rights licensed under this Section 13.6.6(e) other than to perform the activities as may be undertaken by it pursuant to Section 13.6.6(a), (b) or (c), as applicable.

(f)

All licenses then granted to Merck under Section 5.4 to Optioned Compounds and Optioned Products, under Section 3.1 to NP201 Compounds and NP201 Products, under Section 6.1 with respect to Small Molecule Collaboration Compounds and Small Molecule Products, and under Section 14.2.1, to the extent applicable, shall survive and continue unaffected under this Agreement.

(g)

In the event that Merck has elected to assume the conduct of Clinical Studies under either Section 13.6.6(b) or (c) above, but terminates Development of the applicable Collaboration Compounds prior to completion of the first POC Trial, such Collaboration Compounds shall become Non-Qualifying Compounds.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

13.6.7

Survival. Subject to the remainder of this Section 13.6.7, all rights and obligations of the Parties hereunder shall terminate as of the date of expiration or termination of this Agreement, but such expiration or termination shall not relieve the Parties of any obligation accruing upon or prior to such termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement upon or prior to termination. The provisions of Articles 1 (to the extent necessary to give meaning to other surviving provisions), Article 10 (for a period of ten (10) years from the effective date of such expiration or termination), 9 (with respect to Merck, those payments accrued before the date of expiration or termination, and with respect to NGM, those payments due under Section 9.7), 15 and 16 and Sections 4.2.6 (for a period of [*] from the effective date of such expiration or termination), 4.4.3, 4.8.3, 5.3.2, 5.6 (to the extent applicable), 5.7 (subject to NGM’s payment of amounts due under and in accordance with Section 9.7), 8.5, 11.3, 12.1.1, 12.1.2, 12.1.4 (second sentence only), 12.2.3, 12.2.4 (only with respect to Joint Collaboration Patents), 12.2.5 (only with respect to Joint Collaboration Patents), 13.1 (last sentence only), 13.6 (to the extent applicable and subject to the final sentence of this Section 13.6.7), and 14.4.2(b) shall survive the expiration or termination of this Agreement, and all definitions relating to the foregoing, shall survive any termination of this Agreement. Without limiting the foregoing, promptly following any termination or expiration of this Agreement with respect to the NP201 Program, or the Research Program, or both, NGM shall pay to Merck any advanced Research Funding that is not used as of the effective date of such expiration or termination. For clarity, to the extent this Agreement is only terminated with respect to a given program, compound, product and/or target, then the foregoing Section 13.6.7 (including the surviving rights and obligations, including particular Articles or Sections of this Agreement, that survive a given termination, as applicable) shall only apply with respect to such program, compound, product and/or target as is the subject of such termination.

13.6.8

Effect on Advanced Amounts of Termination by Merck for NGM Breach. Only in the event that Merck terminates this Agreement pursuant to Section 13.3 for uncured material breach by NGM with respect a particular NGM Optioned Product and as of the time of such termination, there exist no other NGM Optioned Products then notwithstanding Section 7.5.2, NGM shall be obligated to pay to Merck all outstanding Advanced Amounts (and all accrued interest thereon) in [*] installments over the [*] period following the effective date of such termination; provided, however, that if, after NGM has commenced repaying Merck the outstanding Advanced Amounts in accordance with the foregoing, there exists an NGM Optioned Product, then NGM shall be entitled to cease repaying the Advanced Amounts in accordance with the foregoing and Merck shall thereafter seek recoupment of the remaining unpaid Advanced Amounts (and all accrued interest thereon) in accordance with Section 7.5.2 (i.e., out of NGM’s share of future Adjusted Net Sales from such NGM Optioned Product as well as NGM’s share of future Adjusted Net Sales from any and all other Products as to which NGM has exercised the NGM ANS Option) for so long as there remains an NGM Optioned Product. For clarity, if Merck terminates this Agreement for convenience for any or all NGM Optioned Products or this Agreement expires or terminates for any other reason, NGM shall not be obligated to pay to Merck any outstanding Advanced Amounts as a result of such termination or expiration, it being understood that all Advanced Amounts are provided to NGM on a non-recourse basis, and except as provided in the first sentence of this Section 13.6.8 or in Section 14.2.3, are only to be recouped by Merck in accordance with Section 7.5.2 and/or Section 7.5.5, as applicable, out of Adjusted Net Sales of any NGM Optioned Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.7

Safety Issues. Notwithstanding the foregoing, as used in this Agreement, a Reversion Compound or Reversion Product and any rights granted thereto to NGM shall not include any Program Compound or Product the Development or Commercialization of which, as of the effective date of termination hereunder, has been terminated in its entirety by Merck for any Safety Issue, except as provided in the last sentence of this Section 13.7; provided, that, with respect to any Program Compound or Product terminated by Merck for a Safety Issue, if NGM desires nonetheless to pursue such terminated Program Compound or Product in a different manner or in a different form than that pursued by Merck, the Parties shall discuss the feasibility of repurposing such Program Compound or Product in such a way as to address the Safety Issue and NGM shall have the right to pursue such alternative development of such Program Compound or Product subject to Merck’s consent, not to be unreasonably withheld, conditioned or delayed. For clarity, where a termination occurs during the [*] in accordance with all Laws and Merck’s standard practices in such circumstances.

ARTICLE 14

CHANGE OF CONTROL; ACQUISITIONS

14.1

Change of Control of NGM. In the event that there is any Change of Control of NGM or an NGM Affiliate that Controls any of the NGM IP or NP201 IP or other assets required for the Collaboration (including Collaboration Technology), then NGM shall provide written notice to Merck at least [*] prior to the closing of such Change of Control and Merck shall have the one-time right, at Merck’s election, upon written notice at any time during the [*] after the closing of such Change of Control, to unilaterally terminate the Full Research Program Term and the Research Program, as set forth in Section 13.4.1, in its entirety or with respect to one or more Collaboration Targets (and related Collaboration Compounds).

14.2	Competitive Changes of Control.

14.2.1

Competing Pharma Change of Control of NGM. In addition to Merck’s right under Sections 14.1, 14.2.2 and 14.4, as applicable, in the event only of a Competing Pharma Change of Control, Merck shall have the one-time right, at Merck’s election, upon written notice at any time during the [*] after the closing of such Competing Pharma Change of Control, to unilaterally implement some or all of the following revisions to this Agreement:

(a)

Program Transfer. If Merck elects to terminate the Research Program as provided in Section 14.1 upon [*], then Merck shall have [*]. If, in addition, in such case Merck desires to [*]. Promptly following Merck’s provision of such notice, [*]. Any such Research Program Development Candidate that [*]. In furtherance of the foregoing, NGM [*]. For clarity, [*].

(b)

No Additional Payment of Advances. Merck may determine that no further Advanced Amounts shall be provided to NGM or its Acquiror for any NGM Optioned Products as of such time or any NGM Optioned Products arising in the future;

(c)

Payment of Existing Advances. Merck may require that NGM or its successor in interest resulting from such Competing Pharma Change of Control repay any then-outstanding Advanced Amounts (and all accrued interest thereon) in [*] installments over the [*] period following the closing of such Competing Pharma Change of Control;

(d)

Co-Detailing Rights. Merck may Terminate NGM’s Co-Detailing rights under Section 7.8.2; provided, however, that if the Competing Pharma Change of Control occurs after First Commercial Sales in the Co-Detailing Territory, such termination would be subject to reasonable (in no event less than [*]) wind-down of NGM’s Co-Detailing activities;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e)	Committee Participation. Merck may terminate and/or restrict NGM’s participation on the Joint NP201 Committee, JRC, JEDC, JLDC, JCC or any other joint committee under this Agreement; and

(f)

Information. Merck may limit its obligations to provide NGM with any Information regarding the Development, manufacture or Commercialization of Products and Small Molecule Products in the Territory, to annual high level summary reports, and which Information shall remain subject to the confidentiality provisions of Article 10, which high level summary reports will henceforth be substituted for any royalty report under Section 9.8 or calculation of Adjusted Net Sales with respect to any NGM Optioned Product. In addition, Merck may limit NGM’s rights to review any such high level summaries and reports to senior levels within NGM.

14.2.2

Competitive Product Acquisition. In addition to Merck’s right under Sections 14.1, 14.2.1 and 14.4, as applicable, if NGM (or its Affiliates) acquires a Third Party that is, or in the event of a Change of Control involving NGM (or any of its Affiliates) where the Acquiror (or any of its Affiliates) is, researching, developing, commercializing, manufacturing or otherwise has any rights to any compound that Modulates an Optioned Target in a manner that satisfies the applicable Physiologically Relevant Threshold and belongs to the same Modulation Category as the Optioned Compound(s) with respect to such Optioned Target, Merck shall have the right, at Merck’s election, upon written notice at any time during the [*] after the closing of such acquisition or Change of Control, as applicable, to unilaterally implement some or all of the following revisions to this Agreement with respect to such Optioned Target (and the applicable Modulation Category); provided, however, that if NGM or such Acquiror (and its Affiliates), as applicable, elects within thirty (30) days following the date of such acquisition or Change of Control, as applicable, to terminate (and certifies to Merck in writing of such termination and thereafter does in fact terminate) its activities with respect to the research, development, commercialization and manufacture of such compound that Modulates such Optioned Target as described above, then: (1) Merck shall have no right to implement any of the following with respect to such Optioned Target (and the applicable Modulation Category); and (2) NGM or such Acquiror (and its Affiliates), as applicable, would thereafter be bound by the terms of Section 5.6 (notwithstanding anything to the contrary therein) with respect to such Optioned Target (and the applicable Modulation Category):

(a)

No Additional Payment of Advances. Merck may determine that no further Advanced Amounts shall be provided to NGM or its Acquiror for any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) as of such time or any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) arising in the future;

(b)

Payment of Existing Advances. Merck may require that NGM or such Third Party repay any then-outstanding Advanced Amounts (and all accrued interest thereon) for any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) in [*] installments over the [*] period following the closing of such acquisition;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)

Co-Detailing Rights. Merck may Terminate NGM’s Co-Detailing rights under Section 7.8.2 with respect to any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category); provided, however, that if such acquisition occurs after First Commercial Sales in the Co-Detailing Territory, such termination would be subject to reasonable (in no event less than [*]) wind-down of NGM’s Co-Detailing activities with respect to such NGM Optioned Products;

(d)

Committee Participation. Merck may terminate and/or restrict NGM’s participation on the Joint NP201 Committee, JRC, JEDC, JLDC, JCC or any other joint committee under this Agreement as such participation pertains to such Optioned Target and any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category); and

(e)

Information. Merck may limit its obligations to provide NGM with any Information regarding the Development, manufacture or Commercialization of such Optioned Target and any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category), to annual high level summary reports, and which Information shall remain subject to the confidentiality provisions of Article 10, which high level summary reports will henceforth be substituted for any royalty report under Section 9.8 or calculation of Adjusted Net Sales with respect to any applicable NGM Optioned Product. In addition, Merck may limit NGM’s rights to review any such high level summaries and reports to senior levels within NGM.

14.2.3

Sensitive Information. In both cases described in Sections 14.2.1 and 14.2.2, upon the written request of Merck, the Parties, including NGM’s Acquiror, shall enter into good faith discussions regarding the adoption and implementation of reasonable procedures to be agreed upon in writing to restrict access to Confidential Information of Merck that is related to: (i) in the case of Section 14.2.1, the Development and Commercialization of Compounds, Products, Small Molecule Collaboration Compounds and Small Molecule Products; or (ii) in the case of Section 14.2.2, the relevant Optioned Target and any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) (collectively, as applicable, “Sensitive Information”) to those personnel of NGM having had access to and knowledge of Sensitive Information prior to the Competing Pharma Change of Control or acquisition, as applicable, except to the extent reasonably necessary for NGM and its Affiliates to continue to exercise its rights or perform its obligations under this Agreement or as required by Law. If the Parties do not implement such reasonable procedures within ninety (90) days of negotiation, then Merck shall not be required to disclose any additional Sensitive Information to NGM after such ninety (90) day period, except for royalty reports owed pursuant to Section 9.8. The purposes of such procedures shall be to prohibit the use of Sensitive Information for competitive reasons against Merck and its Related Parties and Compounds or Products, including the development or commercialization of competing products.

14.3

Change of Control and Effect on Licensed Intellectual Property, Collaboration Compounds and Collaboration Targets. If either Party (or, in the case of NGM, any Affiliate of NGM that Controls any of the NGM IP or any NP201 IP or other assets required for the Collaboration (including Collaboration Technology)) undergoes a Change of Control with a Third Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(such Third Party, hereinafter referred to as an “Acquiror”), then: (a) the intellectual property of such Acquiror held or developed by such Acquiror (whether prior to or after such acquisition), shall be excluded from the Merck IP (and [*]) and NGM IP, NP201 IP and any other intellectual property licensed to the other Party; (b) the antibodies, peptides, other large molecules and small molecules discovered or identified by such Acquiror (whether prior to or after such acquisition) shall be excluded from the Collaboration Compounds; and (c) the human DNA sequences, RNA sequences, proteins and peptides identified and the subject of research under and/or validated by such Acquiror (whether prior to or after such acquisition) shall be excluded from the Collaboration Targets; provided, however, that no Collaboration Technology, Merck IP, NGM IP or NP201 IP may be used in conjunction with any of the foregoing (a), (b) or (c), and should any Collaboration Technology, Merck IP, NGM IP or NP201 IP be used in conjunction with any of the foregoing (a), (b) or (c), then the relevant subject matter of (a), (b) or (c), as applicable, shall be deemed excluded from this Section 14.3 and such subject matter shall be treated in a manner consistent with any other intellectual or property rights of a Party hereunder (e.g., potentially subject to license to the other Party). For clarity, this Section 14.3 shall have no effect on: (i) the intellectual property rights Controlled immediately prior to the date of such Change of Control by a Party or by any Person that is an Affiliate of a Party immediately prior to the date of such Change of Control; (ii) the antibodies, peptides, other large molecules and small molecules discovered or identified prior to the date of such Change of Control by a Party or by any Person that is an Affiliate of a Party immediately prior to the date of such Change of Control; or (iii) the human DNA sequences, RNA sequences, proteins and peptides identified and the subject of research under and/or validated prior to the date of such Change of Control by a Party or by any Person that is an Affiliate of a Party immediately prior to the date of such Change of Control.

14.4	Certain Competitive Acquisitions of or by a Party. Without limiting Sections 14.1, 14.2 and 14.3:

14.4.1

NP201 Program. If, during the NP201 Research Term, either Party (or its Affiliates) acquires a Third Party that is, or in the event of a Change of Control involving a Party where the Acquiror (or any of its Affiliates) is, researching, developing, manufacturing or otherwise has any rights to any compound that Modulates NP319 then the acquiring Party (or acquired Party, as applicable) will within [*] after the acquisition: (i) provide the other Party with data demonstrating that all of the antibodies, peptides or other large molecule or small molecule compounds in such program do not meet the Activity Threshold, in which case such Party may continue such program independent of this Agreement; (ii) notify the other Party in writing that it is deeming the antibodies, peptides and other large molecule and small molecule compounds in such program that activate or agonize NP319 alone or together with its co-receptor(s) at the Activity Threshold to be NP201 Compounds and the relevant intellectual property and technology of such Third Party, solely with respect thereto, to be Collaboration Technology, in which case such antibodies, peptides or other large molecule or small molecule compounds shall be deemed for all purposes under this Agreement to be Collaboration Compounds, subject to the milestones, royalties and other payments that accrue thereon under this Agreement in the event Merck exercises the Merck Option with respect thereto, and subject in such event to the NGM Option with respect thereto (as and to the extent available with respect to such Collaboration Compound); or (iii) notify the other Party in writing that it is planning to divest such program; provided, however, that if such program is not divested within [*] thereafter, then subsection (ii) will apply to such program unless such Party discontinues such program until the end of the NP201 Research Term and provides written notice thereof to the other Party before the end of such [*] period. For clarity, this Section 14.4.1 solely applies, to the extent applicable, to Third Party programs existing at the time of the relevant acquisition or Change of Control.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

14.4.2	Research Program and Tail Period.

(a)

If, during the Research Program Term or the Tail Period, NGM (or its Affiliates) acquires a Third Party that is, or in the event of a Change of Control involving NGM (or any of its Affiliates) where the Acquiror (or any of its then-Affiliates) is, researching, developing, manufacturing or otherwise has any rights to any compound that Modulates a Collaboration Target that has reached a stage that [*] (for clarity, if such program has not reached such stage, then Section 14.4.2(c) shall control), then the Acquiror (or NGM, as applicable) will within [*] after the effective date of such Change of Control or acquisition, as applicable, be required to elect one of the following: (i) provide Merck with data demonstrating that all of the antibodies, peptides or other large molecule or small molecule compounds in such program do not Modulate a Collaboration Target that is then-subject to the obligations of Section 4.5.1 or Section 4.5.2 in a manner that satisfies the applicable Physiologically Relevant Threshold, in which case the Acquiror (or NGM, as applicable) may continue such program independent of this Agreement; (ii) notify Merck in writing that it is deeming the antibodies, peptides or other large molecule or small molecule compounds in such program that Modulate such Collaboration Target in a manner that satisfies the applicable Physiologically Relevant Threshold to be Collaboration Compounds and the relevant intellectual property and technology of such Third Party, solely with respect thereto, to be Collaboration Technology, in which case such antibodies, peptides or other large molecule or small molecule compounds shall be deemed for all purposes under this Agreement to be Collaboration Compounds, subject to the milestones, royalties and other payments that accrue thereon under this Agreement in the event Merck exercises the Merck Option with respect thereto, and subject in such event to the NGM Option with respect thereto (as and to the extent available with respect to such Collaboration Compound); (iii) notify Merck in writing that it is planning to divest such program (provided, however, that if such program is not divested within [*] thereafter, then subsection (ii) will apply to such program unless the Acquiror (or NGM, as applicable) discontinues such program until the end of the Research Program Term and the Tail Period, if any, and provides written notice thereof to Merck before the end of such [*] period); or (iv) notify Merck in writing that NGM will, and hereby does, transfer to Merck, in accordance with Section 14.4.2(b), all Collaboration Compounds that Modulate such Collaboration Target that is then subject to the obligations of Section 4.5.1 or Section 4.5.2, in a manner that satisfies the applicable Physiologically Relevant Threshold (collectively, “Transferred Compounds”). Notwithstanding the foregoing, if any Collaboration Target referred to above in this Section 14.4.2(a) is one as to which NGM has not conducted or had conducted on its behalf any research or Development activities during the [*] prior to the effective date of a Change of Control of, or acquisition by, NGM of a Third Party, as demonstrated by competent written proof to Merck within [*] of such Change of Control of, or acquisition by, NGM of such Third Party, and provided that any such Collaboration Target [*], upon NGM’s request, Merck shall meet and discuss such “abandoned” Collaboration Target, and the terms and conditions under which such Acquiror and/or NGM may pursue independent of the Collaboration, any antibodies, peptides or other large molecule or small molecule compounds that Modulate such abandoned target.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

(b)	In furtherance of the foregoing Section 14.4.2(a)(iv), to the extent that the Acquiror (or NGM, as applicable) elects to proceed under Section 14.4.2(a)(iv):

(i)

NGM shall, and hereby does (and NGM shall cause its Affiliates to, and on their behalf hereby does), assign to Merck, or its designee, all Transferred Compounds and all Know-How and Patents Rights Controlled by NGM or its Affiliates immediately prior to the closing of such acquisition or Change of Control, as applicable, that solely relate to the Transferred Compounds and products containing or comprising Transferred Compounds (“Transferred Products”);

(ii)

to the extent the Know-How and Patents Rights Controlled by NGM or its Affiliates immediately prior to the closing of such acquisition or Change of Control, as applicable, relate to both the Transferred Compounds and other subject matter, NGM hereby grants Merck, on behalf of NGM and any such Affiliates, a fully-paid up, irrevocable and perpetual, sublicenseable and transferrable license under and with respect to such Know-How and Patent Rights to: (1) research, Develop, use and manufacture (including making and having made) Transferred Compounds and Transferred Products in the Field in the Territory; and (2) Commercialize (including sell, offer for sale, import and export) Transferred Compounds and Transferred Products in the Field in the Territory;

(iii)

the Research Program shall terminate with respect to Transferred Compounds and Transferred Products, and Merck shall have no obligation to pay for any External Costs or work performed by the NGM FTEs with respect to the relevant portion of the Research Program after the effective date of such transfer including the Research Funding for the relevant portion of the Research Program after such date and the relevant portion of the licenses and rights granted by Merck to NGM in Section 4.1.8(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no such further rights to use any such Merck IP as contemplated by Section 4.1.8(a). In addition, NGM shall be responsible at its own expense, upon Merck’s election in writing, for transitioning any Clinical Studies then-being conducted on the Transferred Compounds under any Early Development activities under the Research Program to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through (i), inclusive, shall apply to all such Transferred Compounds, mutatis mutandis, subject only to transfer and the like being provided by NGM to Merck (and not by Merck to NGM); and

(iv)

NGM shall have no further rights or interests in the Transferred Compounds or Transferred Products, including no right to: (1) receive any royalties or milestones or other amounts in connection with any Transferred Compounds or Transferred Products (or to exercise any NGM ANS Option with respect to any Transferred Compounds or Transferred Products); (2) receive any reports regarding any Transferred Compounds or Transferred Products; or (3) subject any Transferred Compounds or Transferred Products to any committee oversight.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

(c)

If, during the Research Program Term or the Tail Period, NGM (or its Affiliates) acquires a Third Party that is, or in the event of a Change of Control involving NGM (or any of its Affiliates) where the Acquiror (or any of its Affiliates immediately prior to the date of such acquisition or Change of Control) is, researching, developing, manufacturing or otherwise has any rights to any compound that Modulates a Collaboration Target and [*] has not reached a stage that [*], then the Acquiror shall not be subject to the obligations set forth in Section 4.5.1 and Section 4.5.2 solely with respect to those antibodies, peptides or other large molecule or small molecule compounds that: (A) [*]; and (B) [*]; provided, however, that NGM and such Acquiror (or the relevant Affiliates of such Persons) promptly following the effective date of such Change of Control establish and enforce internal processes and procedures to strictly segregate the research and development of such antibodies, peptides or other large molecule or small molecule compounds from those being researched and Developed under the Research Program; provided, further, that (i) no Collaboration Technology, Merck IP, NGM IP or NP201 IP may be used by such Acquiror (or any of its Affiliates immediately prior to the date of such acquisition or Change of Control), or its employees, contractors or other agents, nor shall any such Persons receive, obtain or otherwise be provided with, or have access to or have any right to use, any Collaboration Technology, Merck IP, NGM IP or NP201 IP. In furtherance of the foregoing, NGM shall maintain security practices, including appropriate administrative, physical and technical safeguards, including underlying operating system and network security controls and other firewalls, which are reasonably acceptable to Merck and that are designed to ensure that Collaboration Technology, Merck IP, NGM IP and NP201 IP is not accessed by, used by, received by, obtained by or otherwise provided to, such Acquiror (or any of its Affiliates immediately prior to the date of such acquisition or Change of Control), or its employees, contractors or other agents. Notwithstanding the foregoing Section 14.4.2(c), at NGM’s option, NGM or such Acquiror may subject any program that would otherwise be subject to this Section 14.4.2(c) to Section 14.4.2(a) (and by extension Section 14.4.2(b), to the extent applicable).

(d)

For clarity, this Section 14.4.2 solely applies, to the extent applicable, to Third Party programs existing at the time of the relevant acquisition or Change of Control, and does not apply to any Optioned Target (which is addressed under Section 14.2.2).

14.4.3	No Prohibition. For clarity, nothing in this Agreement shall prohibit NGM or Merck from undergoing any Change of Control.

ARTICLE 15

INDEMNIFICATION; LIMITATION ON LIABILITY

15.1

Indemnification by Merck. Merck hereby agrees to indemnify, hold harmless and defend NGM, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “NGM Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to: (i) the breach of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

any of Merck’s covenants, representations or warranties under this Agreement; (ii) the research, development, manufacture, use, sale or other disposition of any Program Compound (but excluding any Program Compound contained in or comprising an NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Product (but excluding any NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Small Molecule Collaboration Compound or Small Molecule Product by or on behalf of Merck or its Related Parties (except, for clarity, NGM and its Affiliates); or (iii) the negligence or willful misconduct by Merck, its Related Parties or their respective officers, directors, agents or employees, in performing any obligations under this Agreement; provided, however, that Merck shall not be required to indemnify, hold harmless or defend any NGM Indemnified Party against any claim to the extent that NGM has an obligation to indemnify the Merck Indemnified Parties under Section 15.2(i) or (iii) or Section 13.6.2(h).

15.2

Indemnification by NGM. NGM agrees to indemnify, hold harmless and defend Merck, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “Merck Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to: (i) the breach of any of NGM’s covenants, representations or warranties under this Agreement; (ii) the research, development, manufacture, use, sale or other disposition of any Program Compound (but excluding any Program Compound contained in or comprising an NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Product (but excluding any NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Excluded Compound, Reversion Compound or Reversion Product by or on behalf of NGM or its Affiliates or licensees (except, for clarity, Merck and its Affiliates), or Refused Candidate or Non-Qualifying Compound; (iii) the negligence or willful misconduct by NGM, its Affiliates or their respective officers, directors, agents or employees, in performing any obligations under this Agreement; or (iv) the Existing Collaboration Agreements, including any amounts that may be payable by NGM in connection therewith; provided, however, that NGM shall not be required to indemnify, hold harmless or defend any Merck Indemnified Party against any claim to the extent that Merck has an obligation to indemnify the NGM Indemnified Parties under Section 15.1(i) or (iii).

15.3

Procedure. If either Party is seeking indemnification under Section 15.1 or 15.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the claim (provided, however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under, as applicable, Section 15.1 or 15.2, except to the extent that such delay or failure materially prejudices the Indemnifying Party’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion. If the Parties cannot agree as to the application of Section 15.1 or 15.2 to any claim, pending resolution of the dispute pursuant to Section 16.7, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 15.1 or 15.2 upon resolution of the underlying claim.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

15.4

LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING LOST PROFITS) ARISING FROM OR RELATING TO THIS AGREEMENT (INCLUDING BREACH OF THIS AGREEMENT) OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.4 IS INTENDED TO AND SHALL NOT LIMIT OR RESTRICT (1) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 15.1 OR 15.2 OR (2) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 10.

15.5

Insurance. Each Party shall procure and maintain insurance, including product liability insurance (or self-insure but solely with respect to Merck), adequate to cover its obligations hereunder and that is consistent with normal business practices of prudent companies similarly situated. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 15 or otherwise. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self -insurance that materially adversely affects the rights of the other Party hereunder.

ARTICLE 16

MISCELLANEOUS

16.1

Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

16.2

Assignment. Except as provided in this Section 16.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate (provided, further, that the assigning Party shall remain liable for the performance or non-performance of such Affiliate) or, subject to Article 14, in connection with the transfer or sale of all or substantially all of its assets related to the subject matter of this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any attempted assignment not in accordance with this Section 16.2 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

16.3

Rights in Bankruptcy. All licenses and rights to licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under Section 101(335A) of the Code. The Parties agree that each Party, as a licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code (such Party, the “Bankrupt Party”), the other Party shall be entitled to a complete duplicate of or complete access to (as the other Party deems appropriate), any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it: (i) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under clause (i), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party.

16.4

Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

16.5

Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to NGM, to:	NGM Biopharmaceuticals Inc. 630 Gateway Blvd, South San Francisco, CA 94080 Attention: Chief Executive Officer Facsimile No.: 650-583-1646

and:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attention: Barbara A. Kosacz Facsimile No.: 650-849-7400

if to Merck, to:	Merck Sharp & Dohme Corp. One Merck Drive P.O. Box 100 Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Facsimile No.: 908-735-1246

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

And	Merck Sharp & Dohme Corp. 2000 Galloping Hill Road Mail Stop K-15-352 Kenilworth, NJ 07033 Attention: VP, Transactions, Business Development & Licensing, MRL Facsimile No.: 908-740-3148

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) Business Day following the date of mailing, if sent by mail.

16.6	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the US without reference to any rules of conflict of laws.

16.7	Dispute Resolution.

16.7.1

The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, [*]

[*]

16.7.5

The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute [*]. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

16.7.6	As used in this Section, the term [*].

16.8

Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.

Notwithstanding anything to the contrary in the foregoing, the Parties agree, effective as of the Effective Date, that the mutual nondisclosure agreement between the Parties dated January 27, 2014, as amended (collectively, the “Prior CDA”), shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Prior CDA shall be subject to the confidentiality and non-use provisions of this Agreement as if made under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

16.9

Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

16.10

Independent Contractors. It is expressly agreed that NGM and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither NGM nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, that shall be binding on the other Party, without the prior written consent of the other Party.

16.11

Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

16.12

Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Law.

16.13

Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

16.14

Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (c) words using the singular shall include the plural, and vice versa; and (d) the words “include” or “including” shall be construed as incorporating “but not limited to” or “without limitation”.

16.15

Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

16.16

Counterparts. This Agreement may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.

16.17	HSR Act.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

16.17.1	Effective Date.

(a)

Each of Merck and NGM shall, within ten (10) Business Days after the Execution Date, file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, any HSR Filing required of it under the HSR Act with respect to the subject matter of this Agreement, which forms shall specifically request early termination of the initial HSR Act waiting period. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing. The Parties hereto commit to instruct their respective counsel to cooperate with each other and use good faith, diligent efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period, such good faith diligent efforts to include counsel’s undertaking: (i) to keep each other appropriately informed of communications received from and submitted to personnel of the reviewing antitrust authority; and (ii) to confer with each other regarding appropriate contacts with and response to personnel of the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice. Each Party will be responsible for its own costs, expenses and filing fees associated with any HSR Filing. In respect of any HSR Filing, each of Merck and NGM will use its good faith, diligent efforts to eliminate any concern on the part of any court or governmental authority regarding the legality of the proposed transaction, including cooperating in good faith with any government investigation and the prompt production of documents, information and witnesses requested in the course of such of any such investigation, including those contained in a Request for Additional Information and Documentary Materials (as that term is defined in the HSR Act), and to cause the Effective Date of this Agreement to occur as soon as practical, as provided in Section 16.17.2. Nothing in this Section shall require either Party to consent to the divestiture or other disposition of any of its or its Affiliates’ assets or to consent to any other structural or conduct remedy, and each Party and its Affiliates shall have no obligation to contest, administratively or in court, any ruling, order or other action of the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice or any Third Party respecting the transactions contemplated by this Agreement.

(b)

Except for the specific provisions expressly identified in Section 16.17(c), this Agreement shall not be effective until such time as the HSR Conditions are met. Immediately at the time when all the HSR Conditions are met, this Agreement shall be effective automatically in its entirety (such date the “Effective Date”).

(c)

Notwithstanding Section 16.17.2 and anything in this Agreement to the contrary, the following provisions of this Agreement shall be in full force and effect as of the Execution Date: Sections 4.8, 16.3, 16.4, 16.5 and 16.16 and Article 1 (Definitions) and Article 10 (Confidentiality and Publication).

(d)

In the event that the Effective Date has not occurred within one hundred eighty (180) days following the Execution Date, or such date as the Parties may mutually agree, this Agreement may be terminated by either Party on written notice to the other.

16.17.2

Merck Option Exercise. Prior to any exercise of any Merck Option pursuant to this Agreement, each of Merck and NGM shall make any necessary merger control filings under any applicable competition or antitrust laws, including pursuant to the HSR Act, with any applicable governmental authority and shall obtain the necessary approvals or clearances or the applicable waiting period shall have expired or been terminated (“Antitrust Approvals”); provided, however, that each of Merck and NGM shall cooperate as may be reasonably requested to ensure any such Antitrust Approvals are obtained.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

16.18

Other Activities. The Parties acknowledge that each of them may now or in the future engage in research, manufacturing, development or commercialization activities that utilize technologies similar to or involve products competitive with those contemplated by this Agreement. Except as may be expressly provided in Section 3.6 with respect to NGM and Merck, and Section 5.6 with respect to NGM, nothing in this Agreement, including any obligation to use Commercially Reasonable Efforts to Develop or Commercialize Optioned Compounds or Products or any restriction on the use of Confidential Information, shall create any obligation not to research, manufacture, develop or commercialize any product or any obligation to utilize a separate sales force for Products or Small Molecule Products. Neither Party shall be prevented from using any publicly available research results or other information (including any publicly available information of the other Party) to the same extent as Third Parties generally are legally permitted to do so. Each Party agrees to inform its key personnel assigned to perform activities hereunder of the limitations on use of Confidential Information contained in this Agreement, instruct such personnel to comply with such restrictions, and where appropriate, impose firewalls or other appropriate measures to minimize the potential for misuse of information. However, each Party has limited resources, and as a result it is anticipated that personnel assigned to activities hereunder may also participate in other activities that may utilize technologies similar to or involve products competitive with those contemplated by this Agreement. In particular, it is anticipated that personnel in sales, marketing, clinical and regulatory functions, regardless of level, will participate in multiple programs and that management personnel will by nature of their leadership positions participate in multiple programs.

16.19

Extension to Affiliates. Each Party shall have the right to extend the rights, licenses, immunities and obligations granted or imposed in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to such Party. Each Party shall remain fully liable for any acts or omissions, including financial liabilities, of such Affiliates. To the extent that this Agreement imposes obligations on any Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

MERCK SHARP & DOHME CORP.		NGM BIOPHARMACEUTICALS, INC.

BY:	/s/ Kenneth C. Frazier	BY:	/s/ William J. Rieflin
NAME:	Kenneth C. Frazier	NAME:	William J. Rieflin
TITLE:	Chairman, President and CEO	TITLE:	CEO

Signature Page to Research Collaboration, Product Development and License Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

EXHIBIT A

NP201 PATENTS

NGM Ref. No	Country / Region	Filing Date (Publn. Date)	Serial No. (Publn. No.)	Assignee	Status
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT B

NGM PATENTS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SCHEDULE 1.5

ADJUSTED NET SALES

It is the intent of the Parties that the Adjusted Net Sales resulting from, or Allowable Expenses incurred in connection with, the Commercialization of an NGM Optioned Product worldwide will be allocated to NGM to the extent of the NGM ANS Allocation. This Schedule sets forth the methodology for calculating such worldwide Adjusted Net Sales and Allowable Expenses for such NGM Optioned Product.

“Adjusted Net Sales” shall, with respect to each NGM Optioned Product and as incurred on an accrual basis in a given Calendar Quarter for such NGM Optioned Product, mean: [*].

As used in this Schedule, “Other Income” means [*].

The following definitions shall be utilized in calculating Allowable Expenses in each Calendar Quarter.

“Allowable Expenses” shall, with respect to such NGM Optioned Product, mean those expenses incurred for such NGM Optioned Product that are generally consistent with Merck’s Commercialization Plan and estimated budget for such product and are specifically attributable or allocable to such NGM Optioned Product in the Territory, and shall, with respect to such NGM Optioned Product, consist of the following, all as defined below:

[*]

“Additional Regulatory Costs” shall mean costs incurred: (i) [*]; and (ii) [*].

“Cost of Goods Sold” shall, with respect to each NGM Optioned Product, mean Merck’s Manufacturing Costs attributable to the manufacture of such NGM Optioned Product for sale in the U.S. and/or the cost of NGM Optioned Product manufactured by Third Parties, as and to the extent actually manufactured by Third Parties. Merck’s “Manufacturing Costs” shall consist of “US GAAP Standard Cost” and “Product Specific Manufacturing Variances” as defined below:

“US GAAP Standard Cost” shall mean, if applicable, the following with respect to such NGM Optioned Product:

[*]

The US GAAP Standard Cost will be established each Calendar Year for the upcoming year according to the forecast for requirements for such NGM Optioned Product.

“Testing Costs” shall mean: [*]

“Product Specific Manufacturing Variances” shall mean [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a) “Direct Marketing Expenses” shall mean [*]

Direct Marketing Expenses shall not include any Selling Expenses and the costs of activities that promote a Party’s business as a whole without being product specific (e.g., corporate image advertising).

“Distribution Expenses” shall, with respect to each NGM Optioned Product, mean costs incurred in connection with [*].

“Indirect Marketing Expenses” shall, with respect to each NGM Optioned Product, mean [*].

“License Fees” shall mean [*].

“Patent and Trademark Expenses” shall, with respect to each NGM Optioned Product, mean [*].

“Post-Approval Product Development Expenses” shall, with respect to each NGM Optioned Product, mean [*].

“Product Liability Losses” shall mean [*].

“Selling Expenses” shall mean: with respect to a NGM Optioned Product, [*].

Principles:

In calculating the Adjusted Net Sales the following principles shall apply:

1. There shall be no double counting of any costs or expenses or of any revenues, and to the extent a cost or expense has been included in one category or sub-category, it shall not be included in another; similarly, to the extent any revenue has been taken into account in one category or sub-category it shall not be taken into account in another.

2. When allocating costs and expenses under the Agreement, each Party shall utilize the same policies and principles as it utilizes consistently within its group and business units when making internal cost allocations.

3. To the extent an item of income or revenue is received by a Party or a cost or expense is incurred in a given Calendar Quarter by a Party, and can be demonstrated to be necessary and specifically and directly identifiable, attributable and allocable to the Commercialization or development of each NGM Optioned Product and is not otherwise accounted for in the calculation of Adjusted Net Sales, such Party shall credit such income or revenue and shall be permitted to charge such cost or expense to the Adjusted Net Sales.

4. To the extent any cost set forth in this Schedule has applicability to both the NGM Optioned Product and to any other product, a portion of such costs will be allocated by Merck to the NGM Optioned Product in good faith.

5. All costs and expenses shall be determined, and all calculations shall be made, in accordance with US GAAP, as applicable, and in consistency with Merck’s internal cost allocation practices used in connection with pharmaceutical products owned or controlled solely by Merck without requirement to share profits or significant royalties with any Third Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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If either Party in good faith believes that the methodology set forth herein does not accurately reflect the Adjusted Net Sales for a NGM Optioned Product, upon request of such Party, the Parties shall in good faith discuss such concerns and, if the Parties agree upon mutually acceptable revisions to the methodologies set forth herein, they shall amend this Schedule as appropriate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SCHEDULE 1.36

COLLABORATION TARGETS

NGM Code Number	Uniprot Accession Number
[*]	[*]

[*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SCHEDULE 1.136

NP201 RESEARCH PLAN

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SCHEDULE 7.8.4

TERMS FOR CO-DETAILING AGREEMENT

This Schedule sets forth some of the material terms and conditions that, together with the terms of Section 7.8 of the Agreement, the Parties presently contemplate will be incorporated into a Co-Detailing Agreement to be negotiated and entered into by the Parties for each NGM Optioned Product for which NGM exercises its Co-Detailing Option (each a “Co-Detailed Product” and, collectively, the “Co-Detailed Products”). Notwithstanding the foregoing, the Parties acknowledge that these Co-Detailing Terms are being proposed many years in advance of the identification of a Co-Detailed Product and many years before a Co-Detailing Agreement is put in place between them. Accordingly, these Co-Detailing Terms are subject to modification at the time a Co-Detailing Agreement is put in place in order to take into account Merck’s then current commercialization practices for such a Co-Detailed Product.

1)	Definitions

(a)	“Detail” means, with respect to [*].

(b)	“Detailing Effort” means, with respect [*].

[*] would be subject to the following: (a) [*]; and (b) [*] of the following: (1) [*]; (2) [*]; (3) [*]; and (4) [*].

(c)	“Target Healthcare Professional” means [*].

(d)	“Plan” means [*] and shall address: (i) [*]; (ii) [*]; (iii) [*]; (iv) [*]; (v) [*]; and (vi) [*].

2)	Co-Detailing Rights and Obligations; Plan.

(a)

General. NGM and Merck shall use a combined sales force to Detail each Co-Detailed Product, with NGM providing a sales force of sufficient size and experience necessary to provide Detailing to constitute no more than twenty-five percent (25%) of the Parties’ Detailing Effort in the Co-Detailing Territory and Merck providing all other Detailing in the Co-Detailing Territory, as determined by Merck. In the event that the NGM sales force is not of sufficient size to accomplish its Co-Detailing Effort as measured above, then Merck shall have the right to assume such shortfall of sales representatives, in accordance with Section 2(c) below. Each Party shall be responsible for ensuring that its sales representatives Detail each Co-Detailed Product in a manner consistent with the Plan for such Co-Detailed Product. Notwithstanding the foregoing, in performing their respective Detailing Effort obligations hereunder, except as expressly stated herein otherwise, each of the Parties agrees to: (i) use representatives with an experience profile appropriate for the target audience and sales effort role described in the Plan as reasonably determined by Merck; and (ii) provide its own sales management organization and infrastructure for its representatives. In addition, if Merck’s commercialization model changes such that it will no longer field a sales force in the U.S. for Detailing of such Co-Detailed Product, then NGM shall not have a right to Co-Detail such Co-Detailed Product and the Parties will discuss the possibility of NGM participating in such other activities for promotion of the Product in the Co-Detailing Territory at a similar level of participation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)

Term. The Parties’ activities under this Agreement relating to the Co-Detailing of a particular Co-Detailed Product in the Co-Detailing Territory shall remain in effect until the first to occur of the following: (i) the date that the Co-Detailed Product is no longer sold in the Co-Detailing Territory due to a permanent product withdrawal or recall; (ii) the mutual written agreement of both Parties to abandon such Co-Detailing; (iii) early termination of the Agreement with respect to such Co-Detailed Product; (iv) the total number of sales representatives required to Detail a particular Co-Detailed Product in the Co-Detailing Territory falls below [*]; or (v) Merck’s decision that it is no longer commercially reasonable to engage in Detailing of such Co-Detailed Product.

(c)	Annual Plan. [*] will develop and update annually the Plan for [*] shall set forth in the Plan the following: (i) [*]; (ii) [*]; and (iii) [*].

3)	Sales Force Matters.

(a)

Establishment; Early Deployment. Upon the exercise of its Co-Detailing Option with respect to the first NGM Option Product as to which it exercises such option, NGM will establish or have established (i) [*] of, as soon as reasonably possible, but no later than [*], and (ii) [*] of, as soon as reasonably possible, but no later than [*], its internal sales force of sales representatives responsible for Co-Detailing the Co-Detailed Product(s) to the relevant audience in the Co-Detailing Territory as set forth in the Plan (the “NGM Sales Force”). Merck understands and acknowledges that NGM may detail one or more pharmaceutical products in addition to the Co-Detailed Product(s); provided, however, such other products shall not be given primary positioning in any details or directly compete with the Co-Detailed Product(s), except as expressly provided in the Plan. To clarify, during the term of the Co-Detailing Agreement, the NGM Sales Force representatives (and the Merck sales representatives) that are used for Co-Detailing the Co-Detailing Product(s) shall not Detail any non-Co-Detailed Product that has approved labeling for use in the same indication(s) as a Co-Detailed Product or that directly competes with a Co-Detailing Product.

(b)

Resource Commitment. In the event of any decrease in the number of Details from the level set forth in the then-current Plan by more than [*], the Parties shall have [*] to implement such decrease. In the event of any increases in the number of Details by [*] from the level set forth in the then-current Plan, the Parties shall have [*] to implement any such increase. In connection with any such increase or decrease, the JCC shall amend the annual Plan accordingly.

(c)

NGM Sales Force Size; Launch Readiness. The NGM Sales Force shall be of sufficient size and level of experience necessary to Co-Detail the Product (either on a primary-detail-equivalent or sales FTE basis, or other method of determining the appropriate level of effort as reasonably determined by Merck) with Merck in the Co-Detailing Territory as set forth in the Plan and in the Co-Detailing Agreement. The JCC shall meet [*] prior to [*](the “Launch Readiness Meeting”), during which meeting NGM shall present to the JCC the number of sales representatives it has hired and the level of experience of such sales representatives that are ready for training for launch of the Co-Detailed Product. Unless the Parties agree to an alternative commercial ramp up strategy, in the event that NGM has not hired [*] or more of its sales representatives required under the Plan (the “Required Sales FTEs”) prior to [*] (such difference between the actual sales representatives hired by NGM (“Equivalent Sales FTEs”) and its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Required Sales FTEs, the “Sales Force Shortfall”), Merck shall have the right (but not the obligation) to supplement for such Sales Force Shortfall by providing its sales representatives, up to the number of such Sales Force Shortfall (the “Replaced Sales FTEs”), to promote the Co-Detailed Product in the Co-Detailing Territory. Unless otherwise agreed by the Parties, in such event of Merck fielding the Replaced Sales FTEs, the NGM share going forward of the Required Sales FTEs shall be equal to the Equivalent Sales FTEs; provided, however, that NGM may request to increase such then-current level back to the Required Sales FTEs upon [*] notice to Merck and upon Merck’s prior approval.

(d)

Qualifications. NGM will be solely responsible for recruiting, hiring and maintaining the NGM Sales Force in accordance with its then-standard procedures and the guidelines, if any, developed with input from the JCC, and shall have sole control over such sales force. Notwithstanding the foregoing, however, upon NGM’s reasonable request:

(i)	Merck will assist NGM in the establishment of a sales force by providing assistance in defining the desired profile, hiring criteria and recruiting programs for the NGM representatives;

(ii)	The Parties shall agree on the profile to be used for recruitment of representatives that is consistent with Merck’s standard business practices for each such Co-Detailed Product; and

(iii)

Merck, upon request of NGM, shall provide or make available to the NGM Sales Force representatives basic pharmaceutical sales training at a reasonable cost to NGM to be agreed upon by Merck and NGM at such time.

(e)	Product-Specific Training. [*] shall develop a training program for [*].

(f)

Use of Contract Sales Organizations. NGM may not employ a contract sales organization (“CSO”) to fulfill any of its detailing obligations in the Co-Detailing Territory without the prior consent of Merck; provided, however, that the consent of Merck is not required if NGM uses a CSO that is either: (a) at such time then utilized by Merck in connection with one or more other Merck products; or (b) otherwise approved by Merck, in each case to fulfill such detailing obligations in the Co-Detailing Territory to cover for normal course extended absences and turnover of NGM Sales Force representatives, including maternity leaves and the like; provided, further, that, in the event that a CSO is used under such circumstances, it shall be used for no less than [*] and no longer than [*] and of which the total amount of CSO representatives at any period may never exceed [*] of the total committed NGM sales force, or NGM may request that Merck provide such coverage.

(g)

Compensation Programs for Sales Representatives. Each Party shall be solely responsible for any compensation that is payable to its sales representatives. Each Party represents and warrants to the other Party that its compensation programs for its sales representatives do not, and will not, provide financial incentives that, to its knowledge, facilitate the promotion, sales, and marketing of the Co-Detailed Product in violation of Applicable Laws. Each Party agrees to include the Co-Detailed Product in its sales representatives’ bonus compensation programs, and which will be reviewed and modified as appropriate and as part of the Annual Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(h)	Target Healthcare Professionals; Field Assignments.

(i)

No later than September 1 of each year, the JCC shall discuss prospective accounts, segmentation, targeting and other promotional benchmarks and shall establish an annual detailing and targeting plan consistent with the terms of this Schedule and the Co-Detailing Agreement (“Target Call List”). Both Parties shall have full access to the Target Call List and modifications thereto. The Parties each shall provide input on the formulation of the Target Call List and the determination of the number of Details, and will give due consideration to all such input provided by other Party, in good faith.

(ii)

The JCC (or subcommittee thereof) shall equitably assign responsibility for Detailing by each Party’s sales representatives to Target Healthcare Professionals identified on the Target Call List consistent with the terms of this Schedule and the Co-Detailing Agreement.

(i)

Sales Effort Tracking; Audit Rights. NGM and Merck, through the JCC or any subcommittee thereof to which such matter is delegated, shall determine the appropriate methodology for tracking the sales efforts of NGM. NGM shall maintain written and/or electronic records of its sales efforts for the later of, a period of [*] from the date of performance or Applicable Law. Merck shall have the right to inspect such records of NGM to verify NGM’s sales effort reports provided to Merck under the Agreement. NGM shall make its records available for inspection by appropriate representatives of Merck during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Merck, solely to verify the accuracy of such statements. Such inspection right shall not be exercised more than once in any Calendar Year and shall not entitle Merck to review any sales related information with respect to products that are other than any Co-Detailed Product(s). All information concerning such statements, and all information learned in the course of any audit or inspection, shall be the confidential Information of NGM.

4)

Commercialization Efforts. NGM shall use Commercially Reasonable Efforts to execute its obligations under the Plan for each Co-Detailed Product, consistent with the applicable Commercialization budget, Detailing Efforts, Commercial Plan and in accordance with all Laws, and shall cooperate with Merck in carrying out such Plan.

5)	Promotional Materials and Standards.

(a)

In Detailing a Co-Detailed Product, the Parties shall maintain and adhere strictly to the approved labeling of the Co-Detailed Product, the approved marketing materials for the Co-Detailed Product, the Agreement and the Plan for such Co-Detailed Product. Only marketing materials and programs developed by Merck’s marketing team and approved via the Merck medical-legal review process in accordance with FDA regulations for the Co-Detailed Product in the Co-Detailing Territory shall be used. All promotional materials used by the Parties and all promotional activities relating to the Co-Detailed Product shall comply with all Applicable Laws and the Code of International Federation Pharmaceutical Manufacturer Association (“IFPMA”), including all FDA regulations regarding pharmaceutical marketing practices in the US. In addition, each Party shall insure that its representatives detail Co-Detailed Product in a fair and balanced manner consistent with all applicable legal, regulatory, professional and policy requirements, including all applicable Merck policies. Merck and NGM representatives shall not engage in any pre-marketing activities for a Co-Detailed Product prohibited by Applicable Laws and shall not promote any Co-Detailed Product for off-label uses. The Co-Detailed Product shall be Co-Detailed under a single trademark designated and owned by Merck (or its Related Party).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)

Merck shall identify to NGM the Person or Persons to whom NGM and its Affiliates shall refer all medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Co-Detailed Products in the United States that NGM and its Affiliates cannot readily answer by reference to the Promotional Materials or other product literature for the Co-Detailed Products. NGM shall use Commercially Reasonable Efforts to refer all such medical questions or inquiries to such identified Merck Person or Persons.

(c)

Prior to the NGM Sales Force being deployed to Co-Detail the Co-Detailed Products Merck shall provide to NGM a set of Merck’s standard operating procedures for responding promptly to medical questions or inquiries and product complaints in the Co-Detailing Territory from members of the medical and paramedical professions and consumers relating to the Co-Detailed Products. NGM shall cause the NGM Sales Force to comply with any Merck standard operating procedures regarding how to respond to medical questions or inquiries and complaints relating to the Co-Detailed Products in the Co-Detailing Territory. In addition, Merck shall train the NGM Sales Force as provided above on how to respond to such questions or inquiries.

(d)

Merck shall have the sole responsibility for investigating and reporting to Regulatory Authorities all adverse drug experiences for the Co-Detailed Products in accordance with Applicable Law. NGM shall have the responsibility for promptly forwarding to Merck, as reasonably instructed by Merck, any and all reports received by NGM of adverse drug experience for the Co-Detailed Products, which reports shall be investigated by Merck. NGM shall ensure that, in the Co- Detailing of the Co-Detailed Product, it will record, investigate, summarize, notify, report and review all adverse drug experiences in accordance with Applicable Law.

(e)

Merck shall promptly notify NGM of any material actions to be taken by Merck with respect to any recall or market withdrawal or other corrective action related to the Co-Detailed Products in the Co-Detailing Territory, which decision to recall, withdraw or take any other corrective action relating to the Co-Detailed Products shall be made by Merck in its sole discretion. At Merck’s request and expense, NGM shall provide reasonable assistance to Merck in conducting such recall, market withdrawal or other corrective action in the United States. In accordance with the foregoing, Merck shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Co-Detailed Products in the Co-Detailing Territory.

(f)

During the period that NGM is Co-Detailing the Co-Detailed Products, the Parties shall notify each other immediately of any circumstances of which they are aware and that could impair the integrity and reputation of the Co-Detailed Products or if a Party is threatened by the unlawful activity of any Third Party in relation to the Co-Detailed Products, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of the Co-Detailed Products by any Third Party as a means of extorting payment from the Parties or another Third Party. In any such circumstances, the Parties shall use Commercially Reasonable Efforts to limit any damage to the Parties and/or to the Co-Detailed Products, as applicable and according to a Pharmacoviligance Agreement attached to the Co-Detailing Agreement describing the collaboration. The Parties shall promptly call a meeting to discuss and resolve such circumstances.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6)	Supply and Returns.

(a)	If, for any reason, NGM receives orders for the Co-Detailed Products, NGM shall forward such orders to Merck (or if directed by Merck to Merck’s wholesalers) as soon as practicable.

(b)

Except as provided below, if any quantities of the Co-Detailed Products are returned to NGM, NGM shall immediately notify Merck and ship them to the facility and in a manner designated by Merck, with any reasonable or authorized shipping or other documented direct cost to be treated as an Allowable Expense, NGM shall destroy the Co-Detailed Products, and provide Merck with a written certification of such destruction, the cost of such destruction to be borne by Merck. NGM, at its option, may advise the customer who made the return that the Co-Detailed Products should have been returned to Merck, but shall take no other steps in respect of any return without the consent of Merck, such consent not to be unreasonably withheld, conditioned or delayed.

7)

Performance Criteria. The Parties shall agree on criteria for measuring NGM’s performance under the Co-Detailing Agreement, which shall be consistent with Merck’s standards for measuring the performance of Merck’s sales representatives promoting the Co-Detailed Product. In the event that NGM defaults on its Co-Detailing Efforts and obligations, NGM will have one Calendar Quarter to remedy its performance. In the event that NGM defaults on its Co-Detailing Efforts and obligations for two consecutive Calendar Quarters, and is unsuccessful in remedying the situation, Merck may unilaterally terminate the Co-Detailing Agreement

8)

Sales/Prescriber Data. Each Party shall be responsible for collecting and providing information about the Co-Detailed Product Detailing, which may include (for example) sales call activity and account profiling information. Each Party may use a Customer Relationship Management system of its choice, or by other means provide the information required to meet its obligations under this Section.

9)	Merck Policies. At such time as [*].

10)	Compliance. If required by [*].

11)

Miscellaneous. The Co-Detailing Agreement shall contain other provisions that Merck customarily uses in such agreements, including provisions for audits, record keeping, reporting, performance metrics, confidentiality, termination and, to the extent not already addressed in the Agreement, indemnification.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SCHEDULE 11.2

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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